UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2021

COLLECTABLE SPORTS ASSETS, LLC

(Exact name of issuer as specified in its charter)

Delaware	84-4533006
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

333 Westchester Ave., Suite W2100, White Plains, NY, 10604

(Full mailing address of principal executive offices)

(914) 372-7337
(Issuer’s telephone number, including area code)

www.collectable.com
(Issuer’s website)

(Securities issued pursuant to Regulation A)

In this Annual Report, references to “we,” “us,” “our,” “Collectable Sports Assets,” or the “Company” mean Collectable Sports Assets, LLC, a Delaware series limited liability company.

THIS ANNUAL REPORT MAY CONTAIN “FORWARD-LOOKING” STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD LOOKING STATEMENTS IN THIS REPORT INCLUDES INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND FORWARD-LOOKING INFORMATION GENERALLY CAN BE IDENTIFIED BY FORWARD-LOOKING TERMINOLOGY, SUCH AS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SUCH AS GENERAL ECONOMIC CONDITIONS AND THE MARKET FOR COLLECTABLE SPORTS MEMORABILIA. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE HEREBY EXPRESSLY DISCLAIM ANY INTENTION TO UPDATE ANY FORWARD-LOOKING INFORMATION CONTAINED IN THIS REPORT UNLESS REQUIRED BY LAW TO DO SO.

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Item 1. Description of Business

Overview

The Collectable sports memorabilia market, a multi-billion-dollar industry is characterized by: (i) a small number of collectors who have the financial means to acquire and financially benefit from blue-chip sports assets and (ii) a large number of sports memorabilia enthusiasts who have equivalent knowledge and passion for such assets, but with limited or no current mechanisms to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an asset class that, to date, they have passively watched deliver returns to a select group of individual collectors. Furthermore, those who can afford ownership of blue-chip Collectable Assets are often faced with purchasing barriers such as: high fees and minimums from auction houses and gatekeepers, lack of transparency from sellers or dealers, questionable authentication of items, asset hoarding by collectors, and even poor discoverability and filterability from established marketplaces. Simply put, the costs of investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth in this Asset Class remains largely inaccessible to most.

We believe that Collectable Sports Assets, LLC is the solution to this problem. In creating fractional ownership investment opportunities for Collectables, we aim to provide accessibility, enhanced security, increased socialization and community, and a fully regulated approach to memorabilia ownership.

We have targeted and plan continue to target the acquisition or consignment of sports Collectable Assets ranging in price anywhere from $10,000 to $20,000,000. Our mission is to democratize wealth accumulation within this asset class by providing access, liquidity and transparency within the class.

Market Opportunity

Collectable Sports Assets, LLC has focused and intends to predominantly focus on the blue-chip sports memorabilia niche. According to proprietary research and cross-referenced with study conducted by Charles River Ventures, the United States sports memorabilia market amounts to $5.4 billion annually, including total gross merchandise value (GMV) from eBay, independent auction houses, online retail venues, and other sources. Excluded in the calculation were anything relating to sports apparel or mass-produced sports items that may be confused with unique memorabilia. The calculation also does not include the value of modern sports cards, a conservative approach that may be amended due to the valuations of contemporary sports memorabilia stabilizing and improving in recent years.

As recently as 2017, the following statistics provided a view of the sports memorabilia breakdown:

●	eBay: $4.7 billion (87% of total sports memorabilia volume). eBay generated $84 billion in gross merchandise volume in 2017. Extrapolating data from their net revenue by geographic breakdown, we estimate that 43% of marketplace GMV came from the U.S. As such, we estimate the (GMV) of eBay’s U.S. marketplace is $36 billion in 2017. According to an academic study, sports memorabilia constitute 13% of all eBay sales and represents one of the company’s top five categories by transaction volume, according to an eBay report.

●	Online/Miscellaneous: $400 million (7% of total sports memorabilia volume). Quantifying the total sales volume of all private sales from retailers, hobby shops, trade shows, Craigslist and other small marketplaces is difficult; however, we can confidently assert the total from all the above would exceed the total sales of all independent auction houses, if only from the sheer volume of sellers in this category. For example, at the National Sports Collectors Convention, there are generally 30 dealers with booths for every one auction house represented on the floor. We conservatively set the total sales number at $400 million annually.

●	Independent Auction Houses: $290 million (5% of total sports memorabilia volume). There are roughly 100 auction houses specializing in sports specializing in sports memorabilia. Heritage Auctions is the largest in terms of annual sales, with $100 million in 2017, of which $63 million constituted auction sales and the balance flowing through private transactions. The next five biggest auction houses tracked through Collectable’s own data collection generated about $90 million in sales in 2017. We conservatively estimate the remaining 90 or so auction houses generate about $100 million total in sports memorabilia auction sales.

●	Auction House Private Sales: $62.5 million (1% of total sports memorabilia volume). The offline segment is nearly impossible to estimate because its sales data is not published anywhere, and there are few if any trade associations that track the data. However, using Heritage Auction House’s ratio of auctions-to-private sales as a reference point for the remaining auction houses (65% to 35%, or more conservatively 75% to 25%), we can estimate an additional $62.5 million in private sales conducted by the auction houses.

The Collectable sports memorabilia market is opaque and fragmented. We believe there is a significant opportunity for any company that can develop a platform to make the market more liquid and transparent for investors of all means and backgrounds, and thus increase participation in the asset class overall.

According to Forbes and Boxes CEO Richard Engel, there are over 200 million collectors of varying types worldwide, and 33% collectors either currently own or have previously owned at least one sports Collectable in their lifetimes. As such, the overall market on trading cards and sports memorabilia could reach 67 million people.

We expect the sports Collectables market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class and an increase in global wealth. We believe that the sports Collectables market is well-positioned to drive growth in the upcoming years.

Furthermore, demand for sports Collectables continues to accumulate. Despite deemed “the most populist of passion assets”, the bulk of the wealth in the industry centers around the domestic baby boomers. Yet, the sports Collectables industry continues to experience tailwinds from millennial and foreign buyers. According to the Wall Street Journal, millennial and members of Generation Z are attracted to sports memorabilia because their familiarity with sports makes collecting “more digestible as a passion and hobby.” Foreign buyers have been jumping into the market due to the proliferation and success of international sports stars, such as Yao Ming of China and Luka Doncic of Slovenia.

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and Collectables. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which are expected to continue to make these a more permanent component of investment strategies broadly.

Mission

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in the highest quality Collectable assets through a seamless investment experience.

Collectors and dealers interested in selling their sports memorabilia are expected to benefit from greater liquidity, lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting such assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

An investment in any series of LLC interests (a “Series”) issued by the Company represents an investment in that particular Series and, indirectly, in the sports Collectable asset owned by that series and does not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series. However, we expect that the operations of the Company, including the issuance of additional Series and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection through Premium Membership Programs that we intend to develop. We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Underlying Assets for the benefit of the Investors. The Company, with the support of the Manager and its affiliates, aims to provide:

●	Investors with access to the highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, although there can be no guarantee that an active secondary market will ever develop.

●	Asset Sellers with greater market transparency and pricing insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain equity positions in assets via the retention of equity interests in Offerings. It is our intention to develop methods by which we can “test the waters” as it pertains to pricing and demand for items in consideration, offering an additional layer of price discovery for sellers.

Competition

Although the Company’s business model is somewhat new to the memorabilia and Collectables industry, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as memorabilia and Collectables dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the memorabilia and Collectables industry, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Underlying Assets that the Company competes for. In addition, almost all these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also other start-up models around shared ownership of memorabilia and Collectables, developing in the industry, which will result in additional competition for Underlying Assets, including models which securitize ownership through the regulated securities market.

With the continued increase in popularity of the memorabilia and Collectables market, we expect competition for the Underlying Assets to intensify in future. Increased competition may lead to increased memorabilia and Collectables prices, which will increase the potential value appreciation that Interest Holders may be able to achieve by owning Interests in the Company’s Offerings and will increase the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, art or wine, who may decide to enter the memorabilia and Collectables as well.

Customers

We target the broader U.S. memorabilia and Collectables enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. Customers may browse the inventory of investable assets and read available content related to each IPO offering without investing. A customers of the Company may become an Investors in a Series by purchasing interests in that offering. As of the date of this filing, the Company has closed (8) eight Offerings in 2020 and (159) one hundred fifty-nine Offerings in 2021 and (52) fifty-two Offerings to date in 2022.

Manager

The Operating Agreement designates the “Manager”, CS Asset Manager, LLC as the managing member of the Company. CS Asset Manager, LLC is owned by Collectable Technologies, Inc. The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation. In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, or any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member. Holders of Interests in each Series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each Series. If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply.] The Operating Agreement and all amendments are filed (or incorporated by reference as exhibits to this report). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests. The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)	any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)	fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)	fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)	fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)	any indemnification payments;

(vi)	any and all insurance premiums or expenses incurred in connection with the Underlying Asset; and

(vii)	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager or Asset Manager has agreed to pay for all Operating Expenses incurred prior and post to the Closing of any of the Series. The Manager or Asset Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or Asset Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by the Underlying Asset related to such Series, and, or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that none of the Manager, or its affiliates, the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Manager or Asset Manager may be paid an annual Management Fee pursuant to the Asset Management Agreement. On applicable Offerings, the Manager may assess a Management Fee of approximately 1% and not more than 2% of the Carrying Value of the Collectable Asset. The Manager did not assess any management fees for 2021 but does intend to apply them for fiscal year 2022.

Asset Selection

Each of the assets that we offer will be sourced by our expert investment committee and will satisfactorily meet our four BASE criteria: Benchmarks, Authenticity, Significance, Earnings Potential. For each criterion, we will examine the following factors:

●	Benchmarks: realized prices at auction, sell-through rate indicators, if demand is expected to exceed supply.

●	Authenticity: reputable source, recently and reliably graded, certified authenticity.

●	Significance: importance to sports history, continued cultural relevance, collector and investor opinions, macro market trends.

●	Earnings Potential: Prospected appreciation, market momentum, liquidity, frequency of sales, purchase price and terms.

It is our objective to acquire a diverse collection of top tier sports Collectables. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential losses.

We anticipate that our Advisory Board will assist in the identification of memorabilia assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager or Asset Manager and in the future with the consultation of members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as value preservation potential. The Manager or Asset Manager, with guidance from the members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g., trading cards) and other related records. The Manager or Asset Manager, with guidance from members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors. The Manager or Asset Manager, with guidance from members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager or Asset Manager intends to seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Manager or Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. We aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional method in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1.	Consignment – the Company enters into an agreement with an Asset Seller to market an Underlying Asset. The owner of the Underlying Asset, the “consignor,” retains full ownership of the Underlying Asset until the related Series closes. Upon closing the Series, the consignor will be paid the consignment price established by the consignor.

2.	Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

3.	Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the closing of the offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the closing

In the case where an Underlying Asset is acquired prior to the launch or closing, as the case may be, of the offering process for the related Series, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, may be used, in whole or in part, to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Additional details on the acquisition method for each Underlying Asset can be found in the Offering Circulars of each respective Series.

Asset Liquidity

The Company intends to hold and manage all the assets indefinitely. In February of 2021, the Company launched secondary trading for Collectable Assets on the ATS platform of Templum Markets and DriveWealth, LLC. Liquidity for investors may be obtained through this platform, when available, offering investors live bids and offers during trading hours designed to match the US equity markets. Liquidity has also been obtained through outright purchases of the underlying asset to the Offering, effectively retiring the Offering from the Collectable platform. Should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager, with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Asset become obsolete (e.g., due to lack Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset. As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Underlying Assets of equivalent value and always as recommended by the Advisory Board.

Legal Proceedings

None of the Company, any Series, the Manager or Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

2021 was the Company’s first full year of Operations. The Company continued to acquire Assets to consign, and successfully closed escrow on (159) one hundred fifty-nine offerings, launched secondary trading capability for investors, and sold 13 assets off the platform.

The table below shows the series that have closed as of December 31, 2021.

Series Name	Asset Name	Escrow Close Date
#KAWHIBASKET	‘12 Prizm RC Basket PSA 10 - 30x	1/8/2021
#GIANNISRPA	2013 NT RPA PSA 9	1/8/2021
#DURANTCHROMEREFRACTORPSA10	Chrome Refractor RC PSA 10	1/11/2021
#MANTLE1952BOWMANPSA8	1952 Bowman PSA 8	1/12/2021
#CHAMBERLAINHSUNIFORM	‘54 High School Uniform	1/14/2021
#18-19BASKETBALLGROWTHBASKET	‘18-‘19 Prizm Silver PSA 10 Basket	1/15/2021
#MAHOMESEMERALDRPABGS9	‘17 Flawless RPA BGS 9	1/25/2021
#LEBRONBLACKREFRACTOR	‘03 Black Refractor BGS 9.5	1/28/2021
#MAGICBIRDDRJ	‘80 Topps Scoring Leader PSA 10	2/2/2021
#KOUFAX1955PSA8.5	1955 Topps #123 PSA 8.5	2/16/2021
#JORDAN85NIKEBASKET	50x ‘85 Nike Promo Basket	2/16/2021
#BRADYREEBOKFLAWLESS	‘19 Panini Flawless Veteran	2/16/2021
#BANKS1954PSA9	1954 Topps PSA 9	2/16/2021
#EMMITTSMITHMVPBASKET	Two MVP Trophies	2/16/2021
#1986WAX	1986 Fleer Basketball	2/16/2021
#ZIONRPABGS9	‘19-‘20 NT RPA BGS 9	2/16/2021
#TIGERPUTTER	Late 1990’s Tournament Used Putter	2/17/2021
#BRADYROOKIE	‘00 SP Auth. PSA 10	2/17/2021
#EMMITTSMITH10KJERSEY	10K Yard Rushing Full Uniform	2/22/2021
#COBBMINTE98	1910 E98 Card PSA Gem Mint 10	2/22/2021
#JORDANROOKIEJERSEY	Game Worn & Signed Rookie Jersey	3/1/2021
#UNITAS1965JERSEY	1965 Game Worn Baltimore Colts Jersey	3/9/2021
#MANTLE1952TOPPSPSA8	1952 Topps #311 PSA 8	3/9/2021
#2000PLAYOFFCONTENDERSWAX	Factory Sealed Hobby Box	3/10/2021
#GIANNISGOLDIMMACULATE	‘13-‘14 Immaculate Gold BGS 9	3/15/2021
#MOOKIEBETTSGLOVE	‘18 Gold Glove & MVP Season Glove	3/17/2021
#DONCICBLUEPSA10	‘18-‘19 Prizm Blue Refractor PSA 10	3/22/2021
#TIGERSIFORKIDS	‘96 SI For Kids PSA 10	3/22/2021
#GLEYBERTORRESORANGE9.5	‘15 Bowman Chrome Orange Refractor RC BGS 9.5	3/25/2021
#TATUMFLAWLESS10	‘17 Panini Flawless RPA PSA 10	3/30/2021
#TEDWILLIAMS1939PLAYBALL	1939 Play Ball RC PSA 8	3/30/2021
#MAGICBIRDDRJPSA8BASKET	1980 Scoring Leaders Basket - 2x	4/1/2021
#TRAEYOUNGFLAWLESSBGS9	‘18 Flawless RPA BGS 9	4/1/2021
#MAYS1951PHOTO	1951 Bowman Original Photo	4/1/2021
#DWADEULTIMATE	‘03 Ultimate Auto RC BGS 10	4/2/2021
#ACUNAGOLD9.5	‘17 Gold Refractor BGS 9.5	4/8/2021
#BRADYPLAYOFFCONTENDERSBASKET	2x ‘00 Playoff Contenders BGS 9	4/8/2021
#GRETZKYOPEECHEE1979	1979 O-Pee-Chee PSA 9	4/8/2021
#COBBVINTAGET206PHOTO	T206 Original Photo c1910	4/9/2021
#MAYS1960PSA9	1960 Topps PSA 9	4/12/2021
#WILTCHAMBERLAIN61PSA9	1961 Fleer Rookie Card PSA 9	4/14/2021
#BETTSBLUEREFRACTORBASKET	‘14 Blue Refractor Basket - 2x	4/15/2021
#SEAGERORANGEREFRACTORBASKET	Orange Refractor RC Basket - 2x	4/15/2021
#LEBRONMELOWADETRIORC	‘03 Fleer Crystal Trio RC PSA 10	4/15/2021
#1969TOPPSBASKETBALLSET	Complete Set - 8.995 GPA	4/16/2021
#FRANKROBINSON1957PSA9BASKET	‘57 Topps Rookie Card Basket - 2x	4/21/2021
#MONTANARCPSA10	‘81 Topps PSA 10	4/21/2021
#LEBRONEMBLEMSOFENDORSEMENT	‘04 Exquisite Emblems of Endorsement BGS 9	4/23/2021

#MANTLE1956PSA8BASKET	2x 1956 Topps PSA NM-MT 8	4/26/2021
#CROSBYTHECUPBASKET	The Cup RC Basket BGS 9.5 & BGS 9	4/28/2021
#AARON1954PSA8.5	‘54 Topps RC PSA 8.5	4/28/2021
#OVECHKINTHECUPBGS8.5	‘05-‘06 The Cup RPA BGS 8.5	4/29/2021
#MESSIROOKIEBASKET	Rookie Card Basket	4/30/2021
#RODGERSPLAYOFFCONTENDERSGREEN	‘05 Playoff Contenders RC PSA 8	5/3/2021
#JOSHALLENGOLDBGS9.5	‘18 Gold Refractor BGS 9.5	5/6/2021
#MAYS1959PSA9BASKET	‘59 Topps Basket PSA 9 - 2x	5/6/2021
#ANDRETHEGIANT	Game Used Jockstrap	5/6/2021
#MARINOMANNINGFAVREJERSEYS	Game Used Jersey Basket	5/7/2021
#CURRYRPABGS9.5	‘09 NT RPA BGS 9.5	5/12/2021
#TIGERSPAUTHENTICBGS9.5	‘01 SP Authentic BGS 9.5	5/13/2021
#YASTRZEMSKIRC9BASKET	‘60 Rookie Card Basket - 2x	5/17/2021
#MANTLE1968PSA9BASKET	1968 Topps PSA 9 Basket - 2X	5/17/2021
#ELWAY1984ROOKIECARDPSA10BASKET	1984 Topps RC Basket PSA 10 - 2X	5/17/2021
#JETERFOILRCBASKETBGS9.5	1993 SP FOIL RC Basket BGS 9.5	5/17/2021
#GARYCARTER1975PSA10BASKET	‘75 Topps & OPC RC Basket - 2X	5/18/2021
#ANDRE&HULKWRESTLINGBASKET	Wrestle Mania Basket	5/18/2021
#MLBHALLOFFAMEBASEBALL	11 Original Inductees Signed Ball	5/18/2021
#JORDANSIGNEDPROFESSIONALBAT	‘94 Game Used & Signed Bat	5/19/2021
#TATISBOWMANBLACKLABEL	‘16 Bowman Blue Refractor BGS 10	5/20/2021
#CLEMENTEWHITE&GRAYBASKET	‘56 Topps Basket PSA 9 - 2X	5/24/2021
#MAYS1951BOWMAN7	1951 Bowman PSA 7	5/26/2021
#LEBRONULTIMATE	‘03 Ultimate BGS 9.5	5/26/2021
#BETTSGOLDREFRACTORBASKET	‘14 Gold Refractor Basket BGS 9.5	5/26/2021
#TYSONRCBGS9BASKET	Supersport RC Basket BGS 9 - 2X	5/26/2021
#MIKANRCPHOTO	‘48 Bowman RC Original Photo	5/26/2021
#KOUFAX55PSA9	1955 Topps Rookie Card PSA 9	5/26/2021
#RUTH33GOUDEYSGC8	1933 Goudey #144 SGC 8	5/27/2021
#MAYS1956GRAYPSA9	‘56 Topps Gray Back PSA 9	5/27/2021
#JORDANEXQUISITEBGS8	‘07-‘08 Exquisite Collection BGS 8	6/1/2021
#MAHOMESIMMACULATE1OF1	‘17 Panini Immaculate 1/1	6/1/2021
#MANTLE54BOWMANBASKET	1954 Bowman PSA 8 Basket - 3x	6/3/2021
#DEVERSSUPERFRACTOR	‘15 Bowman Chrome Superfractor	6/4/2021
#MAHOMESNT8.5	‘17-‘18 National Treasures RPA	6/4/2021
#MAGICBIRDLOGOMAN	‘04-‘05 Dual Logoman BGS 9	6/4/2021
#1964KOUFAXJERSEY	‘64-65 Game Used Dodgers Jersey	6/4/2021
#MESSIMEGACRACKS#71PSA9	‘04 Panini Sports Mega Cracks #71 PSA 9	6/8/2021
#CLEMENTE1955PSA8	1955 Topps PSA 8	6/8/2021
#OZZIESMITHRCBGS9.5	1979 Topps BVG 9.5 Rookie Card	6/8/2021
#CHAMBERLAINPHILAJERSEY59-60	‘59-‘60 Rookie Home Full Uniform	6/9/2021
#RICKEYHENDERSONRCPSA10	1980 Topps RC PSA10	6/10/2021
#JORDANLEBRONSIGNOFTHETIMES	‘05-‘06 Sign of the Times Dual	6/14/2021
#DIMAGGIO1933BAT	1933 Game Used Bat - Earliest Known PSA Bat	6/17/2021
#JOKICREFRACTOR1OF1	‘15-‘16 Prizms Power RC BGS 9.5	6/18/2021
#MANTLE1960PSA9	1960 Topps #350 PSA 9	6/25/2021
#MAYS1952PSA8	1952 Topps PSA 8	6/25/2021
#KOBEREEBOKIVERSONRETROS	Game Worn & Signed 1/1 Sneakers	7/7/2021
#TRAEYOUNGFLAWLESSGREENBGS9	‘18-‘19 Flawless Green BGS 9	7/8/2021
#LEBRONMELODUALLOGOMAN	‘04-‘05 Dual NBA Logoman BGS 9 - 1 of 1	7/8/2021
#MPJCHAMPIONSHIPTICKET	‘18-‘19 Championship Ticket Auto BGS 9 (#1/1)	7/9/2021
#LUKAROOKIEJERSEY	Rookie Game Worn Jersey - 9 games	7/13/2021
#DONOVANMITCHELLNT9.5	‘17-‘18 NT RPA BGS 9.5	7/20/2021
#LUKAWHITESPARKLE	‘18 White Sparkle PSA 9 - 1/1	7/23/2021
#JORDANLEBRONMAGICTRIPLESIGS	‘05-‘06 Triple Authentic Signatures BGS 9.5	8/5/2021
#ACUNABOWMAN10BASKET	‘17 Bowman Basket BGS 10 - 4X	8/9/2021

#THEROCKBUMBLEBEEPSA10	‘94 Miami/Bumble Bee Perforated PSA 10	8/10/2021
#ALIROOKIECARDBVG8	‘60 Hemmets Journal Rookie Card BVG 8	8/10/2021
#JORDANMAGICLEBRONTRIPLEAUTOJERSEY	‘07-‘08 Exquisite Triple Jersey Patch Auto /3 BGS 9	8/11/2021
#03TOPPSCHROMEWAX	Factory Sealed Unopened Box	8/12/2021
#SADAHARUOHBAT	Japanese & English Signed Game Used Bat - PSA/DNA 10	8/12/2021
#BRADYBOWMAN10	2000 Bowman Chrome BGS 10 Pristine	8/12/2021
#SERENA03NETPROPSA10BASKET	‘03 NetPro Elite 2000 PSA 10 Basket - 2X	8/12/2021
#CLEMENTE65-68BAT	‘65-‘68 Game Used H&B Bat - PSA/DNA GU 9	8/13/2021
#ZIONPRIZMSBLUEBGS10	2019 Panini Prizm Blue Refractor BGS 10	8/17/2021
#03EXQUISITEBOX	Sealed Hobby Box	8/23/2021
#FRANKROBINSON500HRBAT	Historic 500th Home Run Bat	8/31/2021
#MANTLE1953TOPPS8	1953 Topps PSA 8	9/7/2021
#1909E95SGCSET	1909 Philadelphia Caramel E95 Set	9/7/2021
#SATCHELPAIGE48LEAFSGC30	1948-49 Leaf SGC 30 (PWCC-A)	9/7/2021
#RUTH1914BALTIMORENEWSSGC3	1914 Baltimore News SGC 3	9/23/2021
#JACKIEROBINSON53TOPPS8	1953 Topps #1 PSA 8	9/23/2021
#KEVINDURANTHSJERSEY	‘05-‘06 Montrose Christian High School Jersey - Photomatched	9/23/2021
#JIMMIEFOXX1938BAT	‘36-‘37 Game Used & Signed Bat - PSA/DNA 9.5	9/23/2021
#TIMDUNCANPMGGREEN	‘97-‘98 Precious Metal Gems - BGS 8	9/23/2021
#KOBEFINALSEASONSNEAKERS	Final Season Game Worn Sneakers vs. Spurs	9/23/2021
#MIKAN48BOWMANPSA7	1948 Bowman #69 PSA 7	9/23/2021
#UNITASPSA8	1957 Topps #138 PSA 8	9/23/2021
#ERLINGHAALANDPSA10BASKET	‘19 Topps Chrome Bundesliga PSA 10 Basket - 10x	9/27/2021
#JUSTINHERBERTHIDDENTREASURERPA	‘20 National Treasures Hidden Treasures RPA /5 BGS 9	9/27/2021
#TREVORLAWRENCELEAFBASKET	‘21 Leaf Pro Set SGC Gold Basket - 20x	9/27/2021
#KOBEBRYANTFIRSTWHITE#24JERSEY	Debut White #24 Jersey - Scoring Title Season	9/30/2021
#48LEAFRUTHSGC8	1948 Leaf Babe Ruth SGC 8 (PWCC-A)	9/30/2021
#KOBEBRYANTROYALBLUEJORDANSNEAKERS	Game Worn French Blue Jordan 12 Retro Sneakers	9/30/2021
#MARIS58TOPPSPSA9	1958 Topps RC PSA 9	9/30/2021
#MANTLE1964TOPPS9	1964 Topps PSA 9	9/30/2021
#LEBRONBLACKDIAMOND	‘03-04 UD Black Diamond Rainbow /10 BGS 9.5	9/30/2021
#PEYTONMANNINGMVPHELMET	‘03-‘04 MVP Season Worn Helmet - Photomatched	10/1/2021
#KOBEBRYANTROOKIESNEAKERS	‘96 Rookie Game Worn & Signed Sneakers	10/1/2021
#CHRISBOSHGAMEWORNRAPTORSSNEAKERS	‘06-‘07 Air Force 25 Game Worn Sneakers - Signed	10/19/2021
#PAULPIERCE2010ASGJERSEY	2010 All Star Game Jersey - Photomatched	10/19/2021
#MAYWEATHERRCPSA10	1997 Brown’s Boxing PSA 10	10/20/2021
#JACKIELEAF3.5	1948 Leaf #79 PSA 3.5 PWCC-E	10/25/2021
#TROUTFINESTSUPERFRACTOR	‘11 Finest Superfractor 1/1	10/25/2021
#MANTLE1957TOPPSPSA8.5	1957 Topps #95 PSA 8.5 NM-MT+	10/25/2021
#ORANGEDOMINGUEZ	‘20 Bowman Chrome Orange Refractor BGS 9.5	10/26/2021
#LBJEXQUISITE	‘03 Exquisite RPA /99 BGS 8.5	10/28/2021
#MANTLE1966TOPPSPSA9BASKET	1966 Topps #50 PSA 9 Basket - 2x	11/1/2021
#GIANNIS48POINTGAMESNEAKERS	‘19 48-point Game Used and Signed Sneakers	11/1/2021
#NEGROLEAGUELEGENDARYCUTSBASKET	Signed & Rare Negro League Basket	11/1/2021
#LEBRONMELOBOSH2008TRIPLELOGOMAN	‘08 UD Exquisite Triple Logoman 1/1	11/1/2021
#CHICAGOBULLSDYNASTYHARDWOOD	‘95-‘98 Bulls Bench Game Used Hardwood Floor	11/3/2021
#JACKIEROBINSON1952TOPPSPSA8.5	1952 Topps #312 PSA 8.5	11/3/2021
#CRISTIANORONALDORC1OF1	‘14 Panini Prizm World Cup Signatures BGS 9	11/8/2021
#MAHOMESNT1OF1	‘17 National Treasures ‘Laundry Tag’ RPA - 1 of 1	11/16/2021
#MANTLE1953BOWMAN8BASKET	1953 Bowman PSA 8 Basket - 2x	11/18/2021
#BRADYCHAMPIONSHIPTICKET	‘00 Playoff Contenders Championship Ticket / 100 BGS 8.5	11/23/2021
#STEPHCURRYSNEAKERS	‘12-‘13 Nike Player Exclusive Game Worn Sneakers - 8 games	11/29/2021
#EDDIEPLANKT206PSA4	1909-1911 T206 Sweet Caporal PSA 4	11/30/2021
#MAHOMESBRONZEBASKET	‘17 Prizm Bronze Stars /6 Basket BGS 9 (2x)	11/30/2021
#MICHAELPORTERJRBASKET	‘18 Fast Break Black BGS 9.5 & Pink Pulsar PSA 10	11/30/2021

The table below shows the series that have closed escrow in 2022, as of this filing.

Series Name	Asset Name	Escrow Close Date
#ALKALINE1954TOPPSPSA9	1954 Topps #201 PSA Mint 9	1/4/2022
#HARMONKILLEBREW1955TOPPSPSA9	1955 Topps #124 PSA Mint 9	1/4/2022
#1959TOPPSBASEBALLSET	1959 Topps Baseball Set - PSA 8’s with 9 variations	1/6/2022
#GRETZKY1979TOPPS9	1979 Topps PSA 9	1/6/2022
#ALEXRODRIGUEZ09WSUNIFORM	‘09 World Series Full Uniform - Signed & Inscribed	1/6/2022
#JORDAN86FLEERBGS9.5BASKET	1986 Fleer BGS 9.5 Basket - 2x	1/6/2022
#SHOELESSJOEJACKSON1915PSA8	1915 M101-5 Sporting News NM-MT 8 (OC)	1/6/2022
#KOBEBRYANT2001WARMUPJACKET	1st Ring Ceremony & NBA Finals Game Worn Jacket	1/28/2022
#KAREEMPOINTSRECORDBALL	NBA Record 38387 Point Ball - Signed & Inscribed	2/3/2022
#LOUGEHRIGRCPHOTO	1925 Exhibit Image - Type III Photo	2/7/2022
#SANDYKOUFAX1956TOPPSGRAYBACKPSA9	1956 Topps Gray Back PSA 9	2/14/2022
#LBJKOBETOPPSBASKET	Topps Rookie Card Basket - BGS Pristine	2/14/2022
#RONALDO2003PANINIMEGACRAQUESPSA10	‘03 Panini Mega Craques RC #137 PSA 10	2/16/2022
#OTTOGRAHAM1950BOWMANPSA9	1950 Bowman PSA 9	2/18/2022
#KOBELEBRONJORDANMAGICQUADAUTO	2007 Upper Deck Black Quad Auto /10 BGS 7	2/28/2022
#BOBBYORRBRUINSJERSEY	‘70-‘71 Boston Bruins Photomatched Jersey	2/28/2022
#MARINO1984ROOKIECARDBGS10BASKET	1984 Topps RC Basket BGS 10 Pristine - 2X	3/3/2022
#NTBBALLWAXBUNDLE	Basketball Sealed Case Collection - 3X	3/5/2022
#BABERUTHBOWSOUTPHOTO	Babe Bows Out “Pulitzer Prize Winning Type 1 Photo”	3/7/2022
#OSCARROBERTSONCINCINNATIROYALSJERSEY	‘60-‘62 Rookie Cincinnati Royals Jersey - Mears A10	3/8/2022
#BRADY2000SPXSPECTRUMBGS9.5	2000 SPx Spectrum RC BGS 9.5	3/9/2022
#BRADYDEBUTTICKET	2000 NFL Debut Full Ticket - PSA NM 7	3/9/2022
#LUKADONCICGUROOKIESNEAKERS	‘19 Game Worn Signed Sneakers - Photomatched to 5 Games	3/22/2022
#WARRENSPAHN1948LEAFPSA9	1948 Leaf #32 PSA 9	3/22/2022
#MLBALLSTARGAMETICKETRUNCOLLECTION	1933-2019 MLB ASG Ticket Basket - PSA Graded	3/30/2022
#ROYCAMPANELLA1949BOWMANPSA9	1949 Bowman #84 PSA 9	3/31/2022
#MANTLE1965TOPPS9	1965 Topps #350 PSA 9	3/31/2022
#WILTCHAMBERLAIN1961FLEERRCPSA9	1961 Fleer Rookie Card PSA 9	4/1/2022
#MANTLE52TOPPSPSA7	1952 Topps #311 PSA 7	4/2/2022
#DAVEBINGSIGNED50GREATESTNBAPLAYERSLITHOGRAPH	1/1 Exclusive Player Edition - Dave Bing	4/4/2022
#KOUFAXPSA8	1955 Topps #123 PSA 8	4/6/2022
#JORDANFLEER86SGC10	1986 Fleer #57 SGC 10	4/6/2022
#OVECHKINSPAUTHBASKET9.5	‘05-‘06 SP Authentic #190 BGS 9.5 Basket - 2X	4/6/2022
#JORDANEXQUISITE8.5FLASHBACK	‘09 Exquisite Rookie Flashback Patch Auto /23 #78A BGS 8.5	4/6/2022
#LEBRONCREDENTIALS	2003 Fleer E-X Essential Credentials Now RC /102 MBA BGS 9.5	4/6/2022
#MANTLE1967TOPPS9	1967 Topps #150 PSA 9 - PWCC A	4/6/2022
#HONUSWAGNER1910PSA5	1910 Tip Top Bread PSA 5	4/7/2022
#LEBRONROOKIESHOES	AZG Rookie Game Worn Sneakers - Photomatched to 3 Games	4/7/2022
#MAGICBIRDDRJ1980PSA9	1980 Scoring Leaders PSA 9	4/7/2022
#AARONDECADEBASKET	‘61 to‘71 Topps Basket - 9’s and 8.5’s	4/7/2022
#GRIFFEY89UPPERDECKSGCGOLD	1989 Upper Deck #1 Rookie Card SGC 10 Pristine Gold Label	4/7/2022
#PAULMOLITOR1978TOPPSPSA10	1978 Topps Rookie Shortstops PSA 10	4/11/2022
#NOLANRYAN1968MILTONBRADLEYPSA9	68 Milton Bradley PSA 9 Rookie	4/11/2022
#CROSBYWINTERCLASSICSKATES	10-11 Game Worn & Signed Winter Classic Skates - Photomatched	4/15/2022
#RONALDO2002PANINIFUTEBOLSTICKERSPSA10	‘02 Panini Portugal Stickers RC #306 PSA10	4/18/2022
#CASSIUSCLAYLISTONUPITYPE1	65 Original Type I Photo	4/21/2022
#KOBEBLACKHISTORYMONTHFINALSEASONSHOES	16 Game Worn Black History Month Sneakers - Photomatched	4/25/2022
#NADALNETPROGLOSSY	03 NetPro Elite Glossy PSA 10	4/25/2022
#MANTLEDEBUTSTUB	MLB Debut Ticket Stub | 1951 Opening Day	4/26/2022
#YAODUNCANDIRKTRIPLELOGOMAN	‘06-‘07 Exquisite Triple Logoman 1/1	4/26/2022
#EMBIIDFIRST50POINTGAMEJERSEY	21 50-Point Game Worn Jersey - Photomatched	4/27/2022
#MANTLE1969TOPPS9	1969 Topps #500 PSA 9	4/27/2022

Impaired Assets

The Manager annually evaluates each asset’s carrying value compared to the current market value of the asset to determine if an adjustment is needed to be recorded, in accordance with the accounting principles generally accepted in the United States of America

The following table sets forth (10) ten Series which met the criteria for impairment and have recorded an impairment loss totaling $190,891.29.

Series Name	Impairment of Asset
#KAWHIBASKET	$11,131
#JETERFOILRCBASKETBGS9.5	$29,978
#MESSIROOKIEBASKET	$17,741
#JORDANSIGNEDPROFESSIONALBAT	$10,271
#EMMITTSMITHMVPBASKET	$24,283
#GLEYBERTORRESORANGE9.5	$669
#MAHOMESNT8.5	$32,641
#ZIONRPABGS9	$21,594
#TATISBOWMANBLACKLABEL	$22,135
#CLEMENTEWHITE&GRAYBASKET	$20,448
Total	$190,891

User Base

The success of the public offerings to date has led to a greater-than-expected supply of items to be consigned on the platform. Additionally, since launching, the registered user-base exceeds 60,000 users, with over 9,000 having participated in at least one offering.

Financial Obligations

The company has no outstanding lines of credit. However, there exists obligations to CTI for monies paid on behalf of the Company. These liabilities are adequately covered by monies currently held in escrow awaiting final closing.

Future Prospects

There are a few factors that could impact our operating results going forward including the Manager’s ability to:

˗	continue to source high quality collectable assets to securitize;

˗	market the Platform and the individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

˗	continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company;

˗	develop or partner with registered Dealer infrastructure for Securities transactions.

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Operating Results

2021 was the Company’s first full year of Operations. The Company continued to acquire Assets to consign, and successfully closed escrow on (159) one hundred fifty-nine offerings, launched secondary trading capability for investors, and sold 13 assets off the platform.

The Company sold thirteen (13) Underlying Assets held for sale for a price of $5,861,500 and a Net Gain on Sale of Assets of $1,699,239 during the period ended December 31, 2021

Series Name	Sales Price	Cost Basis	Net Gain
#MAGICBIRDDRJ	$720,000	$351,420	$368,580
#KOUFAX1955PSA8.5	$100,000	$35,380	$64,620
#WILTCHAMBERLAIN61PSA9	$350,000	$205,102	$144,898
#JORDAN85NIKEBASKET	$203,000	$139,018	$63,982
#MANTLEMINT1953	$3,100,000	$2,488,000	$612,000
#BRADYREEBOKFLAWLESS	$70,000	$46,564	$23,436
#DEVERSSUPERFRACTOR	$78,500	$34,720	$43,780
#MAYS1951PHOTO	$65,000	$51,144	$13,856
#FRANKROBINSON500HRBAT	$200,000	$172,429	$27,571
#RODGERSPLAYOFFCONTENDERSGREEN	$30,000	$18,864	$11,136
#STEPHCURRYSNEAKERS	$110,000	$80,020	$29,980
#OVECHKINTHECUPBGS8.5	$55,000	$40,110	$14,890
#CURRYRPABGS9.5	$780,000	$499,490	$280,510
Total	$5,861,500	$4,162,261	$1,699,239

Operating Capital

Management considers operating capital on hand to be sufficient for the current growth plans, however we recognize the need for continued outside investment to accelerate and expand growth in 2022 and beyond.

Common Management

The CEO of the Company, Collectable Sports Assets, LLC is also the CEO of the Manager, CS Asset Manager, LLC. Due to the Company having common management, there cannot be any arms length transactions between the Company, Collectable Sports Assets, LLC the Manager, CS Asset Manager, LLC.

No Arms Length Transactions

The cannot be any arms length transactions between the Company, Collectable Sports Assets, LLC the Manager, CS Asset Manager, LLC.

Item 3. Directors and Officers

The following individuals constitute the Board of Directors, executive management and significant employees of the Collectable Technologies, Inc., the sole members of the Manager or Asset Manager:

Name	Age	Position	Term of Office (Beginning)	FT or PT Hours/week	Compensation Cash ($)	Compensation Stock ($)	Compensation Total ($)
Jason Epstein	47	Founder, President	01/2020	30 hours a week	$-	$45,000	$45,000
Ezra Levine	34	CEO	01/2020	Full time	$200,000	$-	$200,000
Jarod Winters	51	CFO	03/2021	Full time	$200,000	$-	$200,000

Background of Officers of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Jason Epstein. Mr. Epstein is a serial entrepreneur and co-founder of Collectable Technologies, Inc. (successor to the assets and liabilities of Collectable.com, Inc.), the ultimate parent organization to Collectable Sports Assets, LLC and the Manager. The collectable application provides sports collectors access to historical auction pricing and real-time data on current auctions. With over 2 million historical sales dating back to 1999 and over two dozen auction house customers, we believe that Collectable publishes one of the broadest and most comprehensive data set of historical prices and active auction listings in the industry.

Ezra Levine. Mr. Levine is a seasoned public and private markets investor and operator. Mr. Levine has served as the Chief Strategy Officer and Chief Financial Officer of The Spring League, the premier developmental league and scouting event for professional football talent since 2017. He also served as Portfolio Manager at Hilltop Park Associates, a hedge fund, managing investments in the Sports, Media, Entertainment and Consumer industries. He also has served as an advisor and consultant to numerous businesses. He holds a B.A. from the University of Michigan in American Studies and an MBA from NYU Stern School of Business with a concentration in General Management and Finance.

Jarod Winters. Mr. Winters is a capital markets executive focused on alternative asset management. Prior to Collectable, he served in roles such as Chief Operating Officer and Chief Compliance Officer of Sunrise Capital Partners, a hedge fund, Head of Product Specialists at Wells Fargo Prime Services, and Managing Director of Operations at ESP Technologies. He holds a BA and MBA from the University of Texas at Austin.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

Compensation of Directors and Executive Officers

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from our manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager or Asset Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other offerings (e.g., Offering Expenses and Acquisition Expenses), additionally, the Manager or Asset Manager may receive Sourcing Fees in connection with the sale of an underlying Asset of the Platform.

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During 2021, the Manager received $696,926 in Sourcing Fees for (159) one hundred fifty-nine Series that were closed. During 2021, the manager also received 142,713 shares in non-cash compensation with a value of $1,187,183. The following table sets forth the cash and non-cash sourcing fees generated in 2021.

Series	# of Shares	Non-Cash Equity	Cash Sourcing Fees	Total Cash and Non-Cash Sourcing Fees
#1909E95SGCSet	360	$1,800	$900	$2,700
#48LeafRuthSGC8	450	$2,250	$2,250	$4,500
#ChrisBoshGameWornRaptorsSneakers	270	$1,350	-	$1,350
#ERLINGHAALANDPSA10BASKET	156	$1,560	-	$1,560
#Giannis48PointGameSneakers	240	$1,200	$800	$2,000
#JackieLeaf35	840	$4,200	-	$4,200
#JackieRobinson53Topps8	1,000	$5,000	-	$5,000
#JimmieFoxx1938Bat	510	$5,100	$3,400	$8,500
#JustinHerbertHiddenTreasureRPA	770	$3,850	$1,650	$5,500
#KevinDurantHSJersey	800	$8,000	$12,000	$20,000
#KobeBryantFirstWhite24Jersey	4,140	$20,700	$11,700	$32,400
#KobeBryantRookieSneakers	600	$6,000	$6,000	$12,000
#KobeBryantRoyalBlueJordanSneakers	400	$4,000	$4,000	$8,000
#KobeFinalSeasonSneakers	330	$3,300	$2,200	$5,500
#LBJEXQUISITE	8,750	$87,500	$500	$88,000
#LeBronBlackDiamond	750	$3,750	-	$3,750
#Mantle1957ToppsPSA85	270	$2,700	$2,160	$4,860
#MANTLE1964TOPPS9	215	$2,153	$1,722	$3,875
#Mantle1966ToppsPSA9Basket	532	$2,660	$1,140	$3,800
#Maris58ToppsPSA9	470	$2,350	-	$2,350
#MayweatherRCPSA10	704	$3,520	$800	$4,320
#Mikan48BowmanPSA7	560	$2,800	$700	$3,500
#NegroLeagueLegendaryCutsBasket	480	$4,800	$2,400	$7,200
#OrangeDominguez	228	$2,280	$650	$2,930
#PaulPierce2010ASGJersey	300	$1,500	$1,000	$2,500
#Ruth1914BaltimoreNewsSGC3	200	$600	-	$600
#SatchelPaige48LeafSGC30	360	$1,800	$900	$2,700
#TimDuncanPMGGreen	1,600	$8,000	-	$8,000
#TrevorLawrenceLeafBasket	260	$1,300	-	$1,300
#TROUTFINESTSUPERFRACTOR	1,000	$10,000	$12,500	$22,500
#UnitasPSA8	240	$1,200	-	$1,200
#03ExquisiteBox	500	$5,000	$4,000	$9,000
#03ToppsChromeWax	160	$1,600	-	$1,600
#18-19BASKETBALLGROWTHBASKET	36	$720	$1,428	$2,148
#1964KOUFAXJERSEY	1,200	$12,000	$16,000	$28,000
#1969TOPPSBASKETBALLSET	162	$4,050	$5,400	$9,450
#1986WAX	434	$10,850	-	$10,850
#2000PLAYOFFCONTENDERSWAX	140	$1,400	-	$1,400
#AARON1954PSA8.5	440	$4,400	$4,400	$8,800
#AcunaBowman10Basket	450	$4,500	$3,600	$8,100
#ACUNAGOLD9.5	301	$1,505	-	$1,505
#AliRookieCardBVG8	320	$3,200	$30	$3,230
#ANDRE&HULKWRESTLINGBASKET	444	$4,440	$1,141	$5,581
#ANDRETHEGIANT	72	$720	$960	$1,680

#BANKS1954PSA9	197	$4,925	-	$4,925
#BettsBlueRefractorBasket	135	$1,350	$810	$2,160
#BETTSGOLDREFRACTORBASKET	274	$2,740	$1,643	$4,383
#BradyBowman10	140	$1,400	-	$1,400
#BradyChampionshipTicket	16,200	$162,000	-	$162,000
#BRADYPLAYOFFCONTENDERSBASKET	660	$3,300	$2,475	$5,775
#BRADYREEBOKFLAWLESS	67	$804	$1,600	$2,404
#BRADYROOKIE	321	$3,210	-	$3,210
#CHAMBERLAINHSUNIFORM	360	$9,000	$9,000	$18,000
#ChamberlainPhilaJersey59-60	6,000	$60,000	$36,000	$96,000
#ChicagoBullsDynastyHardwood	3,250	$16,250	$16,250	$32,500
#Clemente1955PSA8	500	$5,000	$1,752	$6,752
#Clemente65-68Bat	350	$1,750	$750	$2,500
#CLEMENTEWHITE&GRAYBASKET	500	$5,000	$4,000	$9,000
#COBBMINTE98	825	$8,250	$8,250	$16,500
#COBBVINTAGET206PHOTO	326	$3,260	-	$3,260
#CristianoRonaldoRC1of1	2,250	$11,250	$11,250	$22,500
#CROSBYTHECUPBASKET	570	$5,700	$11,400	$17,100
#CURRYRPABGS9.5	450	$4,500	$36,000	$40,500
#DeversSuperfractor	120	$1,200	$1,500	$2,700
#DIMAGGIO1933BAT	255	$2,550	$4,250	$6,800
#DONCICBLUEPSA10	220	$2,200	$1,650	$3,850
#DonovanMitchellNT9.5	150	$1,500	$750	$2,250
#DURANTCHROMEREFRACTORPSA10	60	$600	-	$600
#DWADEULTIMATE	259	$2,590	-	$2,590
#EddiePlankT206PSA4	3,840	$19,200	$4,200	$23,400
#ELWAY1984ROOKIECARDPSA10BASKET	150	$1,500	$753	$2,253
#EMMITTSMITH10KJERSEY	150	$1,500	$2,500	$4,000
#EMMITTSMITHMVPBASKET	150	$3,000	$5,000	$8,000
#FRANKROBINSON1957PSA9BASKET	278	$2,780	$2,085	$4,865
#FRANKROBINSON500HRBAT	450	$4,500	-	$4,500
#GaryCarter1975PSA10Basket	175	$1,750	$953	$2,703
#GIANNISGOLDIMMACULATE	170	$1,700	$1,275	$2,975
#GIANNISRPA	648	$6,480	-	$6,480
#GLEYBERTORRESORANGE9.5	119	$1,190	-	$1,190
#GRETZKYOPEECHEE1979	378	$3,780	-	$3,780
#JackieRobinson1952ToppsPSA8.5	3,605	$36,050	$15,450	$51,500
#JETERFOILRCBASKETBGS9.5	360	$3,600	$4,500	$8,100
#JokicRefractor1of1	111	$1,110	$555	$1,665
#JORDAN85NIKEBASKET	253	$2,530	$5,060	$7,590
#JORDANEXQUISITEBGS8	280	$2,800	$3,500	$6,300
#JordanLeBronMagicTripleSigs	375	$3,750	$3,000	$6,750
#JordanLeBronSignoftheTimes	600	$6,000	$7,500	$13,500
#JordanMagicLeBronTripleAutoJersey	1,380	$6,900	$4,600	$11,500
#JORDANROOKIEJERSEY	450	$4,500	$9,000	$13,500
#JORDANSIGNEDPROFESSIONALBAT	315	$3,150	$450	$3,600
#JoshAllenGoldBGS9.5	125	$1,250	$750	$2,000
#KAWHIBASKET	42	$1,260	$1,040	$2,300
#KOBEREEBOKIVERSONRETROS	500	$4,000	$1,600	$5,600
#KOUFAX1955PSA8.5	192	$1,920	-	$1,920
#KOUFAX55PSA9	2,250	$22,500	$18,000	$40,500
#LEBRONBLACKREFRACTOR	645	$6,450	$1,210	$7,660
#LEBRONEMBLEMSOFENDORSEMENT	300	$6,000	$8,000	$14,000
#LeBronMeloBosh2008TripleLogoMan	2,750	$13,750	$8,865	$22,615
#LeBronMeloDualLogoman	4,000	$40,000	$50,000	$90,000
#LEBRONMELOWADETRIORC	2,112	$21,120	-	$21,120
#LEBRONULTIMATE	495	$4,950	$9,900	$14,850
#LukaRookieJersey	2,325	$23,250	$13,950	$37,200
#LukaWhiteSparkle	3,900	$39,000	$19,500	$58,500

#MAGICBIRDDRJ	41	$3,280	$16,250	$19,530
#MAGICBIRDDRJPSA8BASKET	66	$660	$1,100	$1,760
#MAGICBIRDLOGOMAN	1,380	$13,800	$27,600	$41,400
#MahomesBronzeBasket	1,000	$5,000	$5,000	$10,000
#MAHOMESEMERALDRPABGS9	142	$2,840	$1,420	$4,260
#MahomesImmaculate1of1	800	$8,000	$10,000	$18,000
#MahomesNT1of1	18,000	$90,000	$60,000	$150,000
#MahomesNT8.5	590	$5,900	$7,375	$13,275
#MANTLE1952BOWMANPSA8	40	$600	-	$600
#MANTLE1952TOPPSPSA8	1,401	$14,010	$13,800	$27,810
#MANTLE1953BOWMAN8BASKET	360	$3,600	$450	$4,050
#Mantle1953Topps8	550	$5,500	-	$5,500
#MANTLE1956PSA8BASKET	235	$1,175	$705	$1,880
#MANTLE1960PSA9	252	$2,520	-	$2,520
#Mantle1968PSA9Basket(2x)	170	$1,700	$1,360	$3,060
#Mantle54BowmanBasket	270	$2,700	$900	$3,600
#MARINOMANNINGFAVREJERSEYS	123	$1,230	$1,640	$2,870
#MAYS1951BOWMAN7	600	$6,000	$3,000	$9,000
#MAYS1951PHOTO	326	$3,260	-	$3,260
#MAYS1952PSA8	1,375	$13,750	$11,000	$24,750
#Mays1956GrayPSA9	200	$2,000	$2,500	$4,500
#MAYS1959PSA9BASKET	291	$1,455	-	$1,455
#MAYS1960PSA9	508	$1,016	-	$1,016
#MessiMegacracks#71PSA9	400	$4,000	$1,090	$5,090
#MESSIROOKIEBASKET	246	$2,460	$4,920	$7,380
#MichaelPorterJrBasket	616	$3,080	-	$3,080
#MIKANRCPHOTO	350	$3,500	-	$3,500
#MLBHALLOFFAMEBASEBALL	840	$8,400	$11,200	$19,600
#MONTANARCPSA10	232	$2,320	$1,490	$3,810
#MOOKIEBETTSGLOVE	336	$3,360	-	$3,360
#MPJChampionshipTicket	150	$1,500	$1,000	$2,500
#OVECHKINTHECUPBGS8.5	175	$1,750	$1,400	$3,150
#OZZIESMITHRCBGS9.5	432	$4,320	$386	$4,706
#PeytonManningMVPHelmet	2,004	$10,020	$6,680	$16,700
#RICKEYHENDERSONRCPSA10	720	$7,200	$1,594	$8,794
#RODGERSPLAYOFFCONTENDERSGREEN	238	$1,190	-	$1,190
#Ruth33GoudeySGC8	625	$6,250	$3,750	$10,000
#SadaharuOhBat	320	$1,600	$400	$2,000
#SeagerOrangeRefractorBasket	88	$880	-	$880
#Serena03NetProPSA10Basket	210	$1,050	-	$1,050
#StephCurrySneakers	350	$3,500	$3,500	$7,000
#TATISBOWMANBLACKLABEL	800	$8,000	$8,000	$16,000
#TATUMFLAWLESS10	160	$1,600	$1,200	$2,800
#TEDWILLIAMS1939PLAYBALL	196	$1,960	-	$1,960
#TheRockBumbleBeePSA10	640	$3,200	$800	$4,000
#TIGERPUTTER	586	$5,860	$5,859	$11,719
#TIGERSIFORKIDS	140	$1,400	-	$1,400
#TIGERSPAUTHENTICBGS9.5	90	$900	$1,505	$2,405
#TRAEYOUNGFLAWLESSBGS9	84	$840	-	$840
#TraeYoungFlawlessGreenBGS9	84	$840	-	$840
#TysonRCBGS9Basket	240	$2,400	$85	$2,485
#UNITAS1965JERSEY	150	$1,500	$7,500	$9,000
#WILTCHAMBERLAIN61PSA9	740	$7,400	$9,250	$16,650
#YASTRZEMSKIRC9BASKET	247	$2,470	-	$2,470
#ZionPrizmsBlueBGS10	512	$2,560	-	$2,560
#ZIONRPABGS9	236	$4,720	$2,360	$7,080
	142,713	1,187,183	696,926	1,884,109

As consideration for managing each Underlying Asset, the Manager or Asset Manager may be paid an annual Management Fee pursuant to the Asset Management Agreement. On applicable Offerings, the Manager will assess a Management Fee of approximately 1% and not more than 2% of the Carrying Value of the Collectable Asset. To date, no Management Fees have been paid by any Series but the Manager does intend to begin making payments in fiscal year 2022.

Item 4. Security Ownership of Management and Certain Securityholders

The Company is managed by the Manager. The address of the Manager is 333 Westchester Avenue, Suite W2100, White Plains, NY 10604. As of the date of this filing, the Company has no voting securities issued and outstanding.

The following table sets forth information with respect to the number of units of each of our Series beneficially owned by our officers as of May 2, 2022.

Title of Class	Name of beneficial owner	# of units	% (* less than 1%)
#03ExquisiteBox	Ezra Levine	10	*
#03ToppsChromeWax	Ezra Levine	1	*
#18-19BASKETBALLGROWTHBASKET	Ezra Levine	11	*
#18-19BASKETBALLGROWTHBASKET	Jason Epstein	15	*
#1909E95SGCSet	Ezra Levine	60	*
#1909E95SGCSet	Jason Epstein	100	1.4%
#1964KOUFAXJERSEY	Ezra Levine	11	*
#1964KOUFAXJERSEY	Jason Epstein	70	*
#1969TOPPSBASKETBALLSET	Matthew Demchyk	10	*
#1969TOPPSBASKETBALLSET	Ezra Levine	22	*
#1986WAX	Ezra Levine	7	*
#1986WAX	Jason Epstein	15	*
#1986WAX	Matthew Demchyk	426	5.8%
#2000PLAYOFFCONTENDERSWAX	Jason Epstein	9	*
#2000PLAYOFFCONTENDERSWAX	Ezra Levine	17	*
#48LeafRuthSGC8	Ezra Levine	20	*
#AARON1954PSA8.5	Ezra Levine	44	*
#AcunaBowman10Basket	Ezra Levine	20	*
#ACUNAGOLD9.5	Ezra Levine	26	*
#AliRookieCardBVG8	Jason Epstein	10	*
#ALIWBCBELT	Ezra Levine	125	*
#ALIWBCBELT	Jason Epstein	500	1.2%
#ANDRE&HULKWRESTLINGBASKET	Ezra Levine	8	*
#ANDRETHEGIANT	Ezra Levine	17	*
#BANKS1954PSA9	Ezra Levine	154	4.4%
#BANKS1954PSA9	Jason Epstein	261	7.5%
#BettsBlueRefractorBasket	Ezra Levine	1	*
#BETTSGOLDREFRACTORBASKET	Ezra Levine	3	*
#BradyChampionshipTicket	Jason Epstein	100	*
#BradyChampionshipTicket	Ezra Levine	126	*
#BRADYPLAYOFFCONTENDERSBASKET	Ezra Levine	15	*
#BRADYPLAYOFFCONTENDERSBASKET	Sheel Tyle	30	*
#BRADYPLAYOFFCONTENDERSBASKET	Matthew Demchyk	200	1.1%
#BRADYPLAYOFFCONTENDERSBASKET	Jason Epstein	4149	23.1%
#BRADYROOKIE	Ezra Levine	15	*
#BRADYROOKIE	Jason Epstein	20	*
#CHAMBERLAINHSUNIFORM	Ezra Levine	104	*
#CHAMBERLAINHSUNIFORM	Jason Epstein	400	3.2%
#ChamberlainPhilaJersey59-60	Ezra Levine	455	*
#ChamberlainPhilaJersey59-60	Jason Epstein	896	*
#ChamberlainPhilaJersey59-60	Sheel Tyle	4338	3.4%
#ChicagoBullsDynastyHardwood	Ezra Levine	22	*
#Clemente1955PSA8	Ezra Levine	10	*
#Clemente65-68Bat	Ezra Levine	1	*
#CLEMENTEWHITE&GRAYBASKET	Ezra Levine	4	*
#CLEMENTEWHITE&GRAYBASKET	Matthew Demchyk	35	*
#COBBMINTE98	Jason Epstein	280	*
#COBBMINTE98	Ezra Levine	494	1.6%

#COBBVINTAGET206PHOTO	Ezra Levine	11	*
#COBBVINTAGET206PHOTO	Jason Epstein	25	*
#COBBVINTAGET206PHOTO	Matthew Demchyk	25	*
#CristianoRonaldoRC1of1	Ezra Levine	228	*
#CROSBYTHECUPBASKET	Ezra Levine	4369	21.1%
#DIMAGGIO1933BAT	Ezra Levine	160	1.7%
#DonovanMitchellNT9.5	Ezra Levine	126	4.2%
#DURANTCHROMEREFRACTORPSA10	Ezra Levine	18	1.4%
#DURANTCHROMEREFRACTORPSA10	Jason Epstein	23	1.8%
#DWADEULTIMATE	Ezra Levine	3	*
#DWADEULTIMATE	Jason Epstein	50	1.2%
#EddiePlankT206PSA4	Ezra Levine	200	*
#EMMITTSMITH10KJERSEY	Jason Epstein	1	*
#EMMITTSMITH10KJERSEY	Ezra Levine	10	*
#EMMITTSMITH10KJERSEY	Matthew Demchyk	226	3.8%
#EMMITTSMITHMVPBASKET	Ezra Levine	21	*
#EMMITTSMITHMVPBASKET	Jason Epstein	48	*
#EMMITTSMITHMVPBASKET	Matthew Demchyk	430	7.5%
#FRANKROBINSON1957PSA9BASKET	Ezra Levine	48	*
#FRANKROBINSON1957PSA9BASKET	Jason Epstein	890	11.7%
#GaryCarter1975PSA10Basket	Ezra Levine	10	*
#Giannis48PointGameSneakers	Ezra Levine	20	*
#GIANNISGOLDIMMACULATE	Ezra Levine	48	1.0%
#GIANNISRPA	Jason Epstein	45	*
#GIANNISRPA	Ezra Levine	106	*
#GLEYBERTORRESORANGE9.5	Ezra Levine	23	1.1%
#GLEYBERTORRESORANGE9.5	Jason Epstein	30	1.4%
#GRETZKYOPEECHEE1979	Jason Epstein	50	*
#GRETZKYOPEECHEE1979	Ezra Levine	193	2.9%
#JackieLeaf3.5	Jason Epstein	30	*
#JackieRobinson1952ToppsPSA8.5	Matthew Demchyk	100	*
#JackieRobinson1952ToppsPSA8.5	Ezra Levine	200	*
#JackieRobinson1952ToppsPSA8.5	Jason Epstein	250	*
#JackieRobinson53Topps8	Jason Epstein	200	3.1%
#JACKIEROBINSONAUTOBAT	Ezra Levine	3	*
#JACKIEROBINSONAUTOBAT	Jason Epstein	10	*
#JETERFOILRCBASKETBGS9.5	Ezra Levine	11	*
#JETERFOILRCBASKETBGS9.5	Jason Epstein	13	*
#JimmieFoxx1938Bat	Matthew Demchyk	100	1.1%
#JimmieFoxx1938Bat	Ezra Levine	202	2.2%
#JimmieFoxx1938Bat	Jason Epstein	300	3.2%
#JORDANEXQUISITEBGS8	Ezra Levine	53	*
#JORDANEXQUISITEBGS8	Sheel Tyle	150	1.9%
#JordanLeBronMagicTripleSigs	Ezra Levine	1	*
#JordanLeBronSignoftheTimes	Ezra Levine	5	*
#JordanLeBronSignoftheTimes	Jason Epstein	10	*
#JordanLeBronSignoftheTimes	Ezra Levine	21	*
#JORDANPSA10	Matthew Demchyk	225	2.3%
#JORDANPSA10	Ezra Levine	469	4.7%
#JORDANROOKIEJERSEY	Ezra Levine	1	*
#JORDANROOKIEJERSEY	Jason Epstein	30	*
#JORDANSIGNEDPROFESSIONALBAT	Ezra Levine	1	*
#KAWHIBASKET	Ezra Levine	14	*
#KAWHIBASKET	Jason Epstein	1370	58.4%
#KevinDurantHSJersey	Ezra Levine	25	*
#KevinDurantHSJersey	Sheel Tyle	4500	20.5%
#KobeBryantFirstWhite#24Jersey	Jason Epstein	20	*
#KobeBryantFirstWhite#24Jersey	Ezra Levine	74	*
#KobeBryantFirstWhite#24Jersey	Sheel Tyle	25000	18.1%

#KobeBryantRookieSneakers	Jason Epstein	20	*
#KobeBryantRoyalBlueJordanSneakers	Jason Epstein	10	*
#KobeBryantRoyalBlueJordanSneakers	Ezra Levine	16	*
#KobeFinalSeasonSneakers	Ezra Levine	1	*
#KOBEREEBOKIVERSONRETROS	Ezra Levine	1	*
#KOUFAX55PSA9	Ezra Levine	211	*
#LBJEXQUISITE	Ezra Levine	203	*
#LeBronBlackDiamond	Ezra Levine	2	*
#LEBRONBLACKREFRACTOR	Jason Epstein	60	*
#LEBRONBLACKREFRACTOR	Ezra Levine	113	*
#LEBRONEMBLEMSOFENDORSEMENT	Ezra Levine	1	*
#LeBronMeloBosh2008TripleLogoMan	Ezra Levine	22	*
#LeBronMeloDualLogoman	Jason Epstein	10	*
#LeBronMeloDualLogoman	Ezra Levine	31	*
#LEBRONMELOWADETRIORC	Ezra Levine	185	*
#LEBRONROOKIE	Ezra Levine	100	5.0%
#LEBRONROOKIE	Jason Epstein	136	6.8%
#LEBRONULTIMATE	Ezra Levine	6	*
#LukaRookieJersey	Ezra Levine	69	*
#LukaRookieJersey	Jason Epstein	200	*
#LukaRookieJersey	Sheel Tyle	5000	10.0%
#LukaWhiteSparkle	Ezra Levine	48	*
#LukaWhiteSparkle	Jason Epstein	200	*
#MAGICBIRDDRJPSA8BASKET	Jason Epstein	668	24.3%
#MAGICBIRDLOGOMAN	Jason Epstein	40	*
#MAGICBIRDLOGOMAN	Ezra Levine	131	*
#MAHOMESEMERALDRPABGS9	Ezra Levine	4	*
#MAHOMESEMERALDRPABGS9	Jason Epstein	50	1.3%
#MahomesImmaculate1of1	Ezra Levine	19	*
#MahomesImmaculate1of1	Jason Epstein	35	*
#MahomesImmaculate1of1	Sheel Tyle	1000	4.6%
#MahomesNT1of1	Jason Epstein	200	*
#MahomesNT1of1	Ezra Levine	557	*
#MahomesNT8.5	Ezra Levine	58	*
#MANTLE1952BOWMANPSA8	Ezra Levine	11	1.1%
#MANTLE1952TOPPSPSA8	Sheel Tyle	241	*
#MANTLE1952TOPPSPSA8	Jason Epstein	253	*
#MANTLE1952TOPPSPSA8	Ezra Levine	513	1.1%
#MANTLE1952TOPPSPSA8	Matthew Demchyk	1774	3.7%
#Mantle1953Topps8	Jason Epstein	100	1.0%
#Mantle1953Topps8	Ezra Levine	105	1.1%
#MANTLE1956PSA8BASKET	Ezra Levine	13	*
#MANTLE1956PSA8BASKET	Jason Epstein	1410	24.7%
#MANTLE1960PSA9	Jason Epstein	30	*
#Mantle1968PSA9Basket	Ezra Levine	1	*
#Mantle54BowmanBasket	Jason Epstein	1401	27.7%
#Maris58ToppsPSA9	Jason Epstein	100	1.9%
#MAYS1951BOWMAN7	Jason Epstein	13	*
#MAYS1951BOWMAN7	Sheel Tyle	700	7.1%
#MAYS1952PSA8	Jason Epstein	10	*
#MAYS1952PSA8	Ezra Levine	63	*
#Mays1956GrayPSA9	Ezra Levine	1	*
#MAYS1959PSA9BASKET	Jason Epstein	620	12.9%
#MayweatherRCPSA10	Ezra Levine	20	*
#MessiMegacracks#71PSA9	Ezra Levine	1	*
#MESSIROOKIEBASKET	Ezra Levine	41	*
#MESSIROOKIEBASKET	Matthew Demchyk	379	4.1%

#Mikan48BowmanPSA7	Ezra Levine	25	*
#Mikan48BowmanPSA7	Jason Epstein	160	2.0%
#Mikan48BowmanPSA7	Matthew Demchyk	200	2.5%
#MIKANRCPHOTO	Ezra Levine	151	2.8%
#MLBHALLOFFAMEBASEBALL	Ezra Levine	1	*
#MONTANARCPSA10	Ezra Levine	1	*
#MONTANARCPSA10	Jason Epstein	5	*
#MONTANARCPSA10	Matthew Demchyk	94	1.4%
#MOOKIEBETTSGLOVE	Ezra Levine	30	*
#MPJChampionshipTicket	Ezra Levine	38	1.3%
#OrangeDominguez	Ezra Levine	1	*
#OZZIESMITHRCBGS9.5	Ezra Levine	1	*
#PeytonManningMVPHelmet	Ezra Levine	701	1.9%
#PeytonManningMVPHelmet	Sheel Tyle	2000	5.6%
#RICKEYHENDERSONRCPSA10	Ezra Levine	2	*
#Ruth1914BaltimoreNewsSGC3	Ezra Levine	34	*
#Ruth33GoudeySGC8	Jason Epstein	50	*
#Ruth33GoudeySGC8	Ezra Levine	120	*
#Ruth33GoudeySGC8	Sheel Tyle	250	1.8%
#RUTHGEHRIGBALL	Ezra Levine	34	1.7%
#RUTHGEHRIGBALL	Matthew Demchyk	104	5.2%
#RUTHGEHRIGBALL	Jason Epstein	293	14.7%
#SadaharuOhBat	Ezra Levine	2	*
#SatchelPaige48LeafSGC30	Ezra Levine	70	1.0%
#Serena03NetProPSA10Basket	Ezra Levine	21	*
#TATISBOWMANBLACKLABEL	Ezra Levine	1	*
#TATUMFLAWLESS10	Jason Epstein	50	1.1%
#TEDWILLIAMS1939PLAYBALL	Ezra Levine	10	*
#TheRockBumbleBeePSA10	Matthew Demchyk	3	*
#TheRockBumbleBeePSA10	Ezra Levine	30	*
#TheRockBumbleBeePSA10	Jason Epstein	500	5.6%
#TIGERPUTTER	Jason Epstein	60	*
#TIGERPUTTER	Ezra Levine	246	1.2%
#TIGERSIFORKIDS	Ezra Levine	3	*
#TIGERSPAUTHENTICBGS9.5	Jason Epstein	13	*
#TIGERSPAUTHENTICBGS9.5	Ezra Levine	44	1.2%
#TimDuncanPMGGreen	Ezra Levine	20	*
#TROUTFINESTSUPERFRACTOR	Ezra Levine	10	*
#TROUTFINESTSUPERFRACTOR	Jason Epstein	10	*
#TysonRCBGS9Basket	Ezra Levine	49	*
#UNITAS1965JERSEY	Ezra Levine	12	*
#YASTRZEMSKIRC9BASKET	Jason Epstein	15	*
#ZionPrizmsBlueBGS10	Jason Epstein	20	*
#ZIONRPABGS9	Jason Epstein	10	*
#ZIONRPABGS9	Ezra Levine	62	1.0%

The following table sets forth information with respect to the number of units of each of our Series beneficially owned by the Manager and by all persons who beneficially own (10%) ten percent or more of any Series as of May 2, 2022.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1) (2)	Percent of Class
#03ExquisiteBox	CS Asset Manager, LLC (3)	1151	13.6%
#03ExquisiteBox	Anthony Loparo (4)	2588	32.5%
#03ToppsChromeWax	CS Asset Manager, LLC (3)	282	11.6%
#18-19BASKETBALLGROWTHBASKET	CS Asset Manager, LLC (3)	95	4.2%
#1909E95SGCSet	CS Asset Manager, LLC (3)	492	6.6%
#1909E95SGCSet	Jack Smith (4)	1989	28.2%
#1964KOUFAXJERSEY	CS Asset Manager, LLC (3)	1525	3.5%
#1969TOPPSBASKETBALLSET	CS Asset Manager, LLC (3)	206	3.4%
#1969TOPPSBASKETBALLSET	Jason Pond (4)	2835	47.7%
#1986WAX	CS Asset Manager, LLC (3)	508	6.5%
#1986WAX	Robert Deaton (4)	749	10.2%
#1986WAX	Evan Matthis (4)	1850	25.2%
#2000PLAYOFFCONTENDERSWAX	CS Asset Manager, LLC (3)	265	10.8%
#2000PLAYOFFCONTENDERSWAX	Paul Rubillo (4)	450	19.4%
#2000PLAYOFFCONTENDERSWAX	Ben Federman (4)	240	10.3%
#48LeafRuthSGC8	CS Asset Manager, LLC (3)	508	4.7%
#48LeafRuthSGC8	Jack Smith (4)	2717	26.1%
#AARON1954PSA8.5	CS Asset Manager, LLC (3)	530	4.3%
#AARON1954PSA8.5	Ben Federman (4)	5804	48.4%
#AcunaBowman10Basket	CS Asset Manager, LLC (3)	1436	13.9%
#AcunaBowman10Basket	Eric Bitz (4)	3526	35.6%
#ACUNAGOLD9.5	CS Asset Manager, LLC (3)	334	6.1%
#AliRookieCardBVG8	CS Asset Manager, LLC (3)	894	14.7%
#AliRookieCardBVG8	Jack Smith (4)	2000	34.8%
#AliRookieCardBVG8	John Dwan (4)	900	15.7%
#ALIWBCBELT	CS Asset Manager, LLC (3)	407	0.9%
#ALIWBCBELT	Jack Smith (4)	7388	17.3%
#ANDRE&HULKWRESTLINGBASKET	CS Asset Manager, LLC (3)	952	7.5%
#ANDRETHEGIANT	CS Asset Manager, LLC (3)	82	2.8%
#BANKS1954PSA9	CS Asset Manager, LLC (3)	289	7.9%
#BANKS1954PSA9	Ben Federman (4)	497	14.3%
#BettsBlueRefractorBasket	CS Asset Manager, LLC (3)	151	4.5%
#BETTSGOLDREFRACTORBASKET	CS Asset Manager, LLC (3)	547	8.5%
#BradyBowman10	CS Asset Manager, LLC (3)	248	7.9%
#BradyBowman10	Gary Bulicki (4)	970	32.3%
#BradyChampionshipTicket	CS Asset Manager, LLC (3)	18534	8.0%
#BradyChampionshipTicket	Gary Bulicki (4)	182088	84.7%
#BRADYPLAYOFFCONTENDERSBASKET	CS Asset Manager, LLC (3)	898	4.8%
#BRADYROOKIE	CS Asset Manager, LLC (3)	355	5.9%
#BRADYROOKIE	Matthew Marcom (4)	611	10.8%
#CHAMBERLAINHSUNIFORM	CS Asset Manager, LLC (3)	397	3.1%
#CHAMBERLAINHSUNIFORM	Anthony Arnold (4)	2400	19.0%
#CHAMBERLAINHSUNIFORM	Justin Cornett (4)	2997	23.7%
#ChamberlainPhilaJersey59-60	CS Asset Manager, LLC (3)	7601	5.7%
#ChamberlainPhilaJersey59-60	David Kohler (4)	32598	25.6%
#ChicagoBullsDynastyHardwood	CS Asset Manager, LLC (3)	9567	13.1%
#ChicagoBullsDynastyHardwood	Jason Silverstein (4)	46718	66.7%
#ChrisBoshGameWornRaptorsSneakers	CS Asset Manager, LLC (3)	496	13.7%
#ChrisBoshGameWornRaptorsSneakers	Jason Silverstein (4)	2272	67.6%

#Clemente1955PSA8	CS Asset Manager, LLC (3)	568	6.8%
#Clemente1955PSA8	Ben Federman (4)	1940	24.6%
#Clemente65-68Bat	CS Asset Manager, LLC (3)	5526	87.1%
#CLEMENTEWHITE&GRAYBASKET	CS Asset Manager, LLC (3)	530	4.6%
#CLEMENTEWHITE&GRAYBASKET	Ben Federman (4)	5012	45.7%
#COBBMINTE98	CS Asset Manager, LLC (3)	2488	8.0%
#COBBVINTAGET206PHOTO	CS Asset Manager, LLC (3)	396	7.3%
#COBBVINTAGET206PHOTO	Justin Cornett (4)	2367	46.4%
#CristianoRonaldoRC1of1	CS Asset Manager, LLC (3)	8491	15.9%
#CristianoRonaldoRC1of1	Jack Smith (4)	6500	12.7%
#CristianoRonaldoRC1of1	Adam Rowe (4)	20000	39.2%
#CROSBYTHECUPBASKET	CS Asset Manager, LLC (3)	1124	5.3%
#CROSBYTHECUPBASKET	Mike Cancelliere (4)	2250	10.9%
#DIMAGGIO1933BAT	CS Asset Manager, LLC (3)	689	7.1%
#DIMAGGIO1933BAT	Justin Cornett (4)	4431	46.6%
#DONCICBLUEPSA10	CS Asset Manager, LLC (3)	303	4.7%
#DONCICBLUEPSA10	Jeffrey Clarke (4)	1562	25.0%
#DonovanMitchellNT9.5	CS Asset Manager, LLC (3)	289	9.2%
#DonovanMitchellNT9.5	Carl Tirella (4)	820	27.6%
#DURANTCHROMEREFRACTORPSA10	CS Asset Manager, LLC (3)	65	5.0%
#DWADEULTIMATE	CS Asset Manager, LLC (3)	419	9.5%
#DWADEULTIMATE	Wesley Love (4)	475	11.4%
#EddiePlankT206PSA4	CS Asset Manager, LLC (3)	9240	14.5%
#EddiePlankT206PSA4	Ben Federman (4)	35100	58.7%
#ELWAY1984ROOKIECARDPSA10BASKET	CS Asset Manager, LLC (3)	165	5.3%
#ELWAY1984ROOKIECARDPSA10BASKET	Jack Smith (4)	749	25.2%
#ELWAY1984ROOKIECARDPSA10BASKET	Jeffrey Clarke (4)	750	25.2%
#EMMITTSMITH10KJERSEY	CS Asset Manager, LLC (3)	467	7.7%
#EMMITTSMITHMVPBASKET	CS Asset Manager, LLC (3)	339	5.8%
#ERLINGHAALANDPSA10BASKET	CS Asset Manager, LLC (3)	163	11.2%
#ERLINGHAALANDPSA10BASKET	Jack Smith (4)	700	53.8%
#FRANKROBINSON1957PSA9BASKET	CS Asset Manager, LLC (3)	326	4.1%
#FRANKROBINSON1957PSA9BASKET	Alec Berman (4)	2695	35.5%
#GaryCarter1975PSA10Basket	CS Asset Manager, LLC (3)	239	6.1%
#GaryCarter1975PSA10Basket	Jack Smith (4)	950	25.5%
#GaryCarter1975PSA10Basket	Ben Federman (4)	1087	29.2%
#Giannis48PointGameSneakers	CS Asset Manager, LLC (3)	930	17.7%
#Giannis48PointGameSneakers	Jack Smith (4)	2000	40.0%
#GIANNISGOLDIMMACULATE	CS Asset Manager, LLC (3)	596	11.6%
#GIANNISGOLDIMMACULATE	Mike Cancelliere (4)	850	17.2%
#GIANNISRPA	CS Asset Manager, LLC (3)	835	7.0%
#GLEYBERTORRESORANGE9.5	CS Asset Manager, LLC (3)	120	5.5%
#GRETZKYOPEECHEE1979	CS Asset Manager, LLC (3)	394	5.6%
#GRETZKYOPEECHEE1979	Ben Federman (4)	847	12.6%
#JackieLeaf3.5	CS Asset Manager, LLC (3)	882	10.5%
#JackieRobinson1952ToppsPSA8.5	CS Asset Manager, LLC (3)	5153	8.9%
#JackieRobinson1952ToppsPSA8.5	Jude Arena (4)	10653	19.7%
#JackieRobinson53Topps8	CS Asset Manager, LLC (3)	1089	14.7%
#JackieRobinson53Topps8	Jack Smith (4)	2000	31.3%
#JACKIEROBINSONAUTOBAT	CS Asset Manager, LLC (3)	21	1.2%
#JACKIEROBINSONAUTOBAT	Jack Smith (4)	656	36.4%
#JACKIEROBINSONAUTOBAT	Platt Group (4)	797	44.3%
#JETERFOILRCBASKETBGS9.5	CS Asset Manager, LLC (3)	413	4.0%
#JETERFOILRCBASKETBGS9.5	Matthew Marcom (4)	1118	11.2%
#JimmieFoxx1938Bat	CS Asset Manager, LLC (3)	2429	24.6%
#JimmieFoxx1938Bat	Louis Papa (4)	1000	10.7%
#JimmieFoxx1938Bat	Justin Cornett (4)	3500	37.4%
#JokicRefractor1of1	CS Asset Manager, LLC (3)	135	5.6%

#JORDANEXQUISITEBGS8	CS Asset Manager, LLC (3)	1326	16.3%
#JORDANEXQUISITEBGS8	Jeff Emerson (4)	915	11.7%
#JordanLeBronMagicTripleSigs	CS Asset Manager, LLC (3)	700	8.1%
#JordanLeBronMagicTripleSigs	Jack Smith (4)	1491	18.0%
#JordanLeBronSignoftheTimes	CS Asset Manager, LLC (3)	737	4.3%
#JordanLeBronSignoftheTimes	Jack Smith (4)	3161	19.2%
#JordanMagicLeBronTripleAutoJersey	CS Asset Manager, LLC (3)	2932	11.4%
#JordanMagicLeBronTripleAutoJersey	Jack Smith (4)	5995	24.0%
#JordanMagicLeBronTripleAutoJersey	Mike Cancelliere (4)	7580	30.3%
#JORDANPSA10	CS Asset Manager, LLC (3)	89	0.9%
#JORDANPSA10	Ben Federman (4)	1011	10.1%
#JORDANPSA10	Christopher Allen (4)	1500	15.0%
#JORDANROOKIEJERSEY	CS Asset Manager, LLC (3)	499	2.0%
#JORDANSIGNEDPROFESSIONALBAT	CS Asset Manager, LLC (3)	407	7.7%
#JORDANSIGNEDPROFESSIONALBAT	John Dwan (4)	2378	47.8%
#JoshAllenGoldBGS9.5	CS Asset Manager, LLC (3)	140	4.5%
#JoshAllenGoldBGS9.5	Zachary Polen (4)	1294	43.1%
#JustinHerbertHiddenTreasureRPA	CS Asset Manager, LLC (3)	1152	8.9%
#JustinHerbertHiddenTreasureRPA	Wesley Love (4)	1220	10.0%
#KAWHIBASKET	CS Asset Manager, LLC (3)	54	2.3%
#KevinDurantHSJersey	CS Asset Manager, LLC (3)	2451	10.8%
#KevinDurantHSJersey	Jason Silverstein (4)	9399	42.9%
#KobeBryantFirstWhite#24Jersey	CS Asset Manager, LLC (3)	15820	11.1%
#KobeBryantFirstWhite#24Jersey	Jason Silverstein (4)	47126	34.1%
#KobeBryantRookieSneakers	CS Asset Manager, LLC (3)	1336	9.7%
#KobeBryantRookieSneakers	Anthony Arnold (4)	2000	15.2%
#KobeBryantRookieSneakers	Jason Silverstein (4)	1336	10.1%
#KobeBryantRoyalBlueJordanSneakers	CS Asset Manager, LLC (3)	2052	22.1%
#KobeBryantRoyalBlueJordanSneakers	Thomas Pederson (4)	1515	17.0%
#KobeFinalSeasonSneakers	CS Asset Manager, LLC (3)	659	10.2%
#KobeFinalSeasonSneakers	Jack Smith (4)	2500	40.7%
#KOBEREEBOKIVERSONRETROS	CS Asset Manager, LLC (3)	705	6.1%
#KOBEREEBOKIVERSONRETROS	Jack Smith (4)	3125	28.4%
#KOUFAX55PSA9	CS Asset Manager, LLC (3)	2781	5.6%
#KOUFAX55PSA9	Ben Federman (4)	24300	51.2%
#LBJEXQUISITE	CS Asset Manager, LLC (3)	11827	8.5%
#LBJEXQUISITE	Gary Bulicki (4)	99491	76.5%
#LeBronBlackDiamond	CS Asset Manager, LLC (3)	2737	17.4%
#LeBronBlackDiamond	Matthew Marcom (4)	4201	28.0%
#LEBRONBLACKREFRACTOR	CS Asset Manager, LLC (3)	724	5.3%
#LEBRONEMBLEMSOFENDORSEMENT	CS Asset Manager, LLC (3)	343	3.1%
#LeBronMeloBosh2008TripleLogoMan	CS Asset Manager, LLC (3)	39305	63.4%
#LeBronMeloBosh2008TripleLogoMan	Adam Rowe (4)	30000	50.7%
#LeBronMeloDualLogoman	CS Asset Manager, LLC (3)	10071	9.1%
#LeBronMeloDualLogoman	Jeffrey Clarke (4)	13000	12.1%
#LEBRONMELOWADETRIORC	CS Asset Manager, LLC (3)	2594	6.8%
#LEBRONMELOWADETRIORC	Eric Olander (4)	24640	68.8%
#LEBRONROOKIE	CS Asset Manager, LLC (3)	59	2.9%
#LEBRONULTIMATE	CS Asset Manager, LLC (3)	689	3.7%
#LEBRONULTIMATE	Mike Cancelliere (4)	3897	21.5%
#LEBRONULTIMATE	Matthew Feng (4)	4125	22.8%
#LukaRookieJersey	CS Asset Manager, LLC (3)	2499	4.8%
#LukaRookieJersey	Justin Cornett (4)	5050	10.1%
#LukaRookieJersey	Jason Silverstein (4)	24768	49.6%
#LukaWhiteSparkle	CS Asset Manager, LLC (3)	7768	10.8%
#LukaWhiteSparkle	Carl Tirella (4)	25555	37.5%

#MAGICBIRDDRJPSA8BASKET	CS Asset Manager, LLC (3)	76	2.7%
#MAGICBIRDLOGOMAN	CS Asset Manager, LLC (3)	1972	3.8%
#MAGICBIRDLOGOMAN	Louis Papa (4)	27597	55.3%
#MahomesBronzeBasket	CS Asset Manager, LLC (3)	3197	13.9%
#MahomesBronzeBasket	Robert Servideo (4)	13029	59.2%
#MAHOMESEMERALDRPABGS9	CS Asset Manager, LLC (3)	207	5.0%
#MahomesImmaculate1of1	CS Asset Manager, LLC (3)	1170	5.2%
#MahomesNT1of1	CS Asset Manager, LLC (3)	48613	14.6%
#MahomesNT1of1	Bradley Oconnell (4)	122420	38.8%
#MahomesNT8.5	CS Asset Manager, LLC (3)	919	5.5%
#MahomesNT8.5	Mike Cancelliere (4)	6887	43.0%
#MANTLE1952BOWMANPSA8	CS Asset Manager, LLC (3)	41	3.9%
#MANTLE1952BOWMANPSA8	Ben Federman (4)	156	15.6%
#MANTLE1952BOWMANPSA8	Jeff Engle (4)	122	12.2%
#MANTLE1952TOPPSPSA8	CS Asset Manager, LLC (3)	1834	3.7%
#MANTLE1952TOPPSPSA8	Jeffrey Clarke (4)	5000	10.3%
#Mantle1953Bowman8Basket	CS Asset Manager, LLC (3)	1164	22.0%
#Mantle1953Topps8	CS Asset Manager, LLC (3)	1522	14.7%
#MANTLE1956PSA8BASKET	CS Asset Manager, LLC (3)	295	5.0%
#Mantle1957ToppsPSA8.5	CS Asset Manager, LLC (3)	319	5.5%
#Mantle1957ToppsPSA8.5	Jack Smith (4)	1500	27.0%
#MANTLE1960PSA9	CS Asset Manager, LLC (3)	289	6.8%
#MANTLE1964TOPPS9	CS Asset Manager, LLC (3)	405	7.9%
#MANTLE1964TOPPS9	Jack Smith (4)	1500	30.6%
#Mantle1966ToppsPSA9Basket	CS Asset Manager, LLC (3)	618	6.8%
#Mantle1966ToppsPSA9Basket	Jack Smith (4)	2985	34.7%
#Mantle1968PSA9Basket	CS Asset Manager, LLC (3)	188	4.9%
#Mantle54BowmanBasket	CS Asset Manager, LLC (3)	299	5.6%
#MARINOMANNINGFAVREJERSEYS	CS Asset Manager, LLC (3)	132	2.5%
#Maris58ToppsPSA9	CS Asset Manager, LLC (3)	622	10.6%
#Maris58ToppsPSA9	Matthew Marcom (4)	800	14.8%
#MAYS1951BOWMAN7	CS Asset Manager, LLC (3)	665	6.3%
#MAYS1951BOWMAN7	Jack Smith (4)	2250	22.7%
#MAYS1951BOWMAN7	Ben Federman (4)	1360	13.7%
#MAYS1952PSA8	CS Asset Manager, LLC (3)	1692	6.7%
#MAYS1952PSA8	Jack Smith (4)	2498	10.5%
#MAYS1952PSA8	Jude Arena (4)	10640	44.5%
#MAYS1952PSA8	Christopher Allen (4)	5000	20.9%
#Mays1956GrayPSA9	CS Asset Manager, LLC (3)	218	3.7%
#Mays1956GrayPSA9	Ben Federman (4)	2001	35.1%
#MAYS1959PSA9BASKET	CS Asset Manager, LLC (3)	310	6.1%
#MAYS1959PSA9BASKET	Jude Arena (4)	1162	24.2%
#MAYS1960PSA9	CS Asset Manager, LLC (3)	545	5.7%
#MAYS1960PSA9	Ben Federman (4)	2088	22.9%
#MAYS1960PSA9	Michael Belkov (4)	1128	12.4%
#MayweatherRCPSA10	CS Asset Manager, LLC (3)	1155	22.0%
#MayweatherRCPSA10	Jack Smith (4)	992	21.8%
#MayweatherRCPSA10	Cyrus Irani (4)	500	11.0%
#MessiMegacracks#71PSA9	CS Asset Manager, LLC (3)	452	5.0%
#MessiMegacracks#71PSA9	Jack Smith (4)	2351	27.3%
#MESSIROOKIEBASKET	CS Asset Manager, LLC (3)	296	3.1%
#MESSIROOKIEBASKET	Jack Smith (4)	1717	18.7%
#MichaelPorterJrBasket	CS Asset Manager, LLC (3)	1670	26.9%
#MichaelPorterJrBasket	Carl Tirella (4)	3551	63.4%
#Mikan48BowmanPSA7	CS Asset Manager, LLC (3)	2417	28.4%
#Mikan48BowmanPSA7	Adam Rowe (4)	2000	25.2%
#MIKANRCPHOTO	CS Asset Manager, LLC (3)	563	9.8%
#MIKANRCPHOTO	Justin Cornett (4)	2566	47.5%

#MLBHALLOFFAMEBASEBALL	CS Asset Manager, LLC (3)	898	2.9%
#MONTANARCPSA10	CS Asset Manager, LLC (3)	268	4.0%
#MONTANARCPSA10	Ben Federman (4)	3011	46.3%
#MOOKIEBETTSGLOVE	CS Asset Manager, LLC (3)	616	9.8%
#MOOKIEBETTSGLOVE	Justin Cornett (4)	2239	37.5%
#MPJChampionshipTicket	CS Asset Manager, LLC (3)	308	9.8%
#MPJChampionshipTicket	Craig Bonnifield (4)	610	20.4%
#NegroLeagueLegendaryCutsBasket	CS Asset Manager, LLC (3)	1445	15.6%
#NegroLeagueLegendaryCutsBasket	James Sharpe (4)	1250	14.2%
#NegroLeagueLegendaryCutsBasket	Max Greenes (4)	2262	25.7%
#OrangeDominguez	CS Asset Manager, LLC (3)	624	16.3%
#OZZIESMITHRCBGS9.5	CS Asset Manager, LLC (3)	485	6.5%
#OZZIESMITHRCBGS9.5	Ben Federman (4)	4707	66.9%
#PaulPierce2010ASGJersey	CS Asset Manager, LLC (3)	763	12.1%
#PaulPierce2010ASGJersey	Jason Silverstein (4)	4470	74.6%
#PeytonManningMVPHelmet	CS Asset Manager, LLC (3)	7033	18.5%
#PeytonManningMVPHelmet	William Robertson (4)	5505	15.3%
#PeytonManningMVPHelmet	Anthony Arnold (4)	7200	20.0%
#RICKEYHENDERSONRCPSA10	CS Asset Manager, LLC (3)	894	5.9%
#Ruth1914BaltimoreNewsSGC3	CS Asset Manager, LLC (3)	1088	5.4%
#Ruth33GoudeySGC8	CS Asset Manager, LLC (3)	982	6.9%
#RUTHGEHRIGBALL	CS Asset Manager, LLC (3)	54	2.7%
#RUTHGEHRIGBALL	Daniel Baum (4)	288	14.4%
#SadaharuOhBat	CS Asset Manager, LLC (3)	1187	23.0%
#SadaharuOhBat	Justin Cornett (4)	2550	52.6%
#SatchelPaige48LeafSGC30	CS Asset Manager, LLC (3)	420	5.7%
#SatchelPaige48LeafSGC30	Jack Smith (4)	1926	27.3%
#SeagerOrangeRefractorBasket	CS Asset Manager, LLC (3)	96	5.7%
#Serena03NetProPSA10Basket	CS Asset Manager, LLC (3)	2638	70.2%
#TATISBOWMANBLACKLABEL	CS Asset Manager, LLC (3)	912	4.1%
#TATISBOWMANBLACKLABEL	Jae Kim (4)	10306	47.9%
#TATUMFLAWLESS10	CS Asset Manager, LLC (3)	213	4.5%
#TATUMFLAWLESS10	Ryan Oakes (4)	560	12.2%
#TATUMFLAWLESS10	Jeffrey Clarke (4)	500	10.9%
#TEDWILLIAMS1939PLAYBALL	CS Asset Manager, LLC (3)	244	7.2%
#TheRockBumbleBeePSA10	CS Asset Manager, LLC (3)	712	7.4%
#TheRockBumbleBeePSA10	Jack Smith (4)	3134	34.8%
#TIGERPUTTER	CS Asset Manager, LLC (3)	862	4.0%
#TIGERPUTTER	Justin Cornett (4)	11628	55.4%
#TIGERSIFORKIDS	CS Asset Manager, LLC (3)	149	6.0%
#TIGERSIFORKIDS	Alan Vaynerchuk (4)	1000	42.6%
#TIGERSPAUTHENTICBGS9.5	CS Asset Manager, LLC (3)	108	2.9%
#TimDuncanPMGGreen	CS Asset Manager, LLC (3)	4487	9.9%
#TimDuncanPMGGreen	Bennett Miller (4)	36023	82.1%
#TRAEYOUNGFLAWLESSBGS9	CS Asset Manager, LLC (3)	101	6.4%
#TraeYoungFlawlessGreenBGS9	CS Asset Manager, LLC (3)	156	6.1%
#TraeYoungFlawlessGreenBGS9	Steven Bloom (4)	720	30.0%
#TrevorLawrenceLeafBasket	CS Asset Manager, LLC (3)	252	11.3%
#TROUTFINESTSUPERFRACTOR	CS Asset Manager, LLC (3)	3676	13.0%
#TysonRCBGS9Basket	CS Asset Manager, LLC (3)	477	8.1%
#TysonRCBGS9Basket	Jack Smith (4)	1511	26.7%
#UNITAS1965JERSEY	CS Asset Manager, LLC (3)	483	2.9%
#UNITAS1965JERSEY	William Ammons (4)	4243	25.6%
#UnitasPSA8	CS Asset Manager, LLC (3)	535	11.9%
#UnitasPSA8	Jack Smith (4)	1500	37.5%

#YASTRZEMSKIRC9BASKET	CS Asset Manager, LLC (3)	282	6.7%
#YASTRZEMSKIRC9BASKET	Ben Federman (4)	1489	37.7%
#YASTRZEMSKIRC9BASKET	Jude Arena (4)	565	14.3%
#ZionPrizmsBlueBGS10	CS Asset Manager, LLC (3)	1233	19.5%
#ZionPrizmsBlueBGS10	Hassan Barazi (4)	809	13.9%
#ZionPrizmsBlueBGS10	Carl Tirella (4)	1611	27.8%
#ZIONRPABGS9	CS Asset Manager, LLC (3)	453	6.8%
#ZIONRPABGS9	Leor Moshe (4)	816	12.7%

(1)	The column “Amount and nature of beneficial ownership acquirable” has been omitted because it is not applicable.
(2)	All ownership is direct unless otherwise indicated.
(3)	CS Asset Manager, LLC (the “Manager”) is the Manager of each of the Series. The Manager’s address is 333 Westchester Avenue, Suite W2100, White Plains, NY 10604.
(4)	Our officers may be deemed the beneficial owners of the units owned by the Manager. Their address is the same as that of the Manager. Additionally, all 10%+ unit owners listed above may be contacted at the office of the Manager.

Item 5. Interest of Management and Others in Certain Transactions

Among the items offered to the public through the Collectable platform in 2021, six (6) items came from the collection of Collectable Founder and President, Jason Epstein through a business entity, Zev Partners. Total consignment payments equaled $149,600.

Asset Name	Closing Date	Consignment Paid
#DURANTCHROMEREFRACTORPSA10	1/11/2021	$12,500
#MANTLE1952BOWMANPSA8	1/12/2021	$15,375
#TEDWILLIAMS1939PLAYBALL	3/30/2021	$28,000
#MAGICBIRDDRJPSA8BASKET	4/1/2021	$15,400
#BRADYPLAYOFFCONTENDERSBASKET	4/8/2021	$61,875
#MANTLE1956PSA8BASKET	4/26/2021	$16,450
Total Consignments Paid in 2021		$149,600

Item 6. Other Information

None

Item 7. Financial Statements

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements for the year ended December 31, 2021 and for the period from January 16, 2021 (Inception) to December 31, 2020
Independent Auditor’s Report	F-2
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-4
Consolidated Statements of Operations for the year ended December 31, 2021 and for the period from January 16, 2021 (Inception) to December 31, 2020	F-43
Consolidated Statements of Changes in Members’ Equity for the year ended December 31, 2021 and for the period from January 16, 2021 (Inception) to December 31, 2020	F-88
Consolidated Statements of Cash Flows for the year ended December 31, 2021 and for the period from January 16, 2021 (Inception) to December 31, 2020	F-103

INDEPENDENT AUDITOR’S REPORT

To the Members and Board of Directors of
Collectable Sports Assets, LLC

White Plains, New York

Opinion

We have audited the accompanying consolidated financial statements of Collectable Sports Assets, LLC (the “Company”), which comprise the consolidated balance sheets on a consolidated basis and for each listed Series of Collectable Sports Assets, LLC (Series) for the year ended December 31, 2021 and for the period from January 16, 2020 (Inception) through December 31, 2020, and the related consolidated statements of operations, changes in members’ equity, and cash flows on a consolidated basis and for each listed Series, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Collectable Sports Assets, LLC and each listed Series as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the Company and each listed Series for the year ended December 31, 2021 and for the period from January 16, 2020 (date of inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements on a consolidated basis and for each listed Series in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

May 3, 2022

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#03EXQUISITE BOX	#03TOPPS CHROME WAX	#18-19BASKET BALLGROWTH BASKET	#1909E95 SGCSET	#1964KOUFAX JERSEY
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,027.50	-	1,032.00	1,052.50	1,035.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,027.50	-	1,032.00	1,052.50	1,035.00
TOTAL CURRENT ASSETS	$2,055.00	$-	$2,064.00	$2,105.00	$2,070.00

OTHER ASSETS
Collectable Assets	$83,722.50	$24,350.00	$43,682.00	$35,997.50	$437,465.00
TOTAL OTHER ASSETS	$83,722.50	$24,350.00	$43,682.00	$35,997.50	$437,465.00

TOTAL ASSETS	$85,777.50	$24,350.00	$45,746.00	$38,102.50	$439,535.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,027.50	-	1,032.00	1,052.50	1,035.00
TOTAL CURRENT LIABILITIES	$1,027.50	$-	$1,032.00	$1,052.50	$1,035.00

TOTAL LIABILITIES	$1,027.50	$-	$1,032.00	$1,052.50	$1,035.00

MEMBERS’ EQUITY
Membership Contributions	$84,750.00	$24,350.00	$44,714.00	$37,050.00	$438,500.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$84,750.00	$24,350.00	$44,714.00	$37,050.00	$438,500.00

TOTAL LIABILITIES AND MEMBERS’	$85,777.50	$24,350.00	$45,746.00	$38,102.50	$439,535.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#1969TOPPS BASKET BALLSET	#1986WAX	#2000PLAYOFF CONTENDERS WAX	#48LEAFRUTH SGC8	#AARON1954 PSA8.5
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,095.00	2,050.00	1,067.50	1,030.00	1,200.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,095.00	2,050.00	1,067.50	1,030.00	1,200.00
TOTAL CURRENT ASSETS	$2,190.00	$4,100.00	$2,135.00	$2,060.00	$2,400.00

OTHER ASSETS
Collectable Assets	$151,455.00	$191,200.00	$23,582.50	$53,220.00	$123,200.00
TOTAL OTHER ASSETS	$151,455.00	$191,200.00	$23,582.50	$53,220.00	$123,200.00

TOTAL ASSETS	$153,645.00	$195,300.00	$25,717.50	$55,280.00	$125,600.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,095.00	2,050.00	1,067.50	1,030.00	1,200.00
TOTAL CURRENT LIABILITIES	$1,095.00	$2,050.00	$1,067.50	$1,030.00	$1,200.00

TOTAL LIABILITIES	$1,095.00	$2,050.00	$1,067.50	$1,030.00	$1,200.00

MEMBERS’ EQUITY
Membership Contributions	$152,550.00	$193,250.00	$24,650.00	$54,250.00	$124,400.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$152,550.00	$193,250.00	$24,650.00	$54,250.00	$124,400.00

TOTAL LIABILITIES AND MEMBERS’	$153,645.00	$195,300.00	$25,717.50	$55,280.00	$125,600.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#ACUNA GOLD9.5	#ALIWBC BELT	#ANDRE&HULK WRESTLING BASKET	#ANDRETHE GIANT	#ACUNA BOWMAN10 BASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,065.00	4,883.11	-	2,850.00	985.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,065.00	4,243.11	-	2,850.00	985.00
TOTAL CURRENT ASSETS	$2,130.00	$9,126.22	$-	$5,700.00	$1,970.00

OTHER ASSETS
Collectable Assets	$26,440.00	$427,756.89	$126,440.00	$26,870.00	$102,515.00
TOTAL OTHER ASSETS	$26,440.00	$427,756.89	$126,440.00	$26,870.00	$102,515.00

TOTAL ASSETS	$28,570.00	$436,883.11	$126,440.00	$32,570.00	$104,485.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,065.00	4,243.11	-	2,850.00	985.00
TOTAL CURRENT LIABILITIES	$1,065.00	$4,243.11	$-	$2,850.00	$985.00

TOTAL LIABILITIES	$1,065.00	$4,243.11	$-	$2,850.00	$985.00

MEMBERS’ EQUITY
Membership Contributions	$27,505.00	$432,640.00	$126,440.00	$29,720.00	$103,500.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$27,505.00	$432,640.00	$126,440.00	$29,720.00	$103,500.00

TOTAL LIABILITIES AND MEMBERS’	$28,570.00	$436,883.11	$126,440.00	$32,570.00	$104,485.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#ALIROOKIE CARDBVG8	#BANKS1954 PSA9	#BETTSGOLD REFRACTOR BASKET	#BRADYPLAYOFF CONTENDERS BASKET	#BRADYREEBOK FLAWLESS
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	-	2,180.00	1,292.00	1,031.25	1,120.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	-	2,180.00	1,292.00	1,031.25	1,120.00
TOTAL CURRENT ASSETS	$-	$4,360.00	$2,584.00	$2,062.50	$2,240.00

OTHER ASSETS
Collectable Assets	$60,700.00	$89,745.00	$62,698.00	$92,268.75	$-
TOTAL OTHER ASSETS	$60,700.00	$89,745.00	$62,698.00	$92,268.75	$-

TOTAL ASSETS	$60,700.00	$94,105.00	$65,282.00	$94,331.25	$2,240.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	-	2,180.00	1,292.00	1,031.25	-
TOTAL CURRENT LIABILITIES	$-	$2,180.00	$1,292.00	$1,031.25	$-

TOTAL LIABILITIES	$-	$2,180.00	$1,292.00	$1,031.25	$-

MEMBERS’ EQUITY
Membership Contributions	$60,700.00	$91,925.00	$63,990.00	$93,300.00	$48,804.00
Membership Distributions	-	-	-	-	(70,000.00)
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	23,436.00
TOTAL MEMBERS’ EQUITY	$60,700.00	$91,925.00	$63,990.00	$93,300.00	$2,240.00

TOTAL LIABILITIES AND MEMBERS’	$60,700.00	$94,105.00	$65,282.00	$94,331.25	$2,240.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#BRADY ROOKIE	#BETTSBLUE REFRACTOR BASKET	#BRADY BOWMAN10	#BRADY CHAMPIONSHIP TICKET	#CHAMBER LAINHS UNIFORM
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,135.00	1,115.00	-	-	4,030.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,135.00	1,115.00	-	-	4,030.00
TOTAL CURRENT ASSETS	$2,270.00	$2,230.00	$-	$-	$8,060.00

OTHER ASSETS
Collectable Assets	$58,575.00	$32,735.00	$42,900.00	$2,312,000.00	$319,250.00
TOTAL OTHER ASSETS	$58,575.00	$32,735.00	$42,900.00	$2,312,000.00	$319,250.00

TOTAL ASSETS	$60,845.00	$34,965.00	$42,900.00	$2,312,000.00	$327,310.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,135.00	1,115.00	-	-	4,030.00
TOTAL CURRENT LIABILITIES	$1,135.00	$1,115.00	$-	$-	$4,030.00

TOTAL LIABILITIES	$1,135.00	$1,115.00	$-	$-	$4,030.00

MEMBERS’ EQUITY
Membership Contributions	$59,710.00	$33,850.00	$42,900.00	$2,312,000.00	$323,280.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$59,710.00	$33,850.00	$42,900.00	$2,312,000.00	$323,280.00

TOTAL LIABILITIES AND MEMBERS’	$60,845.00	$34,965.00	$42,900.00	$2,312,000.00	$327,310.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#CHAMBER LAINPHILA JERSEY59-60	#CLEMENTE 1955PSA8	#CLEMENTE WHITE&GRAY BASKET	#COBB MINTE98	#COBB VINTAGET 206PHOTO
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	375.00	-	1,152.50	9,437.50	1,072.50
Due from Affiliate	-	-	-	-	-
Reserve - Asset	375.00	-	1,152.50	9,437.50	1,072.50
TOTAL CURRENT ASSETS	$750.00	$-	$2,305.00	$18,875.00	$2,145.00

OTHER ASSETS
Collectable Assets	$1,334,625.00	$83,999.50	$93,149.95	$300,062.50	$53,182.50
TOTAL OTHER ASSETS	$1,334,625.00	$83,999.50	$93,149.95	$300,062.50	$53,182.50

TOTAL ASSETS	$1,335,375.00	$83,999.50	$95,454.95	$318,937.50	$55,327.50

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	375.00	-	1,152.50	9,437.50	1,072.50
TOTAL CURRENT LIABILITIES	$375.00	$-	$1,152.50	$9,437.50	$1,072.50

TOTAL LIABILITIES	$375.00	$-	$1,152.50	$9,437.50	$1,072.50

MEMBERS’ EQUITY
Membership Contributions	$1,335,000.00	$83,999.50	$114,750.00	$309,500.00	$54,255.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	(20,447.55)	-	-
TOTAL MEMBERS’ EQUITY	$1,335,000.00	$83,999.50	$94,302.45	$309,500.00	$54,255.00

TOTAL LIABILITIES AND MEMBERS’	$1,335,375.00	$83,999.50	$95,454.95	$318,937.50	$55,327.50

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#CROSBYTHE CUPBASKET	#CURRY BASKET	#CURRYRPA BGS9.5	#CHICAGO BULLSDYNASTY HARDWOOD	#CHRISBOSH GAMEWORN RAPTORS SNEAKER
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,030.00	1,312.06	1,005.00	860.00	1,212.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,030.00	1,112.06	1,005.00	860.00	1,212.00
TOTAL CURRENT ASSETS	$2,060.00	$2,424.12	$2,010.00	$1,720.00	$2,424.00

OTHER ASSETS
Collectable Assets	$211,670.00	$-	$-	$365,390.00	$16,938.00
TOTAL OTHER ASSETS	$211,670.00	$-	$-	$365,390.00	$16,938.00

TOTAL ASSETS	$213,730.00	$2,424.12	$2,010.00	$367,110.00	$19,362.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,030.00	-	-	860.00	1,212.00
TOTAL CURRENT LIABILITIES	$1,030.00	$-	$-	$860.00	$1,212.00

TOTAL LIABILITIES	$1,030.00	$-	$-	$860.00	$1,212.00

MEMBERS’ EQUITY
Membership Contributions	$212,700.00	$40,860.00	$501,500.00	$366,250.00	$18,150.00
Membership Distributions	-	(70,000.00)	(780,000.00)	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	31,564.12	280,510.00	-	-
TOTAL MEMBERS’ EQUITY	$212,700.00	$2,424.12	$2,010.00	$366,250.00	$18,150.00

TOTAL LIABILITIES AND MEMBERS’	$213,730.00	$2,424.12	$2,010.00	$367,110.00	$19,362.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#CLEMENTE 65-68BAT	#CRISTIANO RONALDO RC1OF1	#DIMAGGIO 1933BAT	#DONCIC BLUEPSA10	#DURANT CHROME REFRACTOR PSA10
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,010.25	11,875.00	1,130.00	2,779.56	-
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,010.25	11,875.00	1,130.00	2,779.56	-
TOTAL CURRENT ASSETS	$2,020.50	$23,750.00	$2,260.00	$5,559.12	$-

OTHER ASSETS
Collectable Assets	$30,714.75	$254,375.00	$96,420.00	$61,920.44	$13,100.00
TOTAL OTHER ASSETS	$30,714.75	$254,375.00	$96,420.00	$61,920.44	$13,100.00

TOTAL ASSETS	$32,735.25	$278,125.00	$98,680.00	$67,479.56	$13,100.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,010.25	11,875.00	1,130.00	2,779.56	-
TOTAL CURRENT LIABILITIES	$1,010.25	$11,875.00	$1,130.00	$2,779.56	$-

TOTAL LIABILITIES	$1,010.25	$11,875.00	$1,130.00	$2,779.56	$-

MEMBERS’ EQUITY
Membership Contributions	$31,725.00	$266,250.00	$97,550.00	$64,700.00	$13,100.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$31,725.00	$266,250.00	$97,550.00	$64,700.00	$13,100.00

TOTAL LIABILITIES AND MEMBERS’	$32,735.25	$278,125.00	$98,680.00	$67,479.56	$13,100.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#DWADE ULTIMATE	#DEVERS SUPER FRACTOR	#DONOVAN MITCHELLNT9.5	#ELWAY1984 ROOKIECARD PSA10BASKET	#EMMITT SMITH10K JERSEY
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,035.00	1,240.00	1,067.50	-	1,160.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,035.00	1,240.00	1,067.50	-	1,160.00
TOTAL CURRENT ASSETS	$2,070.00	$2,480.00	$2,135.00	$-	$2,320.00

OTHER ASSETS
Collectable Assets	$43,055.00	$-	$30,182.50	$31,250.00	$59,340.00
TOTAL OTHER ASSETS	$43,055.00	$-	$30,182.50	$31,250.00	$59,340.00

TOTAL ASSETS	$45,125.00	$2,480.00	$32,317.50	$31,250.00	$61,660.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,035.00	-	1,067.50	-	1,160.00
TOTAL CURRENT LIABILITIES	$1,035.00	$-	$1,067.50	$-	$1,160.00

TOTAL LIABILITIES	$1,035.00	$-	$1,067.50	$-	$1,160.00

MEMBERS’ EQUITY
Membership Contributions	$44,090.00	$37,200.00	$31,250.00	$31,250.00	$60,500.00
Membership Distributions	-	(78,500.00)	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	43,780.00	-	-	-
TOTAL MEMBERS’ EQUITY	$44,090.00	$2,480.00	$31,250.00	$31,250.00	$60,500.00

TOTAL LIABILITIES AND MEMBERS’	$45,125.00	$2,480.00	$32,317.50	$31,250.00	$61,660.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#EMMITT SMITHMVP BASKET	#EDDIEPLANK T206PSA4	#ERLING HAALAND PSA10BASKET	#FRANK ROBINSON1957 PSA9BASKET	#FRANK ROBINSON 500HRBAT
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	3,260.00	900.00	-	1,254.00	1,035.40
Due from Affiliate	-	-	-	-	-
Reserve - Asset	3,260.00	900.00	-	1,254.00	1,035.40
TOTAL CURRENT ASSETS	$6,520.00	$1,800.00	$-	$2,508.00	$2,070.80

OTHER ASSETS
Collectable Assets	$89,456.51	$317,300.00	$14,560.00	$77,326.00	$-
TOTAL OTHER ASSETS	$89,456.51	$317,300.00	$14,560.00	$77,326.00	$-

TOTAL ASSETS	$95,976.51	$319,100.00	$14,560.00	$79,834.00	$2,070.80

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	3,260.00	900.00	-	1,254.00	-
TOTAL CURRENT LIABILITIES	$3,260.00	$900.00	$-	$1,254.00	$-

TOTAL LIABILITIES	$3,260.00	$900.00	$-	$1,254.00	$-

MEMBERS’ EQUITY
Membership Contributions	$117,000.00	$318,200.00	$14,560.00	$78,580.00	$174,500.00
Membership Distributions	-	-	-	-	(200,000.00)
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	(24,283.49)	-	-	-	27,570.80
TOTAL MEMBERS’ EQUITY	$92,716.51	$318,200.00	$14,560.00	$78,580.00	$2,070.80

TOTAL LIABILITIES AND MEMBERS’	$95,976.51	$319,100.00	$14,560.00	$79,834.00	$2,070.80

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#GIANNISGOLD IMMACULATE	#GIANNIS RPA	#GLEYBERTOR RESORANGE9.5	#GRETZKYO PEECHEE1979	#GARY CARTER1975 PSA10BASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,165.00	1,225.00	1,042.50	1,380.00	-
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,165.00	1,225.00	1,042.50	1,380.00	-
TOTAL CURRENT ASSETS	$2,330.00	$2,450.00	$2,085.00	$2,760.00	$-

OTHER ASSETS
Collectable Assets	$50,035.00	$117,755.00	$20,228.78	$69,400.00	$39,000.00
TOTAL OTHER ASSETS	$50,035.00	$117,755.00	$20,228.78	$69,400.00	$39,000.00

TOTAL ASSETS	$52,365.00	$120,205.00	$22,313.78	$72,160.00	$39,000.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,165.00	1,225.00	1,042.50	1,380.00	-
TOTAL CURRENT LIABILITIES	$1,165.00	$1,225.00	$1,042.50	$1,380.00	$-

TOTAL LIABILITIES	$1,165.00	$1,225.00	$1,042.50	$1,380.00	$-

MEMBERS’ EQUITY
Membership Contributions	$51,200.00	$118,980.00	$21,940.00	$70,780.00	$39,000.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	(668.72)	-	-
TOTAL MEMBERS’ EQUITY	$51,200.00	$118,980.00	$21,271.28	$70,780.00	$39,000.00

TOTAL LIABILITIES AND MEMBERS’	$52,365.00	$120,205.00	$22,313.78	$72,160.00	$39,000.00

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#GIANNIS48 POINTGAME SNEAKERS	#JACKIE ROBINSON AUTOBAT	#JETERFOILRC BASKETBGS9.5	#JORDAN85 NIKEBASKET	#JORDAN EXQUISITE BGS8
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,050.00	5,341.47	1,152.50	1,256.00	1,165.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,050.00	5,101.47	1,152.50	1,256.00	1,165.00
TOTAL CURRENT ASSETS	$2,100.00	$10,442.94	$2,305.00	$2,512.00	$2,330.00

OTHER ASSETS
Collectable Assets	$25,150.00	$81,898.53	$72,219.57	$-	$80,135.00
TOTAL OTHER ASSETS	$25,150.00	$81,898.53	$72,219.57	$-	$80,135.00

TOTAL ASSETS	$27,250.00	$92,341.47	$74,524.57	$2,512.00	$82,465.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,050.00	5,101.47	1,152.50	-	1,165.00
TOTAL CURRENT LIABILITIES	$1,050.00	$5,101.47	$1,152.50	$-	$1,165.00

TOTAL LIABILITIES	$1,050.00	$5,101.47	$1,152.50	$-	$1,165.00

MEMBERS’ EQUITY
Membership Contributions	$26,200.00	$87,240.00	$103,350.00	$141,530.00	$81,300.00
Membership Distributions	-	-	-	(203,000.00)	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	(29,977.93)	63,982.00	-
TOTAL MEMBERS’ EQUITY	$26,200.00	$87,240.00	$73,372.07	$2,512.00	$81,300.00

TOTAL LIABILITIES AND MEMBERS’	$27,250.00	$92,341.47	$74,524.57	$2,512.00	$82,465.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#JORDAN PSA10	#JORDAN ROOKIE JERSEY	#JORDAN SIGNED PROFESSIONAL BAT	#JACKIE LEAF3.5	#JACKIE ROBINSON1952 TOPPSPSA8.5
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,207.48	1,855.00	1,077.50	920.00	825.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	707.48	1,855.00	1,077.50	920.00	825.00
TOTAL CURRENT ASSETS	$1,914.96	$3,710.00	$2,155.00	$1,840.00	$1,650.00

OTHER ASSETS
Collectable Assets	$100,162.52	$244,645.00	$41,551.28	$41,280.00	$575,225.00
TOTAL OTHER ASSETS	$100,162.52	$244,645.00	$41,551.28	$41,280.00	$575,225.00

TOTAL ASSETS	$102,077.48	$248,355.00	$43,706.28	$43,120.00	$576,875.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	707.48	1,855.00	1,077.50	920.00	825.00
TOTAL CURRENT LIABILITIES	$707.48	$1,855.00	$1,077.50	$920.00	$825.00

TOTAL LIABILITIES	$707.48	$1,855.00	$1,077.50	$920.00	$825.00

MEMBERS’ EQUITY
Membership Contributions	$101,370.00	$246,500.00	$52,900.00	$42,200.00	$576,050.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	(10,271.22)	-	-
TOTAL MEMBERS’ EQUITY	$101,370.00	$246,500.00	$42,628.78	$42,200.00	$576,050.00

TOTAL LIABILITIES AND MEMBERS’	$102,077.48	$248,355.00	$43,706.28	$43,120.00	$576,875.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#JACKIE ROBINSON53 TOPPS8	#JIMMIEFOXX 1938BAT	#JOKIC REFRACTOR 1OF1	#JORDAN LEBRONMAGIC TRIPLESIGS	#JORDAN LEBRONSIGN OFTHETIMES
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,055.00	990.00	1,174.62	1,048.00	1,050.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,055.00	990.00	1,174.62	1,048.00	1,050.00
TOTAL CURRENT ASSETS	$2,110.00	$1,980.00	$2,349.24	$2,096.00	$2,100.00

OTHER ASSETS
Collectable Assets	$57,945.00	$97,610.00	$22,935.38	$85,702.00	$169,950.00
TOTAL OTHER ASSETS	$57,945.00	$97,610.00	$22,935.38	$85,702.00	$169,950.00

TOTAL ASSETS	$60,055.00	$99,590.00	$25,284.62	$87,798.00	$172,050.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,055.00	990.00	1,174.62	1,048.00	1,050.00
TOTAL CURRENT LIABILITIES	$1,055.00	$990.00	$1,174.62	$1,048.00	$1,050.00

TOTAL LIABILITIES	$1,055.00	$990.00	$1,174.62	$1,048.00	$1,050.00

MEMBERS’ EQUITY
Membership Contributions	$59,000.00	$98,600.00	$24,110.00	$86,750.00	$171,000.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$59,000.00	$98,600.00	$24,110.00	$86,750.00	$171,000.00

TOTAL LIABILITIES AND MEMBERS’	$60,055.00	$99,590.00	$25,284.62	$87,798.00	$172,050.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#JORDAN MAGICLEBRON TRIPLEAUTO JERS	#JOSHALLEN GOLDBGS9.5	#JUSTIN HERBERT HIDDEN TREASURERPA	#KAWHI BASKET	#KOBEREEBOK IVERSONRETROS
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	930.30	1,050.00	1,015.00	2,040.00	1,020.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	930.30	1,050.00	1,015.00	2,040.00	1,020.00
TOTAL CURRENT ASSETS	$1,860.60	$2,100.00	$2,030.00	$4,080.00	$2,040.00

OTHER ASSETS
Collectable Assets	$130,969.70	$30,200.00	$63,835.00	$58,438.80	$90,980.00
TOTAL OTHER ASSETS	$130,969.70	$30,200.00	$63,835.00	$58,438.80	$90,980.00

TOTAL ASSETS	$132,830.30	$32,300.00	$65,865.00	$62,518.80	$93,020.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	930.30	1,050.00	1,015.00	2,040.00	1,020.00
TOTAL CURRENT LIABILITIES	$930.30	$1,050.00	$1,015.00	$2,040.00	$1,020.00

TOTAL LIABILITIES	$930.30	$1,050.00	$1,015.00	$2,040.00	$1,020.00

MEMBERS’ EQUITY
Membership Contributions	$131,900.00	$31,250.00	$64,850.00	$71,610.00	$92,000.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	(11,131.20)	-
TOTAL MEMBERS’ EQUITY	$131,900.00	$31,250.00	$64,850.00	$60,478.80	$92,000.00

TOTAL LIABILITIES AND MEMBERS’	$132,830.30	$32,300.00	$65,865.00	$62,518.80	$93,020.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#KOUFAX1955 PSA8.5	#KOUFAX55 PSA9	#KEVIN DURANTHS JERSEY	#KOBEBRYANT FIRSTWHITE #24JERSEY	#KOBEBRYANT ROOKIE SNEAKERS
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,270.00	900.00	885.00	550.00	1,005.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,270.00	900.00	885.00	550.00	1,005.00
TOTAL CURRENT ASSETS	$2,540.00	$1,800.00	$1,770.00	$1,100.00	$2,010.00

OTHER ASSETS
Collectable Assets	$-	$496,600.00	$226,115.00	$710,150.00	$136,995.00
TOTAL OTHER ASSETS	$-	$496,600.00	$226,115.00	$710,150.00	$136,995.00

TOTAL ASSETS	$2,540.00	$498,400.00	$227,885.00	$711,250.00	$139,005.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	-	900.00	885.00	550.00	1,005.00
TOTAL CURRENT LIABILITIES	$-	$900.00	$885.00	$550.00	$1,005.00

TOTAL LIABILITIES	$-	$900.00	$885.00	$550.00	$1,005.00

MEMBERS’ EQUITY
Membership Contributions	$37,920.00	$497,500.00	$227,000.00	$710,700.00	$138,000.00
Membership Distributions	(100,000.00)	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	64,620.00	-	-	-	-
TOTAL MEMBERS’ EQUITY	$2,540.00	$497,500.00	$227,000.00	$710,700.00	$138,000.00

TOTAL LIABILITIES AND MEMBERS’	$2,540.00	$498,400.00	$227,885.00	$711,250.00	$139,005.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#KOBEBRYANT ROYALBLUE JORDAN SNEAKERS	#KOBEFINAL SEASON SNEAKERS	#LBJ EXQUISITE	#LEBRON BLACK REFRACTOR	#LEBRON EMBLEMSOF ENDORSEMENT
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	985.00	1,010.00	175.00	1,190.00	2,050.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	985.00	1,010.00	175.00	1,190.00	2,050.00
TOTAL CURRENT ASSETS	$1,970.00	$2,020.00	$350.00	$2,380.00	$4,100.00

OTHER ASSETS
Collectable Assets	$92,016.00	$63,790.00	$1,387,325.00	$134,860.00	$218,950.00
TOTAL OTHER ASSETS	$92,016.00	$63,790.00	$1,387,325.00	$134,860.00	$218,950.00

TOTAL ASSETS	$93,986.00	$65,810.00	$1,387,675.00	$137,240.00	$223,050.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	985.00	1,010.00	175.00	1,190.00	2,050.00
TOTAL CURRENT LIABILITIES	$985.00	$1,010.00	$175.00	$1,190.00	$2,050.00

TOTAL LIABILITIES	$985.00	$1,010.00	$175.00	$1,190.00	$2,050.00

MEMBERS’ EQUITY
Membership Contributions	$93,001.00	$64,800.00	$1,387,500.00	$136,050.00	$221,000.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$93,001.00	$64,800.00	$1,387,500.00	$136,050.00	$221,000.00

TOTAL LIABILITIES AND MEMBERS’	$93,986.00	$65,810.00	$1,387,675.00	$137,240.00	$223,050.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#LEBRON MELOWADE TRIORC	#LEBRON ROOKIE	#LEBRON ULTIMATE	#LEBRON BLACK DIAMOND	#LEBRON MELOBOSH 2008TRIPLE LOGOMAN
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	884.00	2,523.29	1,115.00	-	-
Due from Affiliate	-	-	-	-	-
Reserve - Asset	884.00	2,273.29	1,115.00	-	-
TOTAL CURRENT ASSETS	$1,768.00	$4,796.58	$2,230.00	$-	$-

OTHER ASSETS
Collectable Assets	$378,236.00	$48,576.71	$184,835.00	$78,750.00	$309,750.00
TOTAL OTHER ASSETS	$378,236.00	$48,576.71	$184,835.00	$78,750.00	$309,750.00

TOTAL ASSETS	$380,004.00	$53,373.29	$187,065.00	$78,750.00	$309,750.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	884.00	2,273.29	1,115.00	-	-
TOTAL CURRENT LIABILITIES	$884.00	$2,273.29	$1,115.00	$-	$-

TOTAL LIABILITIES	$884.00	$2,273.29	$1,115.00	$-	$-

MEMBERS’ EQUITY
Membership Contributions	$379,120.00	$51,100.00	$185,950.00	$78,750.00	$309,750.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$379,120.00	$51,100.00	$185,950.00	$78,750.00	$309,750.00

TOTAL LIABILITIES AND MEMBERS’	$380,004.00	$53,373.29	$187,065.00	$78,750.00	$309,750.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#LEBRON MELODUAL LOGOMAN	#LUKA ROOKIE JERSEY	#LUKA WHITE SPARKLE	#MAGIC BIRDDRJ	#MAGIC BIRDDRJ PSA8BASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	650.00	810.00	655.00	1,930.00	1,091.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	650.00	810.00	655.00	1,930.00	1,091.00
TOTAL CURRENT ASSETS	$1,300.00	$1,620.00	$1,310.00	$3,860.00	$2,182.00

OTHER ASSETS
Collectable Assets	$1,109,350.00	$521,440.00	$720,345.00	$-	$27,069.00
TOTAL OTHER ASSETS	$1,109,350.00	$521,440.00	$720,345.00	$-	$27,069.00

TOTAL ASSETS	$1,110,650.00	$523,060.00	$721,655.00	$3,860.00	$29,251.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	650.00	810.00	655.00	-	1,091.00
TOTAL CURRENT LIABILITIES	$650.00	$810.00	$655.00	$-	$1,091.00

TOTAL LIABILITIES	$650.00	$810.00	$655.00	$-	$1,091.00

MEMBERS’ EQUITY
Membership Contributions	$1,110,000.00	$522,250.00	$721,000.00	$355,280.00	$28,160.00
Membership Distributions	-	-	-	(720,000.00)	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	368,580.00	-
TOTAL MEMBERS’ EQUITY	$1,110,000.00	$522,250.00	$721,000.00	$3,860.00	$28,160.00

TOTAL LIABILITIES AND MEMBERS’	$1,110,650.00	$523,060.00	$721,655.00	$3,860.00	$29,251.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MAGICBIRD LOGOMAN	#MAHOMES EMERALDRPA BGS9	#MAHOMES ROOKIE	#MANTLE1952 BOWMANPSA8	#MANTLE1952 TOPPSPSA8
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,120.00	1,235.00	4,792.11	-	1,470.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,120.00	1,235.00	4,417.11	-	1,470.00
TOTAL CURRENT ASSETS	$2,240.00	$2,470.00	$9,209.22	$-	$2,940.00

OTHER ASSETS
Collectable Assets	$511,680.00	$81,105.00	$-	$15,600.00	$497,330.00
TOTAL OTHER ASSETS	$511,680.00	$81,105.00	$-	$15,600.00	$497,330.00

TOTAL ASSETS	$513,920.00	$83,575.00	$9,209.22	$15,600.00	$500,270.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,120.00	1,235.00	-	-	1,470.00
TOTAL CURRENT LIABILITIES	$1,120.00	$1,235.00	$-	$-	$1,470.00

TOTAL LIABILITIES	$1,120.00	$1,235.00	$-	$-	$1,470.00

MEMBERS’ EQUITY
Membership Contributions	$512,800.00	$82,340.00	$136,575.00	$15,600.00	$498,800.00
Membership Distributions	-	-	(182,500.00)	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	55,134.22	-	-
TOTAL MEMBERS’ EQUITY	$512,800.00	$82,340.00	$9,209.22	$15,600.00	$498,800.00

TOTAL LIABILITIES AND MEMBERS’	$513,920.00	$83,575.00	$9,209.22	$15,600.00	$500,270.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MANTLE1956 PSA8BASKET	#MANTLE1960 PSA9	#MANTLE54 BOWMAN BASKET	#MANTLE MINT1953	#MARINO MANNINGFAVRE JERSEYS
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,080.50	37,052.50	1,030.00	5,000.00	4,320.40
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,080.50	1,080.50	1,030.00	-	4,320.40
TOTAL CURRENT ASSETS	$2,161.00	$38,133.00	$2,060.00	$5,000.00	$8,640.80

OTHER ASSETS
Collectable Assets	$28,594.50	$41,189.50	$52,170.00	$-	$47,619.60
TOTAL OTHER ASSETS	$28,594.50	$41,189.50	$52,170.00	$-	$47,619.60

TOTAL ASSETS	$30,755.50	$79,322.50	$54,230.00	$5,000.00	$56,260.40

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$35,972.00	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,080.50	1,080.50	1,030.00	-	4,320.40
TOTAL CURRENT LIABILITIES	$1,080.50	$37,052.50	$1,030.00	$-	$4,320.40

TOTAL LIABILITIES	$1,080.50	$37,052.50	$1,030.00	$-	$4,320.40

MEMBERS’ EQUITY
Membership Contributions	$29,675.00	$42,270.00	$53,200.00	$2,493,000.00	$51,940.00
Membership Distributions	-	-	-	(3,100,000.00)	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	612,000.00	-
TOTAL MEMBERS’ EQUITY	$29,675.00	$42,270.00	$53,200.00	$5,000.00	$51,940.00

TOTAL LIABILITIES AND MEMBERS’	$30,755.50	$79,322.50	$54,230.00	$5,000.00	$56,260.40

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MAYS1951 BOWMAN7	#MAYS1951 PHOTO	#MAYS1952 PSA8	#MAYS 1959PSA9 BASKET	#MAYS1960 PSA9
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,010.00	1,033.00	960.00	1,062.00	1,604.74
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,010.00	1,033.00	960.00	1,062.00	1,604.74
TOTAL CURRENT ASSETS	$2,020.00	$2,066.00	$1,920.00	$2,124.00	$3,209.48

OTHER ASSETS
Collectable Assets	$103,990.00	$-	$306,790.00	$24,394.00	$17,535.26
TOTAL OTHER ASSETS	$103,990.00	$-	$306,790.00	$24,394.00	$17,535.26

TOTAL ASSETS	$106,010.00	$2,066.00	$308,710.00	$26,518.00	$20,744.74

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,010.00	-	960.00	1,062.00	1,604.74
TOTAL CURRENT LIABILITIES	$1,010.00	$-	$960.00	$1,062.00	$1,604.74

TOTAL LIABILITIES	$1,010.00	$-	$960.00	$1,062.00	$1,604.74

MEMBERS’ EQUITY
Membership Contributions	$105,000.00	$53,210.00	$307,750.00	$25,456.00	$19,140.00
Membership Distributions	-	(65,000.00)	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	13,856.00	-	-	-
TOTAL MEMBERS’ EQUITY	$105,000.00	$2,066.00	$307,750.00	$25,456.00	$19,140.00

TOTAL LIABILITIES AND MEMBERS’	$106,010.00	$2,066.00	$308,710.00	$26,518.00	$20,744.74

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MAY WEATHERRC PSA10	#MESSI ROOKIE BASKET	#MIKANRC PHOTO	#MONTANA RCPSA10	#MOOKIE BETTSGLOVE
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	522.50	1,085.00	1,085.00	-	1,052.50
Due from Affiliate	-	-	-	-	-
Reserve - Asset	522.50	1,085.00	1,085.00	-	1,052.50
TOTAL CURRENT ASSETS	$1,045.00	$2,170.00	$2,170.00	$-	$2,105.00

OTHER ASSETS
Collectable Assets	$25,747.50	$75,633.75	$56,415.00	$67,320.00	$62,057.50
TOTAL OTHER ASSETS	$25,747.50	$75,633.75	$56,415.00	$67,320.00	$62,057.50

TOTAL ASSETS	$26,792.50	$77,803.75	$58,585.00	$67,320.00	$64,162.50

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	522.50	1,085.00	1,085.00	-	1,052.50
TOTAL CURRENT LIABILITIES	$522.50	$1,085.00	$1,085.00	$-	$1,052.50

TOTAL LIABILITIES	$522.50	$1,085.00	$1,085.00	$-	$1,052.50

MEMBERS’ EQUITY
Membership Contributions	$26,270.00	$94,460.00	$57,500.00	$67,320.00	$63,110.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	(17,741.25)	-	-	-
TOTAL MEMBERS’ EQUITY	$26,270.00	$76,718.75	$57,500.00	$67,320.00	$63,110.00

TOTAL LIABILITIES AND MEMBERS’	$26,792.50	$77,803.75	$58,585.00	$67,320.00	$64,162.50

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MPJ CHAMPIONSHIP TICKET	#MAHOMES BRONZE BASKET	#MAHOMES IMMACULATE LOGO1OF1	#MAHOMES NT1OF1	#MAHOMES NT8.5
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,035.50	975.00	1,010.00	4,555.00	1,041.20
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,035.50	975.00	1,010.00	4,555.00	1,041.20
TOTAL CURRENT ASSETS	$2,071.00	$1,950.00	$2,020.00	$9,110.00	$2,082.40

OTHER ASSETS
Collectable Assets	$30,414.50	$114,025.00	$225,990.00	$1,662,945.00	$132,212.75
TOTAL OTHER ASSETS	$30,414.50	$114,025.00	$225,990.00	$1,662,945.00	$132,212.75

TOTAL ASSETS	$32,485.50	$115,975.00	$228,010.00	$1,672,055.00	$134,295.15

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,035.50	975.00	1,010.00	4,555.00	1,041.20
TOTAL CURRENT LIABILITIES	$1,035.50	$975.00	$1,010.00	$4,555.00	$1,041.20

TOTAL LIABILITIES	$1,035.50	$975.00	$1,010.00	$4,555.00	$1,041.20

MEMBERS’ EQUITY
Membership Contributions	$31,450.00	$115,000.00	$227,000.00	$1,667,500.00	$165,895.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	(32,641.05)
TOTAL MEMBERS’ EQUITY	$31,450.00	$115,000.00	$227,000.00	$1,667,500.00	$133,253.95

TOTAL LIABILITIES AND MEMBERS’	$32,485.50	$115,975.00	$228,010.00	$1,672,055.00	$134,295.15

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MANTLE1953 BOWMAN8 BASKET	#MANTLE1953 TOPPS8	#MANTLE1957 TOPPSPSA8.5	#MANTLE1964 TOPPS9	#MANTLE1966 TOPPSPSA9 BASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,016.00	995.00	1,084.00	1,038.00	1,040.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,016.00	995.00	1,084.00	1,038.00	1,040.00
TOTAL CURRENT ASSETS	$2,032.00	$1,990.00	$2,168.00	$2,076.00	$2,080.00

OTHER ASSETS
Collectable Assets	$51,984.00	$102,505.00	$62,616.00	$50,114.50	$44,620.00
TOTAL OTHER ASSETS	$51,984.00	$102,505.00	$62,616.00	$50,114.50	$44,620.00

TOTAL ASSETS	$54,016.00	$104,495.00	$64,784.00	$52,190.50	$46,700.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,016.00	995.00	1,084.00	1,038.00	1,040.00
TOTAL CURRENT LIABILITIES	$1,016.00	$995.00	$1,084.00	$1,038.00	$1,040.00

TOTAL LIABILITIES	$1,016.00	$995.00	$1,084.00	$1,038.00	$1,040.00

MEMBERS’ EQUITY
Membership Contributions	$53,000.00	$103,500.00	$63,700.00	$51,152.50	$45,660.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$53,000.00	$103,500.00	$63,700.00	$51,152.50	$45,660.00

TOTAL LIABILITIES AND MEMBERS’	$54,016.00	$104,495.00	$64,784.00	$52,190.50	$46,700.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MANTLE1968 PSA9BASKET	#MARIS58 TOPPSPSA9	#MAYS1956 GRAYPSA9	#MESSIMEGA CRACKS#71 PSA9	#MICHAEL PORTERJR BASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,076.50	1,100.05	1,080.00	-	-
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,076.50	1,100.05	1,080.00	-	-
TOTAL CURRENT ASSETS	$2,153.00	$2,200.10	$2,160.00	$-	$-

OTHER ASSETS
Collectable Assets	$36,973.50	$28,244.95	$57,920.00	$115,000.00	$31,065.00
TOTAL OTHER ASSETS	$36,973.50	$28,244.95	$57,920.00	$115,000.00	$31,065.00

TOTAL ASSETS	$39,126.50	$30,445.05	$60,080.00	$115,000.00	$31,065.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,076.50	1,100.05	1,080.00	-	-
TOTAL CURRENT LIABILITIES	$1,076.50	$1,100.05	$1,080.00	$-	$-

TOTAL LIABILITIES	$1,076.50	$1,100.05	$1,080.00	$-	$-

MEMBERS’ EQUITY
Membership Contributions	$38,050.00	$29,345.00	$59,000.00	$115,000.00	$31,065.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$38,050.00	$29,345.00	$59,000.00	$115,000.00	$31,065.00

TOTAL LIABILITIES AND MEMBERS’	$39,126.50	$30,445.05	$60,080.00	$115,000.00	$31,065.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#MIKAN48 BOWMAN PSA7	#MLBHALLOF FAMEBASE BALL	#NEGRO LEAGUELEGEND ARYCUTS BASKET	#OVECHKIN THECUP BGS8.5	#OZZIE SMITHRC BGS9.5
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,002.50	1,040.00	995.00	1,070.00	-
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,002.50	1,040.00	995.00	1,070.00	-
TOTAL CURRENT ASSETS	$2,005.00	$2,080.00	$1,990.00	$2,140.00	$-

OTHER ASSETS
Collectable Assets	$41,548.50	$307,360.00	$91,805.00	$-	$74,710.00
TOTAL OTHER ASSETS	$41,548.50	$307,360.00	$91,805.00	$-	$74,710.00

TOTAL ASSETS	$43,553.50	$309,440.00	$93,795.00	$2,140.00	$74,710.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,002.50	1,040.00	995.00	-	-
TOTAL CURRENT LIABILITIES	$1,002.50	$1,040.00	$995.00	$-	$-

TOTAL LIABILITIES	$1,002.50	$1,040.00	$995.00	$-	$-

MEMBERS’ EQUITY
Membership Contributions	$42,551.00	$308,400.00	$92,800.00	$42,250.00	$74,710.00
Membership Distributions	-	-	-	(55,000.00)	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	14,890.00	-
TOTAL MEMBERS’ EQUITY	$42,551.00	$308,400.00	$92,800.00	$2,140.00	$74,710.00

TOTAL LIABILITIES AND MEMBERS’	$43,553.50	$309,440.00	$93,795.00	$2,140.00	$74,710.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#ORANGE DOMINGUEZ	#PAULPIERCE 2010ASG JERSEY	#PEYTON MANNING MVPHELMET	#RICKEY HENDERSONRC PSA10	#RODGERS PLAYOFF CONTEND ERSGREEN
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	3,028.80	1,025.50	955.00	-	1,042.50
Due from Affiliate	-	-	-	-	-
Reserve - Asset	3,028.80	1,025.50	955.00	-	1,042.50
TOTAL CURRENT ASSETS	$6,057.60	$2,051.00	$1,910.00	$-	$2,085.00

OTHER ASSETS
Collectable Assets	$35,366.20	$30,424.50	$189,065.00	$152,200.00	$-
TOTAL OTHER ASSETS	$35,366.20	$30,424.50	$189,065.00	$152,200.00	$-

TOTAL ASSETS	$41,423.80	$32,475.50	$190,975.00	$152,200.00	$2,085.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	3,028.80	1,025.50	955.00	-	-
TOTAL CURRENT LIABILITIES	$3,028.80	$1,025.50	$955.00	$-	$-

TOTAL LIABILITIES	$3,028.80	$1,025.50	$955.00	$-	$-

MEMBERS’ EQUITY
Membership Contributions	$38,395.00	$31,450.00	$190,020.00	$152,200.00	$20,949.00
Membership Distributions	-	-	-	-	(30,000.00)
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	11,136.00
TOTAL MEMBERS’ EQUITY	$38,395.00	$31,450.00	$190,020.00	$152,200.00	$2,085.00

TOTAL LIABILITIES AND MEMBERS’	$41,423.80	$32,475.50	$190,975.00	$152,200.00	$2,085.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#RUTHGEHRIG BALL	#RUTH1914 BALTIMORE NEWSSGC3	#RUTH33 GOUDEYSGC8	#SADAHARU OHBAT	#SATCHEL PAIGE48 LEAFSGC30
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,868.28	2,180.60	1,390.00	1,037.50	1,057.45
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,508.28	2,180.60	1,390.00	1,037.50	1,057.45
TOTAL CURRENT ASSETS	$3,376.56	$4,361.20	$2,780.00	$2,075.00	$2,114.90

OTHER ASSETS
Collectable Assets	$71,751.72	$64,359.40	$140,860.00	$24,812.50	$35,992.55
TOTAL OTHER ASSETS	$71,751.72	$64,359.40	$140,860.00	$24,812.50	$35,992.55

TOTAL ASSETS	$75,128.28	$68,720.60	$143,640.00	$26,887.50	$38,107.45

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,508.28	2,180.60	1,390.00	1,037.50	1,057.45
TOTAL CURRENT LIABILITIES	$1,508.28	$2,180.60	$1,390.00	$1,037.50	$1,057.45

TOTAL LIABILITIES	$1,508.28	$2,180.60	$1,390.00	$1,037.50	$1,057.45

MEMBERS’ EQUITY
Membership Contributions	$73,620.00	$66,540.00	$142,250.00	$25,850.00	$37,050.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$73,620.00	$66,540.00	$142,250.00	$25,850.00	$37,050.00

TOTAL LIABILITIES AND MEMBERS’	$75,128.28	$68,720.60	$143,640.00	$26,887.50	$38,107.45

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#SEAGER ORANGE REFRACTOR BASKET	#SERENA03 NETPROPSA 10BASKET	#STEPHCURRY SNEAKERS	#TATIS BOWMAN BLACKLABEL	#TATUM FLAWLESS10
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,140.00	1,017.50	990.00	1,650.00	1,090.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,140.00	1,017.50	990.00	1,650.00	1,090.00
TOTAL CURRENT ASSETS	$2,280.00	$2,035.00	$1,980.00	$3,300.00	$2,180.00

OTHER ASSETS
Collectable Assets	$15,740.00	$17,782.50	$-	$199,215.00	$46,510.00
TOTAL OTHER ASSETS	$15,740.00	$17,782.50	$-	$199,215.00	$46,510.00

TOTAL ASSETS	$18,020.00	$19,817.50	$1,980.00	$202,515.00	$48,690.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,140.00	1,017.50	-	1,650.00	1,090.00
TOTAL CURRENT LIABILITIES	$1,140.00	$1,017.50	$-	$1,650.00	$1,090.00

TOTAL LIABILITIES	$1,140.00	$1,017.50	$-	$1,650.00	$1,090.00

MEMBERS’ EQUITY
Membership Contributions	$16,880.00	$18,800.00	$82,000.00	$223,000.00	$47,600.00
Membership Distributions	-	-	(110,000.00)	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	29,980.00	(22,135.00)	-
TOTAL MEMBERS’ EQUITY	$16,880.00	$18,800.00	$1,980.00	$200,865.00	$47,600.00

TOTAL LIABILITIES AND MEMBERS’	$18,020.00	$19,817.50	$1,980.00	$202,515.00	$48,690.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#TED WILLIAMS1939 PLAYBALL	#TIGER PUTTER	#TIGER SIFORKIDS	#TIGERS PAUTHENTIC BGS9.5	#TRAEYOUNG FLAWLESS BGS9
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,080.00	1,217.50	1,115.00	1,085.00	1,050.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,080.00	1,217.50	1,115.00	1,085.00	1,050.00
TOTAL CURRENT ASSETS	$2,160.00	$2,435.00	$2,230.00	$2,170.00	$2,100.00

OTHER ASSETS
Collectable Assets	$32,880.00	$209,512.50	$23,785.00	$35,815.00	$14,790.00
TOTAL OTHER ASSETS	$32,880.00	$209,512.50	$23,785.00	$35,815.00	$14,790.00

TOTAL ASSETS	$35,040.00	$211,947.50	$26,015.00	$37,985.00	$16,890.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,080.00	1,217.50	1,115.00	1,085.00	1,050.00
TOTAL CURRENT LIABILITIES	$1,080.00	$1,217.50	$1,115.00	$1,085.00	$1,050.00

TOTAL LIABILITIES	$1,080.00	$1,217.50	$1,115.00	$1,085.00	$1,050.00

MEMBERS’ EQUITY
Membership Contributions	$33,960.00	$210,730.00	$24,900.00	$36,900.00	$15,840.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$33,960.00	$210,730.00	$24,900.00	$36,900.00	$15,840.00

TOTAL LIABILITIES AND MEMBERS’	$35,040.00	$211,947.50	$26,015.00	$37,985.00	$16,890.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#TYSONRC BASKETBGS9	#THEROCK BUMBLEBEE PSA10	#TIMDUNCAN PMGGREEN	#TRAEYOUNG FLAWLESS GREENBGS9	#TREVOR LAWRENCE LEAFBASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	-	1,050.00	930.00	-	-
Due from Affiliate	-	-	-	-	-
Reserve - Asset	-	1,050.00	930.00	-	-
TOTAL CURRENT ASSETS	$-	$2,100.00	$1,860.00	$-	$-

OTHER ASSETS
Collectable Assets	$70,900.00	$47,150.00	$226,570.00	$24,840.00	$11,300.00
TOTAL OTHER ASSETS	$70,900.00	$47,150.00	$226,570.00	$24,840.00	$11,300.00

TOTAL ASSETS	$70,900.00	$49,250.00	$228,430.00	$24,840.00	$11,300.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	-	1,050.00	930.00	-	-
TOTAL CURRENT LIABILITIES	$-	$1,050.00	$930.00	$-	$-

TOTAL LIABILITIES	$-	$1,050.00	$930.00	$-	$-

MEMBERS’ EQUITY
Membership Contributions	$70,900.00	$48,200.00	$227,500.00	$24,840.00	$11,300.00
Membership Distributions	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
TOTAL MEMBERS’ EQUITY	$70,900.00	$48,200.00	$227,500.00	$24,840.00	$11,300.00

TOTAL LIABILITIES AND MEMBERS’	$70,900.00	$49,250.00	$228,430.00	$24,840.00	$11,300.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#TROUTFINEST SUPER FRACTOR	#UNITAS1965 JERSEY	#UNITAS PSA8	#WILTCHAM BERLAIN61 PSA9	#YASTRZEMS KIRC9 BASKET
ASSETS
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-
Other Receivables	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due from Related Parties	1,100.00	1,100.00	-	1,149.00	1,048.00
Due from Affiliate	-	-	-	-	-
Reserve - Asset	1,100.00	1,100.00	-	1,149.00	1,048.00
TOTAL CURRENT ASSETS	$2,200.00	$2,200.00	$-	$2,298.00	$2,096.00

OTHER ASSETS
Collectable Assets	$281,400.00	$165,900.00	$21,200.00	$-	$40,922.00
TOTAL OTHER ASSETS	$281,400.00	$165,900.00	$21,200.00	$-	$40,922.00

TOTAL ASSETS	$283,600.00	$168,100.00	$21,200.00	$2,298.00	$43,018.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-	$-	$-	$-
Sale Payout Liabilities	-	-	-	-	-
Due to Affiliates	-	-	-	-	-
Other Current Liabilities	1,100.00	1,100.00	-	-	1,048.00
TOTAL CURRENT LIABILITIES	$1,100.00	$1,100.00	$-	$-	$1,048.00

TOTAL LIABILITIES	$1,100.00	$1,100.00	$-	$-	$1,048.00

MEMBERS’ EQUITY
Membership Contributions	$282,500.00	$167,000.00	$21,200.00	$207,400.00	$41,970.00
Membership Distributions	-	-	-	(350,000.00)	-
Retained Earnings / (Accumulated Deficit)	-	-	-	-	-
Retained Earnings / (Accumulated Deficit)	-	-	-	144,898.00	-
TOTAL MEMBERS’ EQUITY	$282,500.00	$167,000.00	$21,200.00	$2,298.00	$41,970.00

TOTAL LIABILITIES AND MEMBERS’	$283,600.00	$168,100.00	$21,200.00	$2,298.00	$43,018.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	#ZIONRPA BGS9	#ZIONPRIZMS BLUEBGS10
ASSETS
CURRENT ASSETS
Cash	$-	$-
Other Receivables	-	-
Prepaid Consignments	-	-
Due from Related Parties	2,050.00	-
Due from Affiliate	-	-
Reserve - Asset	2,050.00	-
TOTAL CURRENT ASSETS	$4,100.00	$-

OTHER ASSETS
Collectable Assets	$110,076.12	$31,560.00
TOTAL OTHER ASSETS	$110,076.12	$31,560.00

TOTAL ASSETS	$114,176.12	$31,560.00

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$-
Sale Payout Liabilities	-	-
Due to Affiliates	-	-
Other Current Liabilities	2,050.00	-
TOTAL CURRENT LIABILITIES	$2,050.00	$-

TOTAL LIABILITIES	$2,050.00	$-

MEMBERS’ EQUITY
Membership Contributions	$133,720.00	$31,560.00
Membership Distributions	-	-
Retained Earnings / (Accumulated Deficit)	-	-
Retained Earnings / (Accumulated Deficit)	(21,593.88)	-
TOTAL MEMBERS’ EQUITY	$112,126.12	$31,560.00

TOTAL LIABILITIES AND MEMBERS’	$114,176.12	$31,560.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED BALANCE SHEETS AS OF
DECEMBER 31, 2021

	CSA	CONSOLIDATED
ASSETS
CURRENT ASSETS
Cash	$1,159,637.15	$1,159,637.15
Other Receivables	27,520.00	27,520.00
Prepaid Consignments	466,770.00	466,770.00
Due from Related Parties	(250,309.42)	-
Due from Affiliate	713,011.08	713,011.08
Reserve - Asset	-	206,772.42
TOTAL CURRENT ASSETS	$2,116,628.81	$2,573,710.65

OTHER ASSETS
Collectable Assets	$-	$25,389,095.36
TOTAL OTHER ASSETS	$-	$25,389,095.36

TOTAL ASSETS	$2,116,628.81	$27,962,806.01

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	$-	$35,972.00
Sale Payout Liabilities	18,784.33	18,784.33
Due to Affiliates	2,099,103.74	2,099,103.74
Other Current Liabilities	-	187,102.35
TOTAL CURRENT LIABILITIES	$2,117,888.07	$2,340,962.42

TOTAL LIABILITIES	$2,117,888.07	$2,340,962.42

MEMBERS’ EQUITY
Membership Contributions	$-	$30,142,057.00
Membership Distributions	-	(6,114,000.00)
Retained Earnings / (Accumulated Deficit)	-	-
Retained Earnings / (Accumulated Deficit)	(1,259.26)	1,679,839.93
TOTAL MEMBERS’ EQUITY	$(1,259.26)	$25,621,843.59

TOTAL LIABILITIES AND MEMBERS’	$2,116,628.81	$27,962,806.01

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	ALIWBC BELT	CURRY BASKET
ASSETS
CURRENT ASSETS
Cash	-	-
Prepaid Fees and Expenses	-	-
Prepaid Consignments	-	-
Reserve-Assets	4,243	1,112
Due to/(from) Related Parties	104,883	71,312
TOTAL CURRENT ASSETS	109,126	72,424

OTHER ASSETS
Collectable Assets	427,757	-
TOTAL OTHER ASSETS	427,757	-

TOTAL ASSETS	536,883	72,424

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	100,000	-
Sale Payout Liabilities	-	70,000
Due to Affiliates	-	-
Other Current Liabilities	4,243	-
TOTAL CURRENT LIABILITIES	104,243	70,000

TOTAL LIABILITIES	104,243	70,000

MEMBERS’ EQUITY
Membership Contributions	432,640	40,860
Membership Distributions	-	(70,000)
Net Income / (loss)	-	31,564
TOTAL MEMBERS’ EQUITY	432,640	2,424

TOTAL LIABILITIES AND MEMBERS’ EQUITY	536,883	72,424

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	JACKIE ROBINSON AUTOBAT	JORDAN PSA10	LEBRON ROOKIE
ASSETS
CURRENT ASSETS
Cash	-	-	-
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Reserve-Assets	5,101	707	2,273
Due to(from) Related Parties	42,091	1,207	2,523
TOTAL CURRENT ASSETS	47,193	1,915	4,797

OTHER ASSETS
Collectable Assets	81,899	100,163	48,577
TOTAL OTHER ASSETS	81,899	100,163	48,577

TOTAL ASSETS	129,091	102,077	53,373

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	36,750	-	-
Sale Payout Liabilities	-	-	-
Due to Affiliates	-	-	-
Other Current Liabilities	5,101	707	2,273
TOTAL CURRENT LIABILITIES	41,851	707	2,273

TOTAL LIABILITIES	41,851	707	2,273

MEMBERS’ EQUITY
Membership Contributions	87,240	101,370	51,100
Membership Distributions	-	-	-
Net Income / (loss)	-	-	-
TOTAL MEMBERS’ EQUITY	87,240	101,370	51,100

TOTAL LIABILITIES AND MEMBERS’ EQUITY	129,091	102,077	53,373

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	MAHOMES ROOKIE	MANTLE MINT1953	RUTHGEHRIG BALL
ASSETS
CURRENT ASSETS
Cash	-	-	-
Prepaid Fees and Expenses	-	-	-
Prepaid Consignments	-	-	-
Reserve-Assets	4,417	-	1,506
Due to/(from) Related Parties	4,792	5,000	1,870
TOTAL CURRENT ASSETS	9,209	5,000	3,376

OTHER ASSETS
Collectable Assets	-	2,488,000	71,752
TOTAL OTHER ASSETS	-	2,488,000	71,752

TOTAL ASSETS	9,209	2,493,000	75,128

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities	-	-	-
Sale Payout Liabilities	-	-	-
Due to Affiliates	-	-	-
Other Current Liabilities	-	-	1,508
TOTAL CURRENT LIABILITIES	-	-	1,508

TOTAL LIABILITIES	-	-	1,508

MEMBERS’ EQUITY
Membership Contributions	136,575	2,493,000	73,620
Membership Distributions	(182,500)	-	-
Net Income / (loss)	55,134	-	-
TOTAL MEMBERS’ EQUITY	9,209	2,493,000	73,620

TOTAL LIABILITIES AND MEMBERS’ EQUITY	9,209	2,493,000	75,128

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020

	CSA	TOTAL CONSOLIDATED
ASSETS
CURRENT ASSETS
Cash	80,038	80,038
Prepaid Fees and Expenses	17,500	17,500
Prepaid Consignments	282,500	282,500
Reserve-Assets	-	19,359
Due from Related Parties	(233,678)	0
TOTAL CURRENT ASSETS	146,360	399,397

OTHER ASSETS
Collectable Assets	-	3,218,146
TOTAL OTHER ASSETS	-	3,218,146

TOTAL ASSETS	146,360	3,617,547

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Consignment Liabilities		136,750
Sale Payout Liabilities		70,000
Due to Affiliates	147,005	147,005
Other Current Liabilities	-	13,834
TOTAL CURRENT LIABILITIES	147,005	367,589

TOTAL LIABILITIES	147,005	367,589

MEMBERS’ EQUITY
Membership Contributions	-	3,416,405
Membership Distributions	-	(252,500)
Net Income / (loss)	(645)	86,053
TOTAL MEMBERS’ EQUITY	(645)	3,249,958

TOTAL LIABILITIES AND MEMBERS’ EQUITY	146,360	3,617,547

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#03Exquisite Box	#03Topps Chrome Wax	#18-19BASKET BALLGROWTH BASKET	#1909E95 SGCSet
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	8,475	2,435	2,236	7,410

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#1964KOUFAX JERSEY	#1969TOPPS BASKET BALLSET	#1986WAX	#2000PLAYOFF CONTENDERS WAX
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	43,850	6,102	7,770	2,465

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#48LeafRuth SGC8	#AARON1954 PSA8.5	#ACUNA GOLD9.5	#ALIWBC BELT
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	10,850	12,440	5,501	43,200

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#ANDRE&HULK WRESTLING BASKET	#ANDRETHE GIANT	#Acuna Bowman10 Basket	#AliRookie CardBVG8
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	12,644	2,972	10,350	6,070

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#BANKS1954 PSA9	#BETTSGOLD REFRACTOR BASKET	#BRADYPLAYOFF CONTENDERS BASKET	#BRADYREEBOK FLAWLESS
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$23,436.00
Total Other Income	$-	$-	$-	$23,436.00
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$23,436.00

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$5.73
Weighted Average Membership Interests	3,677	6,424	18,660	4,087

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#BRADY ROOKIE	#BettsBlue Refractor Basket	#Brady Bowman10	#Brady Championship Ticket
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	5,971	3,385	3,140	231,200

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#CHAMBER LAINHS UNIFORM	#CHAMBER LAINPHILA JERSEY59-60	#CLEMENTE 1955PSA8	#CLEMENTE WHITE&GRAY BASKET
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$20,447.55
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$20,447.55
Net Income/(Loss)	$-	$-	$-	$(20,447.55)

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$(1.78)
Weighted Average Membership Interests	13,000	133,500	8,400	11,475

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#COBB MINTE98	#COBB VINTAGET 206PHOTO	#CROSBYTHE CUPBASKET	#CURRY BASKET
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	30,950	5,426	21,270	-

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#CURRYRPA BGS9.5	#Chicago BullsDynasty Hardwood	#ChrisBosh GameWorn Raptors Sneakers	#Clemente 65-68Bat
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$280,510.00	$-	$-	$-
Total Other Income	$280,510.00	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$280,510.00	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$5.59	$-	$-	$-
Weighted Average Membership Interests	50,150	73,250	3,630	6,345

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Cristiano Ronaldo RC1of1	#DIMAGGIO 1933BAT	#DONCIC BLUEPSA10	#DURANT CHROME REFRACTOR PSA10
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	53,250	9,755	6,470	1,310

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#DWADE ULTIMATE	#Devers Super fractor	#Donovan MitchellNT9.5	#ELWAY1984 ROOKIECARD PSA10BASKET
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$43,780.00	$-	$-
Total Other Income	$-	$43,780.00	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$43,780.00	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$11.77	$-	$-
Weighted Average Membership Interests	4,409	3,720	3,125	3,125

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#EMMITT SMITH10K JERSEY	#EMMITT SMITHMVP BASKET	#EddiePlank T206PSA4	#Erling Haaland PSA10Basket
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$24,283.49	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$24,283.49	$-	$-
Net Income/(Loss)	$-	$(24,283.49)	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$(4.15)	$-	$-
Weighted Average Membership Interests	6,050	5,850	63,640	1,456

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#FRANK ROBINSON1957 PSA9BASKET	#FRANK ROBINSON 500HRBAT	#GIANNISGOLD IMMACULATE	#GIANNIS RPA
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$27,570.80	$-	$-
Total Other Income	$-	$27,570.80	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$27,570.80	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$1.58	$-	$-
Weighted Average Membership Interests	7,878	17,450	5,120	11,898

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#GLEYBERTOR RESORANGE9.5	#GRETZKYO PEECHEE1979	#Gary Carter1975 PSA10Basket	#Giannis48 PointGame Sneakers
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$668.72	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$668.72	$-	$-	$-
Net Income/(Loss)	$(668.72)	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$(0.30)	$-	$-	$-
Weighted Average Membership Interests	2,194	7,078	3,900	5,240

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MLBHALLOF FAMEBASE BALL	#JACKIE ROBINSON AUTOBAT	#JETERFOILRC BASKETBGS9.5	#JORDAN85 NIKEBASKET
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$63,982.00
Total Other Income	$-	$-	$-	$63,982.00
Impairment Loss on Series	$-	$-	$29,977.93	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$29,977.93	$-
Net Income/(Loss)	$-	$-	$(29,977.93)	$63,982.00

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$(2.90)	$4.52
Weighted Average Membership Interests	30,840	1,817	10,335	14,153

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#JORDAN EXQUISITE BGS8	#JORDAN PSA10	#JORDAN ROOKIE JERSEY	#JORDAN SIGNED PROFESSIONAL BAT
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$10,271.22
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$10,271.22
Net Income/(Loss)	$-	$-	$-	$(10,271.22)

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$(1.94)
Weighted Average Membership Interests	8,130	10,087	24,650	5,290

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Jackie Leaf3.5	#Jackie Robinson1952 ToppsPSA8.5	#Jackie Robinson53 Topps8	#JimmieFoxx 1938Bat
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	8,440	57,605	7,400	9,860

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Jokic Refractor 1of1	#Jordan LeBronMagic TripleSigs	#Jordan LeBronSign oftheTimes	#Jordan MagicLeBron TripleAuto Jers
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	2,411	8,675	17,100	25,690

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#JoshAllen GoldBGS9.5	#Justin Herbert Hidden TreasureRPA	#KAWHI BASKET	#KOBEREEBOK IVERSONRETROS
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$11,131.20	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$11,131.20	$-
Net Income/(Loss)	$-	$-	$(11,131.20)	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$(4.66)	$-
Weighted Average Membership Interests	3,125	12,970	2,387	11,500

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#KOUFAX1955 PSA8.5	#KOUFAX55 PSA9	#Kevin DurantHS Jersey	#KobeBryant FirstWhite #24Jersey
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$64,620.00	$-	$-	$-
Total Other Income	$64,620.00	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$64,620.00	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$17.04	$-	$-	$-
Weighted Average Membership Interests	3,792	49,750	22,700	142,140

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#KobeBryant Rookie Sneakers	#KobeBryant RoyalBlue Jordan Sneakers	#KobeFinal Season Sneakers	#LBJ Exquisite
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	13,800	9,300	6,480	138,750

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#LEBRON BLACK REFRACTOR	#LEBRON EMBLEMSOF ENDORSEMENT	#LEBRON MELOWADE TRIORC	#LEBRON ROOKIE
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	13,605	11,050	37,912	2,034

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#LEBRON ULTIMATE	#LeBron Black Diamond	#LeBron MeloBosh 2008Triple LogoMan	#LeBron MeloDual Logoman
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	18,595	15,750	61,950	111,000

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Luka Rookie Jersey	#Luka White Sparkle	#MAGIC BIRDDRJ	#MAGIC BIRDDRJ PSA8BASKET
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$368,580.00	$-
Total Other Income	$-	$-	$368,580.00	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$368,580.00	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$82.99	$-
Weighted Average Membership Interests	52,225	72,100	4,441	2,816

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MAGICBIRD LOGOMAN	#MAHOMES EMERALDRPA BGS9	#MAHOMES ROOKIE	#MANTLE1952 BOWMANPSA8
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	51,280	4,117	-	1,040

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MANTLE1952 TOPPSPSA8	#MANTLE1956 PSA8BASKET	#MANTLE1960 PSA9	#MANTLE54 BOWMAN BASKET
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	49,880	5,935	4,227	5,320

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MANTLE MINT1953	#MARINO MANNINGFAVRE JERSEYS	#MAYS1951 BOWMAN7	#MAYS1951 PHOTO
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$612,000.00	$-	$-	$13,856.00
Total Other Income	$612,000.00	$-	$-	$13,856.00
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$612,000.00	$-	$-	$13,856.00

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$6.12	$-	$-	$2.60
Weighted Average Membership Interests	100,000	5,194	10,500	5,321

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MAYS1952 PSA8	#MAYS 1959PSA9 BASKET	#MAYS1960 PSA9	#MAY WEATHERRC PSA10
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	25,275	5,091	9,633	5,254

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MESSI ROOKIE BASKET	#MIKANRC PHOTO	#MONTANA RCPSA10	#MOOKIE BETTSGLOVE
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$17,741.25	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$17,741.25	$-	$-	$-
Net Income/(Loss)	$(17,741.25)	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$(1.88)	$-	$-	$-
Weighted Average Membership Interests	9,446	5,750	6,732	6,311

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#MPJ Championship Ticket	#Mahomes Bronze Basket	#Mahomes Immaculate Logo1of1	#Mahomes NT1of1
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	3,145	23,000	22,700	333,500

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Mahomes NT8.5	#Mantle1953 Bowman8 Basket	#Mantle1953 Topps8	#Mantle1957 ToppsPSA8.5
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$32,641.05	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$32,641.05	$-	$-	$-
Net Income/(Loss)	$(32,641.05)	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$(1.97)	$-	$-	$-
Weighted Average Membership Interests	16,590	5,300	10,350	5,830

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Mantle1964 Topps9	#Mantle1966 ToppsPSA9 Basket	#Mantle1968 PSA9Basket	#Maris58 ToppsPSA9
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	5,115	9,132	3,805	5,869

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Mays1956 GrayPSA9	#MessiMega cracks#71 PSA90	#Michael PorterJr Basket	#Mikan48 Bowman PSA7
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	5,900	9,000	6,216	8,510

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Negro LeagueLegen daryCuts Basket	#OVECHKIN THECUP BGS8.5	#OZZIE SMITHRC BGS9.5	#Orange Dominguez
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$14,890.00	$-	$-
Total Other Income	$-	$14,890.00	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$14,890.00	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$3.52	$-	$-
Weighted Average Membership Interests	9,280	4,225	7,471	3,840

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#PaulPierce 2010ASG Jersey	#Peyton Manning MVPHelmet	#RICKEY HENDERSONRC PSA10	#RODGERS PLAYOFF CONTEND ERSGREEN
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$11,136.00
Total Other Income	$-	$-	$-	$11,136.00
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$11,136.00

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$2.66
Weighted Average Membership Interests	6,290	38,004	15,220	4,190

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#RUTHGEHRIG BALL	#Ruth1914 Baltimore NewsSGC3	#Ruth33 GoudeySGC8	#Sadaharu OhBat
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	2,035	20,220	14,225	5,170

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#Satchel Paige48 LeafSGC30	#Seager Orange Refractor Basket	#Serena03 NetProPSA 10Basket	#StephCurry Sneakers
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$29,980.00
Total Other Income	$-	$-	$-	$29,980.00
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$29,980.00

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$3.66
Weighted Average Membership Interests	7,410	1,688	3,760	8,200

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#TATIS BOWMAN BLACKLABEL	#TATUM FLAWLESS10	#TED WILLIAMS1939 PLAYBALL	#TIGER PUTTER
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$22,135.00	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$22,135.00	$-	$-	$-
Net Income/(Loss)	$(22,135.00)	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$(0.99)	$-	$-	$-
Weighted Average Membership Interests	22,300	4,760	3,396	21,586

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#TIGER SIFORKIDS	#TIGER SPAUTHENTIC BGS9.5	#TRAEYOUNG FLAWLESS BGS9	#TYSONRC BASKETBGS9
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	2,490	3,690	1,584	5,890

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#TheRock BumbleBee PSA10	#TimDuncan PMGGreen	#TraeYoung Flawless Green BGS9	#Trevor Lawrence LeafBasket
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$-
Total Other Income	$-	$-	$-	$-
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$-
Weighted Average Membership Interests	9,640	45,500	2,540	2,240

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#TroutFinest Super fractor	#UNITAS1965 JERSEY	#Unitas PSA8	#WILTCHAM BERLAIN61 PSA9
Operating Expenses
Bank Fees	$-	$-	$-	$-
Total Operating Expenses	$-	$-	$-	$-

Other Income
Interest Income	$-	$-	$-	$-
Gain on Sale of Assets	$-	$-	$-	$144,898.00
Total Other Income	$-	$-	$-	$144,898.00
Impairment Loss on Series	$-	$-	$-	$-
Other Expense	$-	$-	$-	$-
Total Other Expense	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$144,898.00

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$-	$-	$6.99
Weighted Average Membership Interests	28,250	16,700	4,480	20,740

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

	#YASTRZEMSKIRC9 BASKET	#ZIONRPA BGS9	#ZionPrizms BlueBGS10	CSA
Operating Expenses
Bank Fees	$-	$-	$-	$157.02
Total Operating Expenses	$-	$-	$-	$157.02

Other Income
Interest Income	$-	$-	$-	$50.26
Gain on Sale of Assets	$-	$-	$-
Total Other Income	$-	$-	$-	$50.26
Impairment Loss on Series	$-	$21,593.88	$-
Other Expense	$-	$-	$-	$507.50
Total Other Expense	$-	$21,593.88	$-	$507.50
Net Income/(Loss)	$-	$(21,593.88)	$-	$(614.26)

EARNINGS PER MEMBER INTEREST

Basic and Diluted Income/(Loss) per Membership Interest	$-	$(3.23)	$-
Weighted Average Membership Interests	4,197	6,686	6,312

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2021

CONSOLIDATED
Operating Expenses
Bank Fees	$157.02
Total Operating Expenses	$157.02

Other Income
Interest Income	$50.26
Gain on Sale of Assets	$1,699,238.80
Total Other Income	$1,699,289.06
Impairment Loss on Series	$190,891.29
Other Expense	$507.50
Total Other Expense	$191,398.79
Net Income/(Loss)	$1,507,733.25

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	RUTHGEHRIGBALL	ALIWBCBELT	CURRYBASKET	JACKIE ROBINSON AUTOBAT
Operating Expense
Bank Fees	-	-	-	-
Total Operating Expenses	-	-	-	-

Other Income
Gain on Sale of Assets	-	-	31,564	-
Net Gain/(Loss)	-	-	31,564	-

Net Income/(Loss)	-	-	31,564	-
Weighted Average Membership Interests	2,035	43,200	2,043	1,817
Earnings Per Member Interest (EPMI)		-	$15.45	-

	JORDAN PSA10	LEBRON ROOKIE	MAHOMES ROOKIE	MANTLE MINT1953
Operating Expense
Bank Fees	-	-	-	-
Total Operating Expenses	-	-	-	-

Other Income
Gain on Sale of Assets	-	-	55,134	-
Net Gain/(Loss)	-	-	55,134	-

Net Income/(Loss)	-	-	55,134	-
Weighted Average Membership Interests	10,087	2,044	5,463	100,000
Earnings Per Member Interest (EPMI)	-	-	$6.06	-

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CSA	TOTAL CONSOLIDATED
Operating Expense
Bank Fees	645	645
Total Operating Expenses	645	645

Other Income
Gain on Sale of Assets	-	86,698
Net Gain/(Loss)	-	86,698

Net Income/(Loss)	(645)	86,053

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#ALIWBC BELT	#CURRY BASKET	#JACKIE ROBINSON AUTOBAT
Balance as of January 16, 2020, Date of Inception	$-	$-	$-
Net Income/(Loss)	$-	$31,564.12	$-
Membership Contributions	$432,640.00	$40,860.00	$87,240.00
Membership Distributions	$-	$(70,000.00)	$-
Balance December 31, 2020
Net Income/(Loss)	$-	$-	$-
Membership Contributions	$-	$-	$-
Membership Distributions	$-	$-	$-
Balance December 31, 2021	$432,640.00	$2,424.12	$87,240.00

	#JORDAN PSA10	#LEBRON ROOKIE	#MAHOMES ROOKIE	#MANTLE MINT1953
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$55,134.22	$-
Membership Contributions	$101,370.00	$51,100.00	$136,575.00	$2,493,000.00
Membership Distributions	$-	$-	$(182,500.00)	$-
Balance December 31, 2020	$101,370.00	$51,100.00	$9,209.22	$2,493,000.00
Net Income/(Loss)	$-	$-	$-	$612,000.00
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$(3,100,000.00)
Balance December 31, 2021	$101,370.00	$51,100.00	$9,209.22	$5,000.00

	#RUTHGEHRIG BALL	#03Exquisite Box	#03Topps Chrome Wax	#18-19BASKET BALLGROWTH BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$73,620.00	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$73,620.00	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$84,750.00	$24,350.00	$44,714.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$73,620.00	$84,750.00	$24,350.00	$44,714.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#1909E95 SGCSet	#1964KOUFAX JERSEY	#1969TOPPS BASKET BALLSET	#1986WAX
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$37,050.00	$438,500.00	$152,550.00	$193,250.00
Membership Distributions	$-	$-
Balance December 31, 2021	$37,050.00	$438,500.00	$152,550.00	$193,250.00

	#2000PLAYOFF CONTENDERS WAX	#48LeafRuth SGC8	#AARON1954 PSA8.5	#ACUNA GOLD9.5
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$24,650.00	$54,250.00	$124,400.00	$27,505.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$24,650.00	$54,250.00	$124,400.00	$27,505.00

	#ANDRE&HULK WRESTLING BASKET	#ANDRETHE GIANT	#Acuna Bowman10 Basket	#AliRookie CardBVG8
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$126,440.00	$29,720.00	$103,500.00	$60,700.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$126,440.00	$29,720.00	$103,500.00	$60,700.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#BANKS1954 PSA9	#BETTSGOLD REFRACTOR BASKET	#BRADY PLAYOFF CONTENDERS BASKET	#BRADY REEBOK FLAWLESS
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$23,436.00
Membership Contributions	$91,925.00	$63,990.00	$93,300.00	$48,804.00
Membership Distributions	$-	$-	$-	$(70,000.00)
Balance December 31, 2021	$91,925.00	$63,990.00	$93,300.00	$2,240.00

	#BRADY ROOKIE	#BettsBlue Refractor Basket	#Brady Bowman10	#Brady Championship Ticket
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$59,710.00	$33,850.00	$42,900.00	$2,312,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$59,710.00	$33,850.00	$42,900.00	$2,312,000.00

	#CHAMBER LAINHS UNIFORM	#CHAMBER LAINPHILA UNIFORM59-60	#CLEMENTE 1955PSA8	#CLEMENTE WHITE&GRAY BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$(20,447.55)
Membership Contributions	$323,280.00	$1,335,000.00	$83,999.50	$114,750.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$323,280.00	$1,335,000.00	$83,999.50	$94,302.45

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#COBB MINTE98	#COBB VINTAGET 206PHOTO	#CROSBY THECUP BASKET	#CURRYRPA BGS9.5
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$280,510.00
Membership Contributions	$309,500.00	$54,255.00	$212,700.00	$501,500.00
Membership Distributions	$-	$-	$-	$(780,000.00)
Balance December 31, 2021	$309,500.00	$54,255.00	$212,700.00	$2,010.00

	#Chicago BullsDynasty Hardwood	#ChrisBosh GameWorn Raptors Sneaker	#Clemente 65-68Bat	#Cristiano Ronaldo RC1of1
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$366,250.00	$18,150.00	$31,725.00	$266,250.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$366,250.00	$18,150.00	$31,725.00	$266,250.00

	#DIMAGGIO 1933BAT	#DONCIC BLUEPSA10	#DURANT CHROME REFRACTOR PSA10	#DWADE ULTIMATE
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$97,550.00	$64,700.00	$13,100.00	$44,090.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$97,550.00	$64,700.00	$13,100.00	$44,090.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#Devers Super fractor	#Donovan MitchellNT9.5	#ELWAY1984 ROOKIECARD PSA10BASKET	#EMMITT SMITH10K JERSEY
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$43,780.00	$-	$-	$-
Membership Contributions	$37,200.00	$31,250.00	$31,250.00	$60,500.00
Membership Distributions	$(78,500.00)	$-	$-	$-
Balance December 31, 2021	$2,480.00	$31,250.00	$31,250.00	$60,500.00

	#EMMITT SMITHMVP BASKET	#EddiePlank T206PSA4	#Erling Haaland PSA10Basket	#FRANK ROBINSON1957 PSA9BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$(24,283.49)	$-	$-	$-
Membership Contributions	$117,000.00	$318,200.00	$14,560.00	$78,580.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$92,716.51	$318,200.00	$14,560.00	$78,580.00

	#FRANK ROBINSON 500HRBAT	#GIANNIS GOLD IMMACULATE	#GIANNIS RPA	#GLEYBERTOR RESORANGE9.5
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$27,570.80	$-	$-	$(668.72)
Membership Contributions	$174,500.00	$51,200.00	$118,980.00	$21,940.00
Membership Distributions	$(200,000.00)	$-	$-	$-
Balance December 31, 2021	$2,070.80	$51,200.00	$118,980.00	$21,271.28

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#GRETZKYO PEECHEE1979	#Gary Carter1975 PSA10Basket(1OP	#Giannis48 PointGame Sneakers	#MLB HALLOFFAME BASEBALL
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$70,780.00	$39,000.00	$26,200.00	$308,400.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$70,780.00	$39,000.00	$26,200.00	$308,400.00

	#JETERFOILRC BASKET BGS9.5	#JORDAN85 NIKEBASKET	#JORDAN EXQUISITE BGS8	#JORDAN ROOKIE JERSEY
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$(29,977.93)	$63,982.00	$-	$-
Membership Contributions	$103,350.00	$141,530.00	$81,300.00	$246,500.00
Membership Distributions	$-	$(203,000.00)	$-	$-
Balance December 31, 2021	$73,372.07	$2,512.00	$81,300.00	$246,500.00

	#JORDAN SIGNED PROFESSIONAL BAT	#Jackie Leaf3.5	#Jackie Robinson 1952Topps PSA8.5	#Jackie Robinson 53Topps8
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$(10,271.22)	$-	$-	$-
Membership Contributions	$52,900.00	$42,200.00	$576,050.00	$59,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$42,628.78	$42,200.00	$576,050.00	$59,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#JimmieFoxx 1938Bat	#Jokic Refractor 1of1	#Jordan LeBronMagic TripleSigs	#Jordan LeBronSign oftheTimes
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$98,600.00	$24,110.00	$86,750.00	$171,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$98,600.00	$24,110.00	$86,750.00	$171,000.00

	#Jordan MagicLeBron TripleAuto Jers	#JoshAllen GoldBGS9.5	#Justin Herbert Hidden TreasureRPA	#KAWHI BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$(11,131.20)
Membership Contributions	$131,900.00	$31,250.00	$64,850.00	$71,610.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$131,900.00	$31,250.00	$64,850.00	$60,478.80

	#KOBE REEBOK IVERSON RETROS	#KOUFAX 1955PSA8.5	#KOUFAX 55PSA9	#Kevin DurantHS Jersey
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$64,620.00	$-	$-
Membership Contributions	$92,000.00	$37,920.00	$497,500.00	$227,000.00
Membership Distributions	$-	$(100,000.00)	$-	$-
Balance December 31, 2021	$92,000.00	$2,540.00	$497,500.00	$227,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#KobeBryant FirstWhite #24Jersey	#KobeBryant Rookie Sneakers	#KobeBryant RoyalBlue Jordan Sneakers	#KobeFinal Season Sneakers
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$710,700.00	$138,000.00	$93,001.00	$64,800.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$710,700.00	$138,000.00	$93,001.00	$64,800.00

	#LBJ Exquisite	#LEBRON BLACK REFRACTOR	#LEBRON EMBLEMSOF ENDORSE MENT	#LEBRON MELOWADE TRIORC
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$1,387,500.00	$136,050.00	$221,000.00	$379,120.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$1,387,500.00	$136,050.00	$221,000.00	$379,120.00

	#LEBRON ULTIMATE	#LeBron Black Diamond	#LeBron MeloBosh 2008Triple LogoMan	#LeBronMelo DualLogoman
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$185,950.00	$78,750.00	$309,750.00	$1,110,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$185,950.00	$78,750.00	$309,750.00	$1,110,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#Luka Rookie Jersey	#Luka White Sparkle	#MAGIC BIRDDRJ	#MAGIC BIRDDRJ PSA8BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$368,580.00	$-
Membership Contributions	$522,250.00	$721,000.00	$355,280.00	$28,160.00
Membership Distributions	$-	$-	$(720,000.00)	$-
Balance December 31, 2021	$522,250.00	$721,000.00	$3,860.00	$28,160.00

	#MAGICBIRD LOGOMAN	#MAHOMES EMERALDRPA BGS9	#MANTLE 1952 BOWMAN PSA8	#MANTLE 1952 TOPPSPSA8
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$512,800.00	$82,340.00	$15,600.00	$498,800.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$512,800.00	$82,340.00	$15,600.00	$498,800.00

	#MANTLE1956 PSA8BASKET	#MANTLE1960 PSA9	#MANTLE54 BOWMAN BASKET	#MARINO MANNING FAVRE JERSEYS
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$29,675.00	$42,270.00	$53,200.00	$51,940.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$29,675.00	$42,270.00	$53,200.00	$51,940.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#MAYS1951 BOWMAN7	#MAYS1951 PHOTO	#MAYS1952 PSA8	#MAYS1959 PSA9BASKET
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$13,856.00	$-	$-
Membership Contributions	$105,000.00	$53,210.00	$307,750.00	$25,456.00
Membership Distributions	$-	$(65,000.00)	$-	$-
Balance December 31, 2021	$105,000.00	$2,066.00	$307,750.00	$25,456.00

	#MAYS1960 PSA9	#MAY WEATHERRC PSA10	#MESSI ROOKIE BASKET	#MIKANRC PHOTO
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$(17,741.25)	$-
Membership Contributions	$19,140.00	$26,270.00	$94,460.00	$57,500.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$19,140.00	$26,270.00	$76,718.75	$57,500.00

	#MONTANARC PSA10	#MOOKIE BETTSG LOVE	#MPJ Championship Ticket	#Mahomes Bronze Basket
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$67,320.00	$63,110.00	$31,450.00	$115,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$67,320.00	$63,110.00	$31,450.00	$115,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#Mahomes Immaculate Logo1of1	#Mahomes NT1of1	#Mahomes NT8.5	#Mantle1953 Bowman8 Basket
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$(32,641.05)	$-
Membership Contributions	$227,000.00	$1,667,500.00	$165,895.00	$53,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$227,000.00	$1,667,500.00	$133,253.95	$53,000.00

	#Mantle1953 Topps8	#Mantle1957 ToppsPSA8.5	#Mantle1964 Topps9	#Mantle1966 ToppsPSA9 Basket
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$103,500.00	$63,700.00	$51,152.50	$45,660.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$103,500.00	$63,700.00	$51,152.50	$45,660.00

	#Mantle1968 PSA9Basket	#Maris58 ToppsPSA9	#Mays1956 GrayPSA9	#Messi Megacracks #71PSA9
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$38,050.00	$29,345.00	$59,000.00	$115,000.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$38,050.00	$29,345.00	$59,000.00	$115,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#Michael PorterJr Basket	#Mikan48 Bowman PSA7	#NegroLeague LegendaryCuts Basket	#OVECHKIN THECUP BGS8.5
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$14,890.00
Membership Contributions	$31,065.00	$42,551.00	$92,800.00	$42,250.00
Membership Distributions	$-	$-	$-	$(55,000.00)
Balance December 31, 2021	$31,065.00	$42,551.00	$92,800.00	$2,140.00

	#OZZIE SMITHRC BGS9.5	#Orange Dominguez	#PaulPierce 2010ASG Jersey	#Peyton Manning MVPHelmet
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$74,710.00	$38,395.00	$31,450.00	$190,020.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$74,710.00	$38,395.00	$31,450.00	$190,020.00

	#RICKEY HENDERSONRC PSA10	#RODGERS PLAYOFF CONTENDERS GREEN	#Ruth1914 Baltimore NewsSGC3	#Ruth33 Goudey SGC8
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$11,136.00	$-	$-
Membership Contributions	$152,200.00	$20,949.00	$66,540.00	$142,250.00
Membership Distributions	$-	$(30,000.00)	$-	$-
Balance December 31, 2021	$152,200.00	$2,085.00	$66,540.00	$142,250.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#Sadaharu OhBat	#Satchel Paige48 LeafSGC30	#Seager Orange Refractor Basket	#Serena03 NetProPSA10 Basket
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$25,850.00	$37,050.00	$16,880.00	$18,800.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$25,850.00	$37,050.00	$16,880.00	$18,800.00

	#StephCurry Sneakers	#TATIS BOWMAN BLACK LABEL	#TATUM FLAWLESS10	#TED WILLIAMS1939 PLAYBALL
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$29,980.00	$(22,135.00)	$-	$-
Membership Contributions	$82,000.00	$223,000.00	$47,600.00	$33,960.00
Membership Distributions	$(110,000.00)	$-	$-	$-
Balance December 31, 2021	$1,980.00	$200,865.00	$47,600.00	$33,960.00

	#TIGER PUTTER	#TIGER SIFORKIDS	#TIGER SPAUTHENTIC BGS9.5	#TRAEYOUNG FLAWLESS BGS9
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$210,730.00	$24,900.00	$36,900.00	$15,840.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$210,730.00	$24,900.00	$36,900.00	$15,840.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	#TYSONRC BASKETBGS9	#TheRock BumbleBee PSA10	#TimDuncan PMGGreen	#TraeYoung Flawless GreenBGS9
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$70,900.00	$48,200.00	$227,500.00	$24,840.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$70,900.00	$48,200.00	$227,500.00	$24,840.00

	#Trevor Lawrence LeafBasket	#Trout FinestSuper fractor	#UNITAS 1965JERSEY	#Unitas PSA8
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$11,300.00	$282,500.00	$167,000.00	$21,200.00
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2021	$11,300.00	$282,500.00	$167,000.00	$21,200.00

	#WILT CHAMBERLAIN 61PSA9	#YASTRZE MSKIRC9 BASKET	#ZIONRPA BGS9	#ZionPrizms BlueBGS10
Balance as of January 16, 2020, Date of Inception	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-
Balance December 31, 2020	$-	$-	$-	$-
Net Income/(Loss)	$144,898.00	$-	$(21,593.88)	$-
Membership Contributions	$207,400.00	$41,970.00	$133,720.00	$31,560.00
Membership Distributions	$(350,000.00)	$-	$-	$-
Balance December 31, 2021	$2,298.00	$41,970.00	$112,126.12	$31,560.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY/(DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD
FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2021

	CSA	CONSOLIDATED
Balance as of January 16, 2020, Date of Inception	$-	$-
Net Income/(Loss)	$(645.00)	$86,053.34
Membership Contributions	$-	$3,416,405.00
Membership Distributions	$-	$(252,500.00)
Balance December 31, 2020	$(645.00)	$3,249,958.34
Net Income/(Loss)	$(614.26)	$1,507,733.25
Membership Contributions	$-	$26,725,652.00
Membership Distributions	$-	$(5,861,500.00)
Balance December 31, 2021	$(1,259.26)	$25,621,843.59

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#03Exquisite Box	#03Topps Chrome Wax	#18-19BASKET BALLGROWTH BASKET	#1909E95 SGCSet	#1964KOUFAX JERSEY
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,027.50)	-	(1,032.00)	(1,052.50)	(1,035.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,027.50)	-	(1,032.00)	(1,052.50)	(1,035.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,027.50	-	1,032.00	1,052.50	1,035.00
Net Cash Flows provided by (used in) Operating Activities	(1,027.50)	-	(1,032.00)	(1,052.50)	(1,035.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(78,722.50)	(22,750.00)	(42,962.00)	(34,197.50)	(125,465.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(78,722.50)	(22,750.00)	(42,962.00)	(34,197.50)	(125,465.00)

Cash Flows From Financing Activities:
Capital Contributions	79,750.00	22,750.00	43,994.00	35,250.00	126,500.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	79,750.00	22,750.00	43,994.00	35,250.00	126,500.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	-	-	300,000.00
Membership Interests issued to asset manager as consideration	5,000.00	1,600.00	720.00	1,800.00	12,000.00
Total Non-Cash Financing Activities	5,000.00	1,600.00	720.00	1,800.00	312,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#1969TOPPS BASKET BALLSET	#1986WAX	#2000PLAYOFF CONTENDERS WAX	#48LeafRuth SGC8	#AARON1954 PSA8.5
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,095.00)	(2,050.00)	(1,067.50)	(1,030.00)	(1,200.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,095.00)	(2,050.00)	(1,067.50)	(1,030.00)	(1,200.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,095.00	2,050.00	1,067.50	1,030.00	1,200.00
Net Cash Flows provided by (used in) Operating Activities	(1,095.00)	(2,050.00)	(1,067.50)	(1,030.00)	(1,200.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(106,905.00)	(136,600.00)	(22,182.50)	(50,970.00)	(63,800.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(106,905.00)	(136,600.00)	(22,182.50)	(50,970.00)	(63,800.00)

Cash Flows From Financing Activities:
Capital Contributions	108,000.00	138,650.00	23,250.00	52,000.00	65,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	108,000.00	138,650.00	23,250.00	52,000.00	65,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	40,500.00	43,750.00	-	-	55,000.00
Membership Interests issued to asset manager as consideration	4,050.00	10,850.00	1,400.00	2,250.00	4,400.00
Total Non-Cash Financing Activities	44,550.00	54,600.00	1,400.00	2,250.00	59,400.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#ACUNA GOLD9.5	#ALIWBC BELT	#ANDRE&HULK WRESTLING BASKET	#ANDRETHE GIANT	#Acuna Bowman10 Basket
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,065.00)	100,000.00	-	(2,850.00)	(985.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,065.00)	-	-	(2,850.00)	(985.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	(100,000.00)	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,065.00	-	-	2,850.00	985.00
Net Cash Flows provided by (used in) Operating Activities	(1,065.00)	-	-	(2,850.00)	(985.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(24,935.00)	-	(60,950.00)	(9,150.00)	(98,015.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(24,935.00)	-	(60,950.00)	(9,150.00)	(98,015.00)

Cash Flows From Financing Activities:
Capital Contributions	26,000.00	-	60,950.00	12,000.00	99,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	26,000.00	-	60,950.00	12,000.00	99,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	61,050.00	17,000.00	-
Membership Interests issued to asset manager as consideration	1,505.00	-	4,440.00	720.00	4,500.00
Total Non-Cash Financing Activities	1,505.00	-	65,490.00	17,720.00	4,500.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#AliRookie CardBVG8	#BANKS1954 PSA9	#BETTSGOLD REFRACTOR BASKET	#BRADYPLAYOFF CONTENDERS BASKET	#BRADYREEBOK FLAWLESS
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	23,436.00
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	(23,436.00)
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	-	(2,180.00)	(1,292.00)	(1,031.25)	(1,120.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	-	(2,180.00)	(1,292.00)	(1,031.25)	(1,120.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	-	2,180.00	1,292.00	1,031.25	-
Net Cash Flows provided by (used in) Operating Activities	-	(2,180.00)	(1,292.00)	(1,031.25)	(2,240.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(48,500.00)	(84,820.00)	(59,958.00)	(68,343.75)	(45,760.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	70,000.00
Net Cash provided by (used in) Investing Activities	(48,500.00)	(84,820.00)	(59,958.00)	(68,343.75)	24,240.00

Cash Flows From Financing Activities:
Capital Contributions	48,500.00	87,000.00	61,250.00	69,375.00	48,000.00
Distributions to equity holders	-	-	-	-	(70,000.00)
Net Cash Flows Provided by (Used In) Financing Activities	48,500.00	87,000.00	61,250.00	69,375.00	(22,000.00)

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	9,000.00	-	-	20,625.00	-
Membership Interests issued to asset manager as consideration	3,200.00	4,925.00	2,740.00	3,300.00	804.00
Total Non-Cash Financing Activities	12,200.00	4,925.00	2,740.00	23,925.00	804.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#BRADY ROOKIE	#BettsBlue Refractor Basket	#Brady Bowman10	#Brady Championship Ticket	#CHAMBER LAINHS UNIFORM
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,135.00)	(1,115.00)	-	-	(4,030.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,135.00)	(1,115.00)	-	-	(4,030.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,135.00	1,115.00	-	-	4,030.00
Net Cash Flows provided by (used in) Operating Activities	(1,135.00)	(1,115.00)	-	-	(4,030.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(55,365.00)	(31,385.00)	(20,500.00)	(910,000.00)	(161,250.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(55,365.00)	(31,385.00)	(20,500.00)	(910,000.00)	(161,250.00)

Cash Flows From Financing Activities:
Capital Contributions	56,500.00	32,500.00	20,500.00	910,000.00	165,280.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	56,500.00	32,500.00	20,500.00	910,000.00	165,280.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	21,000.00	1,240,000.00	149,000.00
Membership Interests issued to asset manager as consideration	3,210.00	1,350.00	1,400.00	162,000.00	9,000.00
Total Non-Cash Financing Activities	3,210.00	1,350.00	22,400.00	1,402,000.00	158,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#CHAMBER LAINPHILA JERSEY59-60	#CLEMENTE 1955PSA8	#CLEMENTE WHITE&GRAY BASKET	#COBB MINTE98	#COBB VINTAGET 206PHOTO
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	(20,447.55)	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	20,447.55	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(375.00)	-	(1,152.50)	(9,437.50)	(1,072.50)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(375.00)	-	(1,152.50)	(9,437.50)	(1,072.50)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	375.00	-	1,152.50	9,437.50	1,072.50
Net Cash Flows provided by (used in) Operating Activities	(375.00)	-	(1,152.50)	(9,437.50)	(1,072.50)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(1,274,625.00)	(59,749.50)	(58,597.50)	(291,812.50)	(26,672.50)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(1,274,625.00)	(59,749.50)	(58,597.50)	(291,812.50)	(26,672.50)

Cash Flows From Financing Activities:
Capital Contributions	1,275,000.00	59,749.50	59,750.00	301,250.00	27,745.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	1,275,000.00	59,749.50	59,750.00	301,250.00	27,745.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	19,250.00	50,000.00	-	23,250.00
Membership Interests issued to asset manager as consideration	60,000.00	5,000.00	5,000.00	8,250.00	3,260.00
Total Non-Cash Financing Activities	60,000.00	24,250.00	55,000.00	8,250.00	26,510.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#CROSBYTHE CUPBASKET	#CURRY BASKET	#CURRYRPA BGS9.5	#Chicago BullsDynasty Hardwood	#ChrisBosh GameWorn Raptors Sneakers
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	280,510.00	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	(280,510.00)	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,030.00)	70,000.00	(1,005.00)	(860.00)	(1,212.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,030.00)	-	(1,005.00)	(860.00)	(1,212.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	(70,000.00)	-	-	-
Other Current Liabilities	1,030.00	-	-	860.00	1,212.00
Net Cash Flows provided by (used in) Operating Activities	(1,030.00)	-	(2,010.00)	(860.00)	(1,212.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(110,970.00)	-	(449,990.00)	(349,140.00)	(15,588.00)
Proceeds From Sale of Collectable Assets	-	-	780,000.00	-	-
Net Cash provided by (used in) Investing Activities	(110,970.00)	-	330,010.00	(349,140.00)	(15,588.00)

Cash Flows From Financing Activities:
Capital Contributions	112,000.00	-	452,000.00	350,000.00	16,800.00
Distributions to equity holders	-	-	(780,000.00)	-	-
Net Cash Flows Provided by (Used In) Financing Activities	112,000.00	-	(328,000.00)	350,000.00	16,800.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	95,000.00	-	45,000.00	-	-
Membership Interests issued to asset manager as consideration	5,700.00	-	4,500.00	16,250.00	1,350.00
Total Non-Cash Financing Activities	100,700.00	-	49,500.00	16,250.00	1,350.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Clemente 65-68Bat	#Cristiano Ronaldo RC1of1	#DIMAGGIO 1933BAT	#DONCIC BLUEPSA10	#DURANT CHROME REFRACTOR PSA10
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,010.25)	(11,875.00)	(1,130.00)	(2,779.56)	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,010.25)	(11,875.00)	(1,130.00)	(2,779.56)	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,010.25	11,875.00	1,130.00	2,779.56	-
Net Cash Flows provided by (used in) Operating Activities	(1,010.25)	(11,875.00)	(1,130.00)	(2,779.56)	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(28,964.75)	(243,125.00)	(51,370.00)	(59,720.44)	(12,500.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(28,964.75)	(243,125.00)	(51,370.00)	(59,720.44)	(12,500.00)

Cash Flows From Financing Activities:
Capital Contributions	29,975.00	255,000.00	52,500.00	62,500.00	12,500.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	29,975.00	255,000.00	52,500.00	62,500.00	12,500.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	42,500.00	-	-
Membership Interests issued to asset manager as consideration	1,750.00	11,250.00	2,550.00	2,200.00	600.00
Total Non-Cash Financing Activities	1,750.00	11,250.00	45,050.00	2,200.00	600.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#DWADE ULTIMATE	#Devers Super fractor	#Donovan MitchellNT9.5	#ELWAY1984 ROOKIECARD PSA10BASKET	#EMMITT SMITH10K JERSEY
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	43,780.00	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	(43,780.00)	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,035.00)	(1,240.00)	(1,067.50)	-	(1,160.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,035.00)	(1,240.00)	(1,067.50)	-	(1,160.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,035.00	-	1,067.50	-	1,160.00
Net Cash Flows provided by (used in) Operating Activities	(1,035.00)	(2,480.00)	(1,067.50)	-	(1,160.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(40,465.00)	(33,520.00)	(16,182.50)	(29,750.00)	(22,840.00)
Proceeds From Sale of Collectable Assets	-	78,500.00	-	-	-
Net Cash provided by (used in) Investing Activities	(40,465.00)	44,980.00	(16,182.50)	(29,750.00)	(22,840.00)

Cash Flows From Financing Activities:
Capital Contributions	41,500.00	36,000.00	17,250.00	29,750.00	24,000.00
Distributions to equity holders	-	(78,500.00)	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	41,500.00	(42,500.00)	17,250.00	29,750.00	24,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	12,500.00	-	35,000.00
Membership Interests issued to asset manager as consideration	2,590.00	1,200.00	1,500.00	1,500.00	1,500.00
Total Non-Cash Financing Activities	2,590.00	1,200.00	14,000.00	1,500.00	36,500.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#EMMITT SMITHMVP BASKET	#EddiePlank T206PSA4	#Erling Haaland PSA10Basket	#FRANK ROBINSON1957 PSA9BASKET	#FRANK ROBINSO 500HRBAT
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	(24,283.49)	-	-	-	27,570.80
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	(27,570.80)
Impairment Loss on Series	24,283.49	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(3,260.00)	(900.00)	-	(1,254.00)	(1,035.40)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(3,260.00)	(900.00)	-	(1,254.00)	(1,035.40)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	3,260.00	900.00	-	1,254.00	-
Net Cash Flows provided by (used in) Operating Activities	(3,260.00)	(900.00)	-	(1,254.00)	(2,070.80)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(40,740.00)	(216,600.00)	(13,000.00)	(57,146.00)	(137,929.20)
Proceeds From Sale of Collectable Assets	-	-	-	-	200,000.00
Net Cash provided by (used in) Investing Activities	(40,740.00)	(216,600.00)	(13,000.00)	(57,146.00)	62,070.80

Cash Flows From Financing Activities:
Capital Contributions	44,000.00	217,500.00	13,000.00	58,400.00	140,000.00
Distributions to equity holders	-	-	-	-	(200,000.00)
Net Cash Flows Provided by (Used In) Financing Activities	44,000.00	217,500.00	13,000.00	58,400.00	(60,000.00)

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	70,000.00	81,500.00	-	17,400.00	30,000.00
Membership Interests issued to asset manager as consideration	3,000.00	19,200.00	1,560.00	2,780.00	4,500.00
Total Non-Cash Financing Activities	73,000.00	100,700.00	1,560.00	20,180.00	34,500.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#GIANNIS OLDIMMA CULATE	#GIANNIS RPA	#GLEYBERTOR RESORANGE9.5	#GRETZKYO PEECHEE1979	#Gary Carter1975 PSA10Basket
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	(668.72)	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	668.72	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,165.00)	(1,225.00)	(1,042.50)	(1,380.00)	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,165.00)	(1,225.00)	(1,042.50)	(1,380.00)	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,165.00	1,225.00	1,042.50	1,380.00	-
Net Cash Flows provided by (used in) Operating Activities	(1,165.00)	(1,225.00)	(1,042.50)	(1,380.00)	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(39,835.00)	(111,275.00)	(19,707.50)	(65,620.00)	(37,250.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(39,835.00)	(111,275.00)	(19,707.50)	(65,620.00)	(37,250.00)

Cash Flows From Financing Activities:
Capital Contributions	41,000.00	112,500.00	20,750.00	67,000.00	37,250.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	41,000.00	112,500.00	20,750.00	67,000.00	37,250.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	8,500.00	-	-	-	-
Membership Interests issued to asset manager as consideration	1,700.00	6,480.00	1,190.00	3,780.00	1,750.00
Total Non-Cash Financing Activities	10,200.00	6,480.00	1,190.00	3,780.00	1,750.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Giannis48 PointGame Sneakers	#JACKIE ROBINSON AUTOBAT	#JETERFOILRC BASKETBGS9.5	#JORDAN85 NIKEBASKET	#JORDAN EXQUISITE BGS8
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	(29,977.93)	63,982.00	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	(63,982.00)	-
Impairment Loss on Series	-	-	29,977.93	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,050.00)	36,750.00	(1,152.50)	(1,256.00)	(1,165.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,050.00)	-	(1,152.50)	(1,256.00)	(1,165.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	(36,750.00)	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,050.00	-	1,152.50	-	1,165.00
Net Cash Flows provided by (used in) Operating Activities	(1,050.00)	-	(1,152.50)	(2,512.00)	(1,165.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(23,950.00)	-	(98,597.50)	(85,888.00)	(42,335.00)
Proceeds From Sale of Collectable Assets	-	-	-	203,000.00	-
Net Cash provided by (used in) Investing Activities	(23,950.00)	-	(98,597.50)	117,112.00	(42,335.00)

Cash Flows From Financing Activities:
Capital Contributions	25,000.00	-	99,750.00	88,400.00	43,500.00
Distributions to equity holders	-	-	-	(203,000.00)	-
Net Cash Flows Provided by (Used In) Financing Activities	25,000.00	-	99,750.00	(114,600.00)	43,500.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	-	50,600.00	35,000.00
Membership Interests issued to asset manager as consideration	1,200.00	-	3,600.00	2,530.00	2,800.00
Total Non-Cash Financing Activities	1,200.00	-	3,600.00	53,130.00	37,800.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#JORDANP SA10	#JORDAN ROOKIE JERSEY	#JORDAN SIGNED PROFESSIONAL BAT	#Jackie Leaf3.5	#Jackie Robinson1952 ToppsPSA8.5
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	(10,271.22)	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	10,271.22	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	-	(1,855.00)	(1,077.50)	(920.00)	(825.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	-	(1,855.00)	(1,077.50)	(920.00)	(825.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	-	1,855.00	1,077.50	920.00	825.00
Net Cash Flows provided by (used in) Operating Activities	-	(1,855.00)	(1,077.50)	(920.00)	(825.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	-	(82,645.00)	(26,172.50)	(37,080.00)	(539,175.00)
Proceeds From Sale of Collectable Assets		-	-	-	-
Net Cash provided by (used in) Investing Activities	-	(82,645.00)	(26,172.50)	(37,080.00)	(539,175.00)

Cash Flows From Financing Activities:
Capital Contributions	-	84,500.00	27,250.00	38,000.00	540,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	-	84,500.00	27,250.00	38,000.00	540,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	157,500.00	22,500.00	-	-
Membership Interests issued to asset manager as consideration	-	4,500.00	3,150.00	4,200.00	36,050.00
Total Non-Cash Financing Activities	-	162,000.00	25,650.00	4,200.00	36,050.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Jackie Robinson53 Topps8	#JimmieFoxx 1938Bat	#Jokic Refractor 1of1	#Jordan LeBronMagic TripleSigs	#Jordan LeBronSign oftheTimes
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,055.00)	(990.00)	(1,174.62)	(1,048.00)	(1,050.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,055.00)	(990.00)	(1,174.62)	(1,048.00)	(1,050.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,055.00	990.00	1,174.62	1,048.00	1,050.00
Net Cash Flows provided by (used in) Operating Activities	(1,055.00)	(990.00)	(1,174.62)	(1,048.00)	(1,050.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(30,945.00)	(92,510.00)	(21,825.38)	(81,952.00)	(163,950.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(30,945.00)	(92,510.00)	(21,825.38)	(81,952.00)	(163,950.00)

Cash Flows From Financing Activities:
Capital Contributions	32,000.00	93,500.00	23,000.00	83,000.00	165,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	32,000.00	93,500.00	23,000.00	83,000.00	165,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	22,000.00	-	-	-	-
Membership Interests issued to asset manager as consideration	5,000.00	5,100.00	1,110.00	3,750.00	6,000.00
Total Non-Cash Financing Activities	27,000.00	5,100.00	1,110.00	3,750.00	6,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Jordan MagicLeBron TripleAuto Jersey	#JoshAllen GoldBGS9.5	#Justin Herbert Hidden TreasureRPA	#KAWHI BASKET	#KOBEREEBOK IVERSONRETROS
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	(11,131.20)	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	11,131.20	-
Other Receivables	-	-	-	-	-
Due from Related Party	(930.30)	(1,050.00)	(1,015.00)	(2,040.00)	(1,020.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(930.30)	(1,050.00)	(1,015.00)	(2,040.00)	(1,020.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	930.30	1,050.00	1,015.00	2,040.00	1,020.00
Net Cash Flows provided by (used in) Operating Activities	(930.30)	(1,050.00)	(1,015.00)	(2,040.00)	(1,020.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(95,319.70)	(28,950.00)	(59,985.00)	(39,960.00)	(86,980.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(95,319.70)	(28,950.00)	(59,985.00)	(39,960.00)	(86,980.00)

Cash Flows From Financing Activities:
Capital Contributions	96,250.00	30,000.00	61,000.00	42,000.00	88,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	96,250.00	30,000.00	61,000.00	42,000.00	88,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	28,750.00	-	-	28,350.00	-
Membership Interests issued to asset manager as consideration	6,900.00	1,250.00	3,850.00	1,260.00	4,000.00
Total Non-Cash Financing Activities	35,650.00	1,250.00	3,850.00	29,610.00	4,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#KOUFAX1955 PSA8.5	#KOUFAX55 PSA9	#Kevin DurantHS Jersey	#KobeBryant FirstWhite #24Jersey	#KobeBryant Rookie Sneakers
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	64,620.00	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	(64,620.00)	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,270.00)	(900.00)	(885.00)	(550.00)	(1,005.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,270.00)	(900.00)	(885.00)	(550.00)	(1,005.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	-	900.00	885.00	550.00	1,005.00
Net Cash Flows provided by (used in) Operating Activities	(2,540.00)	(900.00)	(885.00)	(550.00)	(1,005.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(20,460.00)	(294,100.00)	(218,115.00)	(576,950.00)	(130,995.00)
Proceeds From Sale of Collectable Assets	100,000.00	-	-	-	-
Net Cash provided by (used in) Investing Activities	79,540.00	(294,100.00)	(218,115.00)	(576,950.00)	(130,995.00)

Cash Flows From Financing Activities:
Capital Contributions	23,000.00	295,000.00	219,000.00	577,500.00	132,000.00
Distributions to equity holders	(100,000.00)	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	(77,000.00)	295,000.00	219,000.00	577,500.00	132,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	13,000.00	180,000.00	-	112,500.00	-
Membership Interests issued to asset manager as consideration	1,920.00	22,500.00	8,000.00	20,700.00	6,000.00
Total Non-Cash Financing Activities	14,920.00	202,500.00	8,000.00	133,200.00	6,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#KobeBryant RoyalBlue Jordan Sneakers	#KobeFinal Season Sneakers	#LBJ Exquisite	#LEBRON BLACK REFRACTOR	#LEBRON EMBLEMSOF ENDORSEMENT
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(985.00)	(1,010.00)	(175.00)	(1,190.00)	(2,050.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(985.00)	(1,010.00)	(175.00)	(1,190.00)	(2,050.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	985.00	1,010.00	175.00	1,190.00	2,050.00
Net Cash Flows provided by (used in) Operating Activities	(985.00)	(1,010.00)	(175.00)	(1,190.00)	(2,050.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(86,016.00)	(60,490.00)	(609,825.00)	(128,410.00)	(112,950.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(86,016.00)	(60,490.00)	(609,825.00)	(128,410.00)	(112,950.00)

Cash Flows From Financing Activities:
Capital Contributions	87,001.00	61,500.00	610,000.00	129,600.00	115,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	87,001.00	61,500.00	610,000.00	129,600.00	115,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	690,000.00	-	100,000.00
Membership Interests issued to asset manager as consideration	4,000.00	3,300.00	87,500.00	6,450.00	6,000.00
Total Non-Cash Financing Activities	4,000.00	3,300.00	777,500.00	6,450.00	106,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#LEBRON MELOWADE TRIORC	#LEBRON ROOKIE	#LEBRON ULTIMATE	#LeBron Black Diamond	#LeBron MeloBosh 2008Triple LogoMan
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(884.00)	-	(1,115.00)	-	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(884.00)	-	(1,115.00)	-	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	884.00	-	1,115.00	-	-
Net Cash Flows provided by (used in) Operating Activities	(884.00)	-	(1,115.00)	-	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(110,716.00)	-	(97,385.00)	(50,000.00)	(296,000.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(110,716.00)	-	(97,385.00)	(50,000.00)	(296,000.00)

Cash Flows From Financing Activities:
Capital Contributions	111,600.00	-	98,500.00	50,000.00	296,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	111,600.00	-	98,500.00	50,000.00	296,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	246,400.00	-	82,500.00	25,000.00	-
Membership Interests issued to asset manager as consideration	21,120.00	-	4,950.00	3,750.00	13,750.00
Total Non-Cash Financing Activities	267,520.00	-	87,450.00	28,750.00	13,750.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#LeBron MeloDual Logoman	#Luka Rookie Jersey	#Luka White Sparkle	#MAGIC BIRDDRJ	#MAGIC BIRDDRJ PSA8BASKET
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	368,580.00	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	(368,580.00)	-
Impairment Loss on Series	-	-	-		-
Other Receivables	-	-	-	-	-
Due from Related Party	(650.00)	(810.00)	(655.00)	(1,930.00)	(1,091.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(650.00)	(810.00)	(655.00)	(1,930.00)	(1,091.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	650.00	810.00	655.00	-	1,091.00
Net Cash Flows provided by (used in) Operating Activities	(650.00)	(810.00)	(655.00)	(3,860.00)	(1,091.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(569,350.00)	(498,190.00)	(551,345.00)	(351,420.00)	(19,809.00)
Proceeds From Sale of Collectable Assets	-	-	-	720,000.00	-
Net Cash provided by (used in) Investing Activities	(569,350.00)	(498,190.00)	(551,345.00)	368,580.00	(19,809.00)

Cash Flows From Financing Activities:
Capital Contributions	570,000.00	499,000.00	552,000.00	355,280.00	20,900.00
Distributions to equity holders	-	-	-	(720,000.00)	-
Net Cash Flows Provided by (Used In) Financing Activities	570,000.00	499,000.00	552,000.00	(364,720.00)	20,900.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	500,000.00	-	130,000.00	-	6,600.00
Membership Interests issued to asset manager as consideration	40,000.00	23,250.00	39,000.00	3,280.00	660.00
Total Non-Cash Financing Activities	540,000.00	23,250.00	169,000.00	3,280.00	7,260.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#MAGICBIRD LOGOMAN	#MAHOMES EMERALDRPA BGS9	#MAHOMES ROOKIE	#MANTLE1952 BOWMANPSA8	#MANTLE1952 TOPPSPSA8
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,120.00)	(1,235.00)	-	-	(1,470.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,120.00)	(1,235.00)	-	-	(1,470.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,120.00	1,235.00	-	-	1,470.00
Net Cash Flows provided by (used in) Operating Activities	(1,120.00)	(1,235.00)	-	-	(1,470.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(221,880.00)	(78,265.00)	-	(15,000.00)	(391,320.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(221,880.00)	(78,265.00)	-	(15,000.00)	(391,320.00)

Cash Flows From Financing Activities:
Capital Contributions	223,000.00	79,500.00	-	15,000.00	392,790.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	223,000.00	79,500.00	-	15,000.00	392,790.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	276,000.00	-	-	-	92,000.00
Membership Interests issued to asset manager as consideration	13,800.00	2,840.00	-	600.00	14,010.00
Total Non-Cash Financing Activities	289,800.00	2,840.00	-	600.00	106,010.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#MANTLE1956 PSA8BASKET	#MANTLE1960 PSA9	#MANTLE54 BOWMAN BASKET	#MANTLE MINT1953	#MARINO MANNINGFAVRE JERSEYS
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	612,000.00	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	(612,000.00)	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,080.50)	(37,052.50)	(1,030.00)	-	(4,320.40)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,080.50)	(1,080.50)	(1,030.00)	-	(4,320.40)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	35,972.00	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,080.50	1,080.50	1,030.00	-	4,320.40
Net Cash Flows provided by (used in) Operating Activities	(1,080.50)	(1,080.50)	(1,030.00)	-	(4,320.40)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(20,369.50)	(38,669.50)	(35,970.00)	(1,020,000.00)	(15,639.60)
Proceeds From Sale of Collectable Assets	-	-	-	3,100,000.00	-
Net Cash provided by (used in) Investing Activities	(20,369.50)	(38,669.50)	(35,970.00)	2,080,000.00	(15,639.60)

Cash Flows From Financing Activities:
Capital Contributions	21,450.00	39,750.00	37,000.00	1,020,000.00	19,960.00
Distributions to equity holders	-	-	-	(3,100,000.00)	-
Net Cash Flows Provided by (Used In) Financing Activities	21,450.00	39,750.00	37,000.00	(2,080,000.00)	19,960.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	7,050.00	-	13,500.00	-	30,750.00
Membership Interests issued to asset manager as consideration	1,175.00	2,520.00	2,700.00	-	1,230.00
Total Non-Cash Financing Activities	8,225.00	2,520.00	16,200.00	-	31,980.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#MAYS1951 BOWMAN7	#MAYS1951 PHOTO	#MAYS1952 PSA8	#MAYS 1959PSA9 BASKET	#MAYS1960 PSA9
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	13,856.00	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	(13,856.00)	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,010.00)	(1,033.00)	(960.00)	(1,062.00)	(1,604.74)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,010.00)	(1,033.00)	(960.00)	(1,062.00)	(1,604.74)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,010.00	-	960.00	1,062.00	1,604.74
Net Cash Flows provided by (used in) Operating Activities	(1,010.00)	(2,066.00)	(960.00)	(1,062.00)	(1,604.74)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(87,990.00)	(24,634.00)	(238,040.00)	(17,739.00)	(12,895.26)
Proceeds From Sale of Collectable Assets	-	65,000.00	-	-	-
Net Cash provided by (used in) Investing Activities	(87,990.00)	40,366.00	(238,040.00)	(17,739.00)	(12,895.26)

Cash Flows From Financing Activities:
Capital Contributions	89,000.00	26,700.00	239,000.00	18,801.00	14,500.00
Distributions to equity holders	-	(65,000.00)	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	89,000.00	(38,300.00)	239,000.00	18,801.00	14,500.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	10,000.00	23,250.00	55,000.00	5,200.00	3,624.00
Membership Interests issued to asset manager as consideration	6,000.00	3,260.00	13,750.00	1,455.00	1,016.00
Total Non-Cash Financing Activities	16,000.00	26,510.00	68,750.00	6,655.00	4,640.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#MAY WEATHERRC PSA10	#MESSI ROOKIE BASKET	#MIKANRC PHOTO	#MLBHALL OFFAMEBA SEBALL	#MONTANA RCPSA10
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	(17,741.25)	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	17,741.25	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(522.50)	(1,085.00)	(1,085.00)	(1,040.00)	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(522.50)	(1,085.00)	(1,085.00)	(1,040.00)	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	522.50	1,085.00	1,085.00	1,040.00	-
Net Cash Flows provided by (used in) Operating Activities	(522.50)	(1,085.00)	(1,085.00)	(1,040.00)	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(22,227.50)	(90,915.00)	(27,915.00)	(74,960.00)	(36,000.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(22,227.50)	(90,915.00)	(27,915.00)	(74,960.00)	(36,000.00)

Cash Flows From Financing Activities:
Capital Contributions	22,750.00	92,000.00	29,000.00	76,000.00	36,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	22,750.00	92,000.00	29,000.00	76,000.00	36,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	25,000.00	224,000.00	29,000.00
Membership Interests issued to asset manager as consideration	3,520.00	2,460.00	3,500.00	8,400.00	2,320.00
Total Non-Cash Financing Activities	3,520.00	2,460.00	28,500.00	232,400.00	31,320.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#MOOKIE BETTSGLOVE	#MPJ Championship Ticket	#Mahomes Bronze Basket	#Mahomes Immaculate 1of1	#Mahomes NT1of1
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,052.50)	(1,035.50)	(975.00)	(1,010.00)	(4,555.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,052.50)	(1,035.50)	(975.00)	(1,010.00)	(4,555.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,052.50	1,035.50	975.00	1,010.00	4,555.00
Net Cash Flows provided by (used in) Operating Activities	(1,052.50)	(1,035.50)	(975.00)	(1,010.00)	(4,555.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(58,697.50)	(16,414.50)	(109,025.00)	(217,990.00)	(1,317,945.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(58,697.50)	(16,414.50)	(109,025.00)	(217,990.00)	(1,317,945.00)

Cash Flows From Financing Activities:
Capital Contributions	59,750.00	17,450.00	110,000.00	219,000.00	1,322,500.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	59,750.00	17,450.00	110,000.00	219,000.00	1,322,500.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	12,500.00	-	-	255,000.00
Membership Interests issued to asset manager as consideration	3,360.00	1,500.00	5,000.00	8,000.00	90,000.00
Total Non-Cash Financing Activities	3,360.00	14,000.00	5,000.00	8,000.00	345,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Mahomes NT8.5	#Mantle1953 Bowman8 Basket	#Mantle1953 Topps8	#Mantle1957 ToppsPSA8.5	#Mantle1964 Topps9
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	(32,641.05)	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets		-	-	-	-
Impairment Loss on Series	32,641.05	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,041.20)	(1,016.00)	(995.00)	(1,084.00)	(1,038.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,041.20)	(1,016.00)	(995.00)	(1,084.00)	(1,038.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,041.20	1,016.00	995.00	1,084.00	1,038.00
Net Cash Flows provided by (used in) Operating Activities	(1,041.20)	(1,016.00)	(995.00)	(1,084.00)	(1,038.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(77,833.80)	(44,384.00)	(97,005.00)	(54,516.00)	(47,962.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(77,833.80)	(44,384.00)	(97,005.00)	(54,516.00)	(47,962.00)

Cash Flows From Financing Activities:
Capital Contributions	78,875.00	45,400.00	98,000.00	55,600.00	49,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	78,875.00	45,400.00	98,000.00	55,600.00	49,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	81,120.00	4,000.00	-	5,400.00	-
Membership Interests issued to asset manager as consideration	5,900.00	3,600.00	5,500.00	2,700.00	2,153.00
Total Non-Cash Financing Activities	87,020.00	7,600.00	5,500.00	8,100.00	2,153.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Mantle1966 ToppsPSA9 Basket	#Mantle1968 PSA9Basket	#Maris58 ToppsPSA9	#Mays1956 GrayPSA9	#MessiMega cracks#71 PSA9
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,040.00)	(1,076.50)	(1,100.05)	(1,080.00)	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,040.00)	(1,076.50)	(1,100.05)	(1,080.00)	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,040.00	1,076.50	1,100.05	1,080.00	-
Net Cash Flows provided by (used in) Operating Activities	(1,040.00)	(1,076.50)	(1,100.05)	(1,080.00)	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(41,960.00)	(35,273.50)	(25,894.95)	(30,920.00)	(86,000.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(41,960.00)	(35,273.50)	(25,894.95)	(30,920.00)	(86,000.00)

Cash Flows From Financing Activities:
Capital Contributions	43,000.00	36,350.00	26,995.00	32,000.00	86,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	43,000.00	36,350.00	26,995.00	32,000.00	86,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	-	25,000.00	25,000.00
Membership Interests issued to asset manager as consideration	2,660.00	1,700.00	2,350.00	2,000.00	4,000.00
Total Non-Cash Financing Activities	2,660.00	1,700.00	2,350.00	27,000.00	29,000.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Michael PorterJr Basket	#Mikan48 Bowman PSA7	#Negro LeagueLegendary CutsBasket	#OVECHKIN THECUP BGS8.5	#OZZIE SMITHRC BGS9.5
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	14,890.00	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	(14,890.00)	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	-	(1,002.50)	(995.00)	(1,070.00)	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	-	(1,002.50)	(995.00)	(1,070.00)	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	-	1,002.50	995.00	-	-
Net Cash Flows provided by (used in) Operating Activities	-	(1,002.50)	(995.00)	(2,140.00)	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(23,985.00)	(38,748.50)	(87,005.00)	(20,860.00)	(70,390.00)
Proceeds From Sale of Collectable Assets	-	-	-	55,000.00	-
Net Cash provided by (used in) Investing Activities	(23,985.00)	(38,748.50)	(87,005.00)	34,140.00	(70,390.00)

Cash Flows From Financing Activities:
Capital Contributions	23,985.00	39,751.00	88,000.00	23,000.00	70,390.00
Distributions to equity holders	-	-	-	(55,000.00)	-
Net Cash Flows Provided by (Used In) Financing Activities	23,985.00	39,751.00	88,000.00	(32,000.00)	70,390.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	4,000.00	-	-	17,500.00	-
Membership Interests issued to asset manager as consideration	3,080.00	2,800.00	4,800.00	1,750.00	4,320.00
Total Non-Cash Financing Activities	7,080.00	2,800.00	4,800.00	19,250.00	4,320.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Orange Dominguez	#PaulPierce 2010ASG Jersey	#Peyton Manning MVPHelmet	#RICKEY HENDERSONRC PSA10	#RODGERS PLAYOFF CONTEND ERSGREEN
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	11,136.00
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	(11,136.00)
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(3,028.80)	(1,025.50)	(955.00)	-	(1,042.50)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(3,028.80)	(1,025.50)	(955.00)	-	(1,042.50)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	3,028.80	1,025.50	955.00	-	-
Net Cash Flows provided by (used in) Operating Activities	(3,028.80)	(1,025.50)	(955.00)	-	(2,085.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(33,086.20)	(28,924.50)	(179,045.00)	(135,600.00)	(17,674.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	30,000.00
Net Cash provided by (used in) Investing Activities	(33,086.20)	(28,924.50)	(179,045.00)	(135,600.00)	12,326.00

Cash Flows From Financing Activities:
Capital Contributions	36,115.00	29,950.00	180,000.00	135,600.00	19,759.00
Distributions to equity holders	-	-	-	-	(30,000.00)
Net Cash Flows Provided by (Used In) Financing Activities	36,115.00	29,950.00	180,000.00	135,600.00	(10,241.00)

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	-	9,400.00	-
Membership Interests issued to asset manager as consideration	2,280.00	1,500.00	10,020.00	7,200.00	1,190.00
Total Non-Cash Financing Activities	2,280.00	1,500.00	10,020.00	16,600.00	1,190.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Ruth1914 Baltimore NewsSGC3	#Ruth33 GoudeySGC8	#RuthGehrig Ball	#Sadaharu OhBat	#Satchel Paige48 LeafSGC30
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(2,180.60)	(1,390.00)	-	(1,037.50)	(1,057.45)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(2,180.60)	(1,390.00)	-	(1,037.50)	(1,057.45)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	2,180.60	1,390.00	-	1,037.50	1,057.45
Net Cash Flows provided by (used in) Operating Activities	(2,180.60)	(1,390.00)	-	(1,037.50)	(1,057.45)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(63,759.40)	(114,610.00)	-	(13,212.50)	(34,192.55)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(63,759.40)	(114,610.00)	-	(13,212.50)	(34,192.55)

Cash Flows From Financing Activities:
Capital Contributions	65,940.00	116,000.00	-	14,250.00	35,250.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	65,940.00	116,000.00	-	14,250.00	35,250.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	20,000.00	-	10,000.00	-
Membership Interests issued to asset manager as consideration	600.00	6,250.00	-	1,600.00	1,800.00
Total Non-Cash Financing Activities	600.00	26,250.00	-	11,600.00	1,800.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#Seager Orange Refractor Basket	#Serena03 NetProPSA 10Basket	#StephCurry Sneakers	#TATIS BOWMAN BLACKLABEL	#TATUM FLAWLESS10
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	29,980.00	(22,135.00)	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	(29,980.00)	-	-
Impairment Loss on Series	-	-	-	22,135.00	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,140.00)	(1,017.50)	(990.00)	(1,650.00)	(1,090.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,140.00)	(1,017.50)	(990.00)	(1,650.00)	(1,090.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,140.00	1,017.50	-	1,650.00	1,090.00
Net Cash Flows provided by (used in) Operating Activities	(1,140.00)	(1,017.50)	(1,980.00)	(1,650.00)	(1,090.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(14,860.00)	(16,732.50)	(76,520.00)	(113,350.00)	(44,910.00)
Proceeds From Sale of Collectable Assets	-	-	110,000.00	-	-
Net Cash provided by (used in) Investing Activities	(14,860.00)	(16,732.50)	33,480.00	(113,350.00)	(44,910.00)

Cash Flows From Financing Activities:
Capital Contributions	16,000.00	17,750.00	78,500.00	115,000.00	46,000.00
Distributions to equity holders	-	-	(110,000.00)	-	-
Net Cash Flows Provided by (Used In) Financing Activities	16,000.00	17,750.00	(31,500.00)	115,000.00	46,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	-	-	100,000.00	-
Membership Interests issued to asset manager as consideration	880.00	1,050.00	3,500.00	8,000.00	1,600.00
Total Non-Cash Financing Activities	880.00	1,050.00	3,500.00	108,000.00	1,600.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#TED WILLIAMS1939 PLAYBALL	#TIGER PUTTER	#TIGER SIFORKIDS	#TIGER SPAUTHENTIC BGS9.5	#TRAEYOUNG FLAWLESS BGS9
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,080.00)	(1,217.50)	(1,115.00)	(1,085.00)	(1,050.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,080.00)	(1,217.50)	(1,115.00)	(1,085.00)	(1,050.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,080.00	1,217.50	1,115.00	1,085.00	1,050.00
Net Cash Flows provided by (used in) Operating Activities	(1,080.00)	(1,217.50)	(1,115.00)	(1,085.00)	(1,050.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(30,920.00)	(111,132.50)	(12,385.00)	(34,915.00)	(13,950.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(30,920.00)	(111,132.50)	(12,385.00)	(34,915.00)	(13,950.00)

Cash Flows From Financing Activities:
Capital Contributions	32,000.00	112,350.00	13,500.00	36,000.00	15,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	32,000.00	112,350.00	13,500.00	36,000.00	15,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	92,520.00	10,000.00	-	-
Membership Interests issued to asset manager as consideration	1,960.00	5,860.00	1,400.00	900.00	840.00
Total Non-Cash Financing Activities	1,960.00	98,380.00	11,400.00	900.00	840.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#TYSONRCBGS9 BASKET	#TheRock BumbleBee PSA10	#TimDuncan PMGGreen	#TraeYoung Flawless GreenBGS9	#Trevor Lawrence LeafBasket
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	-	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	-	(1,050.00)	(930.00)	-	-
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	-	(1,050.00)	(930.00)	-	-
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	-	1,050.00	930.00	-	-
Net Cash Flows provided by (used in) Operating Activities	-	(1,050.00)	(930.00)	-	-

Cash Flow from Investing Activities
Purchase of Collectable Assets	(56,500.00)	(43,950.00)	(218,570.00)	(14,000.00)	(10,000.00)
Proceeds From Sale of Collectable Assets	-	-	-	-	-
Net Cash provided by (used in) Investing Activities	(56,500.00)	(43,950.00)	(218,570.00)	(14,000.00)	(10,000.00)

Cash Flows From Financing Activities:
Capital Contributions	56,500.00	45,000.00	219,500.00	14,000.00	10,000.00
Distributions to equity holders	-	-	-	-	-
Net Cash Flows Provided by (Used In) Financing Activities	56,500.00	45,000.00	219,500.00	14,000.00	10,000.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	12,000.00	-	-	10,000.00	-
Membership Interests issued to asset manager as consideration	2,400.00	3,200.00	8,000.00	840.00	1,300.00
Total Non-Cash Financing Activities	14,400.00	3,200.00	8,000.00	10,840.00	1,300.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#TroutFinest Super fractor	#UNITAS1965 JERSEY	#Unitas PSA8	#WILTCHAM BERLAIN61 PSA9	#YASTRZEMS KIRC9 BASKET
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-	-	144,898.00	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets	-	-	-	(144,898.00)	-
Impairment Loss on Series	-	-	-	-	-
Other Receivables	-	-	-	-	-
Due from Related Party	(1,100.00)	(1,100.00)	-	(1,149.00)	(1,048.00)
CSA Due From CSAM	-	-	-	-	-
Reserve - Asset	(1,100.00)	(1,100.00)	-	(1,149.00)	(1,048.00)
Prepaid Fees and Expenses	-	-	-	-	-
Prepaid Consignments	-	-	-	-	-
Due to Affiliate	-	-	-	-	-
Consignment Liabilities	-	-	-	-	-
Sale Payout Liability	-	-	-	-	-
Other Current Liabilities	1,100.00	1,100.00	-	-	1,048.00
Net Cash Flows provided by (used in) Operating Activities	(1,100.00)	(1,100.00)	-	(2,298.00)	(1,048.00)

Cash Flow from Investing Activities
Purchase of Collectable Assets	(221,400.00)	(48,900.00)	(20,000.00)	(97,802.00)	(38,452.00)
Proceeds From Sale of Collectable Assets	-	-	-	350,000.00	-
Net Cash provided by (used in) Investing Activities	(221,400.00)	(48,900.00)	(20,000.00)	252,198.00	(38,452.00)

Cash Flows From Financing Activities:
Capital Contributions	222,500.00	50,000.00	20,000.00	100,100.00	39,500.00
Distributions to equity holders	-	-	-	(350,000.00)	-
Net Cash Flows Provided by (Used In) Financing Activities	222,500.00	50,000.00	20,000.00	(249,900.00)	39,500.00

Net increase (decrease) in cash	-	-	-	-	-

Cash at Beginning of Period	-	-	-	-	-

Cash at End of Period	-	-	-	-	-

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	50,000.00	115,500.00	-	99,900.00	-
Membership Interests issued to asset manager as consideration	10,000.00	1,500.00	1,200.00	7,400.00	2,470.00
Total Non-Cash Financing Activities	60,000.00	117,000.00	1,200.00	107,300.00	2,470.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	#ZIONRPA BGS9	#ZionPrizms BlueBGS10	CSA	CONSOLIDATED
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	(21,593.88)	-	(614.26)	1,507,733.25
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By (used in) Operations:
Gain on Sale of Assets		-	-	(1,699,238.80)
Impairment Loss on Series	21,593.88	-	-	190,891.29
Other Receivables	-	-	(27,520.00)	(27,520.00)
Due from Related Party	(2,050.00)	-	16,631.62	-
CSA Due From CSAM	-	-	(713,011.08)	(713,011.08)
Reserve - Asset	(2,050.00)	-	-	(187,409.62)
Prepaid Fees and Expenses	-	-	17,500.00	17,500.00
Prepaid Consignments	-	-	(184,270.00)	(184,270.00)
Due to Affiliate	-	-	1,952,098.54	1,952,098.54
Consignment Liabilities	-	-	-	(100,778.00)
Sale Payout Liability	-	-	18,784.33	(51,215.67)
Other Current Liabilities	2,050.00	-	-	173,268.72
Net Cash Flows provided by (used in) Operating Activities	(2,050.00)	-	1,079,599.15	878,048.63

Cash Flow from Investing Activities
Purchase of Collectable Assets	(126,950.00)	(23,000.00)	-	(19,681,459.98)
Proceeds From Sale of Collectable Assets	-	-	-	5,861,500.00
Net Cash provided by (used in) Investing Activities	(126,950.00)	(23,000.00)	-	(13,819,959.98)

Cash Flows From Financing Activities:
Capital Contributions	129,000.00	23,000.00	-	19,883,010.50
Distributions to equity holders	-	-	-	(5,861,500.00)
Net Cash Flows Provided by (Used In) Financing Activities	129,000.00	23,000.00	-	14,021,510.50

Net increase (decrease) in cash	-	-	1,079,599.15	1,079,599.15

Cash at Beginning of Period	-	-	80,038.00	80,038.00

Cash at End of Period	-	-	1,159,637.15	1,159,637.15

Supplemental Disclosure of Non-Cash Investing & Financing Activities:
Membership Interests issued to asset seller as consideration	-	6,000.00	-	6,676,739.00
Membership Interests issued to asset manager as consideration	4,720.00	2,560.00	-	1,187,183,00
Total Non-Cash Financing Activities	4,720.00	8,560.00	-	7,863,922.00

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

ALIWBC BELT
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By/(Used) in Operations:
Gain on Sale of Assets
Due from Related Parties	(104,883)
Reserve Assets	(4,243)
Prepaid Fees and Expenses	-
Prepaid Consignments	-
Consignment Liabilities	100,000
Sale Payout Liability	-
Other Current Liabilities	4,243
Due to affiliates	-
Total Adjustments Provided By/(Used) in Operations:	(4,883)
Net Cash Flows Used in Operating Activities	(4,883)

Cash Flow from Investing Activities
Collectable Assets	(123,757)
Proceeds From Sale of Collectable Assets	-
Net Cash Used in Investing Activities	(123,757)

Cash Flows From Financing Activities:
Capital Contributions	128,640
Distributions to equity holders	-
Net Cash Flows Provided by/ (Used In) Financing Activities	128,640

Net increase (decrease) in cash	-

Cash at Beginning of Period	-

Cash at End of Period	-

Supplemental Disclosure of Non-Cash Financing Activities:
Membership Interests issued to Asset Seller as consideration	300,000
Membership Interests issued to Asset Manager as consideration	4,000
Total Non-Cash Financing Activities	304,000

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	CURRY BASKET	JACKIE ROBINSON AUTOBAT
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	31,564	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By/(Used) in Operations:
Gain on Sale of Assets	(30,452)
Due from Related Parties	(71,312)	(42,091.47)
Reserve Assets	(1,112)	(5,101.47)
Prepaid Fees and Expenses	-	-
Prepaid Consignments	-	-
Consignment Liabilities	-	36,750.00
Sale Payout Liability	70,000	-
Other Current Liabilities	-	5,101.47
Due to affiliates	-	-
Total Adjustments Provided By/(Used) in Operations:	(32,876)	(5,341.47)
Net Cash Flows Used in Operating Activities	(1,312)	(5,341.47)

Cash Flow from Investing Activities
Collectable Assets	(38,888)	(42,898.53)
Proceeds From Sale of Collectable Assets	70,000	-
Net Cash Used in Investing Activities	31,112	(42,898.53)

Cash Flows From Financing Activities:
Capital Contributions	40,200	48,240.00
Distributions to equity holders	(70,000)	-
Net Cash Flows Provided by/ (Used In) Financing Activities	(29,800)	48,240.00

Net increase (decrease) in cash	-	-

Cash at Beginning of Period	-	-

Cash at End of Period	-	-

Supplemental Disclosure of Non-Cash Financing Activities:
Membership Interests issued to Asset Seller as consideration	-	38,250
Membership Interests issued to Asset Manager as consideration	660	750
Total Non-Cash Financing Activities	660	39,000

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	JORDAN PSA10	LEBRON ROOKIE
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By/(Used) in Operations:
Gain on Sale of Assets
Due from Related Parties	(1,207)	(2,523)
Reserve Assets	(707)	(2,273)
Prepaid Fees and Expenses	-	-
Prepaid Consignments	-	-
Consignment Liabilities	-	-
Sale Payout Liability	-	-
Other Current Liabilities	707	2,273
Due to affiliates	-	-
Total Adjustments Provided By/(Used) in Operations:	(1,207)	(2,523)
Net Cash Flows Used in Operating Activities	(1,207)	(2,523)

Cash Flow from Investing Activities
Collectable Assets	(99,293)	(47,727)
Proceeds From Sale of Collectable Assets	-	-
Net Cash Used in Investing Activities	(99,293)	(47,727)

Cash Flows From Financing Activities:
Capital Contributions	100,500	50,250
Distributions to equity holders	-	-
Net Cash Flows Provided by/ (Used In) Financing Activities	100,500	50,250

Net increase (decrease) in cash	-	-

Cash at Beginning of Period	-	-

Cash at End of Period	-	-

Supplemental Disclosure of Non-Cash Financing Activities:
Membership Interests issued to Asset Seller as consideration	-	-
Membership Interests issued to Asset Manager as consideration	870	850
Total Non-Cash Financing Activities	870	850

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	MAHOMES ROOKIE	MANTLE MINT1953
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	55,134	-
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By/(Used) in Operations:
Gain on Sale of Assets	(50,717)
Due from Related Parties	(4,792)	(5,000)
Reserve Assets	(4,417)
Prepaid Fees and Expenses	-	-
Prepaid Consignments	-	-
Consignment Liabilities	-	-
Sale Payout Liability	-	-
Other Current Liabilities	-	-
Due to affiliates	-	-
Total Adjustments Provided By/(Used) in Operations:	(59,926)	(5,000)
Net Cash Flows Used in Operating Activities	(4,792)	(5,000)

Cash Flow from Investing Activities
Collectable Assets	(70,583)	(1,000,000)
Proceeds From Sale of Collectable Assets	182,500	-
Net Cash Used in Investing Activities	111,917	(1,000,000)

Cash Flows From Financing Activities:
Capital Contributions	75,375	1,005,000
Distributions to equity holders	(182,500)	-
Net Cash Flows Provided by/ (Used In) Financing Activities	(107,125)	1,005,000

Net increase (decrease) in cash	-	-

Cash at Beginning of Period	-	-

Cash at End of Period	-	-

Supplemental Disclosure of Non-Cash Financing Activities:
Membership Interests issued to Asset Seller as consideration	60,000	1,395,000
Membership Interests issued to Asset Manager as consideration	1,200	93,000
Total Non-Cash Financing Activities	61,200	1,488,000

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

	RUTHGEHRIG BALL	CSA	TOTAL CONSOLIDATED
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	-	(645)	86,053
Adjustment to reconcile Net Income/(Loss) to Net Cash Provided By/(Used) in Operations:
Gain on Sale of Assets			(81,169)
Due from Related Parties	(1,868)	233,678	(0)
Reserve Assets	(1,508)	-	(19,363)
Prepaid Fees and Expenses	-	(17,500)	(17,500)
Prepaid Consignments	-	(282,500)	(282,500)
Consignment Liabilities	-		136,750
Sale Payout Liability	-		70,000
Other Current Liabilities	1,508		13,834
Due to affiliates	-	147,005	147,005
Total Adjustments Provided By/(Used) in Operations:	(1,868)	80,038	(32,943)
Net Cash Flows Used in Operating Activities	(1,868)	80,038	53,110

Cash Flow from Investing Activities
Collectable Assets	(70,492)		(1,493,637)
Proceeds From Sale of Collectable Assets	-		252,500
Net Cash Used in Investing Activities	(70,492)		(1,241,137)

Cash Flows From Financing Activities:
Capital Contributions	72,360		1,520,565
Distributions to equity holders	-		(252,500)
Net Cash Flows Provided by/ (Used In) Financing Activities	72,360		1,268,065

Net increase (decrease) in cash	-	80,038	80,038

Cash at Beginning of Period	-		-

Cash at End of Period	-	80,038	80,038

Supplemental Disclosure of Non-Cash Financing Activities:
Membership Interests issued to Asset Seller as consideration			1,793,250
Membership Interests issued to Asset Manager as consideration	1,260		102,590
Total Non-Cash Financing Activities	1,260		1,895,840

See accompanying notes, which are an integral part of these financial statements.

COLLECTABLE SPORTS ASSETS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2021 AND 2020 AND FOR THE YEAR ENDED DECEMBER 31, 2021
AND FOR THE PERIOD FROM JANUARY 16, 2020 (INCEPTION) TO DECEMBER 31, 2020

NOTE 1: NATURE OF OPERATIONS

Collectable Sports Assets LLC (the “Company”) is a series limited liability company formed on January 16, 2020 pursuant to the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade memorabilia or Collectables (the “Collectable Assets” or “Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Collectable Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that series but will not be entitled to share in the return of any other series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

CS Asset Manager, LLC is the manager of the Company (the “Manager”) and serves as the asset manager for the Collectable Assets issued by the Company and each Series (the “Asset Manager”). The Series acquire the Collectable Assets from the Manager and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Collectable (the “Collectable Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that series are a Collectable Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Collectable Asset, determining how to best commercialize the applicable Collectable Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Voting Rights

The Manager has broad authority to act with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:

I.	the removal of the Manager;

II.	the dissolution of the Company upon the for-cause removal of the Managing Member;

III.	an amendment to the Operating Agreement that would adversely affect the rights of an Interest holder in any material respect;

IV.	reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

V.	change the situations in which the Company and any Series can be dissolved or terminated;

VI.	change the term of the Company (other than the circumstances provided in the Operating Agreement); or

VII.	give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by the interest holder on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“U.S. GAAP”) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Collectable Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

˗	Any free cash flow generated by a Series from the utilization of the Collectable Asset related to such Series shall be applied within the Series in the following order of priority:

˗	repay any amounts outstanding under Operating Expenses plus accrued interest;

˗	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses;

˗	thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Collectable Asset related to such Series or the Manager or any of its affiliates.

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.

Asset Management Fees

As consideration for managing each Underlying Asset, the Manager or Asset Manager may be paid an annual Management Fee pursuant to the Asset Management Agreement. On applicable Offerings, the Manager will assess a Management Fee of approximately 1% and not more than 2% of the Carrying Value of the Collectable Asset. To date, no Management Fees have been paid by any Series but the Manager does intend to begin making payments in fiscal year 2022.

Asset Dispositions

During the Period, the Company received purchase offers for the underlying assets of the Collectable Assets listed in the table below. Per the terms of the Operating Agreement, the Company, together with the Manager’s Advisory Board evaluated the offers and determined it was in the interest of the unit-holders to sell the Collectable Asset. The Company sold thirteen (13) Assets for a price of $5,861,500 and a Net Gain on Sale of Assets of $1,699,239 during the period ended December 31, 2021

Series Name	Sales Price	Cost Basis	Net Gain
#MAGICBIRDDRJ	$720,000	$351,420	$368,580
#KOUFAX1955PSA8.5	$100,000	$35,380	$64,620
#WILTCHAMBERLAIN61PSA9	$350,000	$205,102	$144,898
#JORDAN85NIKEBASKET	$203,000	$139,018	$63,982
#MANTLEMINT1953	$3,100,000	$2,488,000	$612,000
#BRADYREEBOKFLAWLESS	$70,000	$46,564	$23,436
#DEVERSSUPERFRACTOR	$78,500	$34,720	$43,780
#MAYS1951PHOTO	$65,000	$51,144	$13,856
#FRANKROBINSON500HRBAT	$200,000	$172,429	$27,571
#RODGERSPLAYOFFCONTENDERSGREEN	$30,000	$18,864	$11,136
#STEPHCURRYSNEAKERS	$110,000	$80,020	$29,980
#OVECHKINTHECUPBGS8.5	$55,000	$40,110	$14,890
#CURRYRPABGS9.5	$780,000	$499,490	$280,510
Total	$5,861,500	$4,162,261	$1,699,239

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to U.S. GAAP. The Company adopted the calendar year as its basis of reporting.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

The accompanying consolidated financial statements include the accounts of Collectable Sports Assets, LLC as well as each of its Series required to be consolidated under U.S. GAAP. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires our manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2020 and 2021, the Company had $80,038 and $1,159,637 of cash on hand respectively.

Prepaid Consignments

Prepaid consignments represent payments made to Consignors for the cash portion of the consignment in advance of the escrow closing. As of December 31, 2021 prepaid consignments totaled $466,670.

Collectable Assets and other Sports Memorabilia

The Collectable Assets are recorded at cost. The cost of the Collectable Asset includes the purchase price, including any deposits for the asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the asset related to each series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Collectable Assets as long-lived assets, and the Collectable Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge may be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The following table sets forth (10) ten Series which met the criteria for impairment and have recorded an Impairment loss totaling $190,891.29.

Series Name	Cost Basis	Impairment Recognized	Adjusted Cost Basis
#KAWHIBASKET	$69,570.00	$(11,131.20)	$58,438.80
#JETERFOILRCBASKETBGS9.5	$102,197.50	$(29,977.93)	$72,219.57
#MESSIROOKIEBASKET	$93,375.00	$(17,741.25)	$75,633.75
#JORDANSIGNEDPROFESSIONALBAT	$51,822.50	$(10,271.22)	$41,551.28
#EMMITTSMITHMVPBASKET	$113,740.00	$(24,283.49)	$89,456.51
#GLEYBERTORRESORANGE9.5	$20,897.50	$(668.72)	$20,228.78
#MahomesNT8.5	$164,853.80	$(32,641.05)	$132,212.75
#ZIONRPABGS9	$131,670.00	$(21,593.88)	$110,076.12
#TATISBOWMANBLACKLABEL	$221,350.00	$(22,135.00)	$199,215.00
#CLEMENTEWHITE&GRAYBASKET	$113,597.50	$(20,447.55)	$93,149.95
Total	$1,083,073.80	$(190,891.29)	$892,182.51

Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Collectable Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2021, the Company’s total investment in the Collectable Assets across all Series, net of impairment recognized, was $25,389,095 as detailed in the table below.

Series	Description	2021	2020	Escrow Date
#LEBRONROOKIE	‘03 SP Authentic BGS 9.5	$48,577	$48,577	10/5/2020
#MANTLEMINT1953	1953 Topps PSA 10	$-	$2,488,000	10/5/2020
#JORDANPSA10	1986 Fleer PSA 10	$100,163	$100,163	11/5/2020
#RUTHGEHRIGBALL	1933 Double-Signed Baseball	$71,752	$71,752	11/24/2020
#ALIWBCBELT	WBC Title Belt | Rumble in the Jungle	$427,757	$427,757	12/21/2020
#JACKIEROBINSONAUTOBAT	Signed Model Bat ‘49 MVP Season	$81,899	$81,899	12/21/2020

#KAWHIBASKET	‘12 Prizm RC Basket PSA 10 - 30x	$58,439	-	1/8/2021
#GIANNISRPA	2013 NT RPA PSA 9	$117,755	-	1/8/2021
#DURANTCHROMEREFRACTORPSA10	Chrome Refractor RC PSA 10	$13,100	-	1/11/2021
#MANTLE1952BOWMANPSA8	1952 Bowman PSA 8	$15,600	-	1/12/2021
#CHAMBERLAINHSUNIFORM	‘54 High School Uniform	$319,250	-	1/14/2021
#18-19BASKETBALLGROWTHBASKET	‘18-‘19 Prizm Silver PSA 10 Basket	$43,682	-	1/15/2021
#MAHOMESEMERALDRPABGS9	‘17 Flawless RPA BGS 9	$81,105	-	1/25/2021
#LEBRONBLACKREFRACTOR	‘03 Black Refractor BGS 9.5	$134,860	-	1/28/2021
#BANKS1954PSA9	1954 Topps PSA 9	$89,745	-	2/16/2021
#EMMITTSMITHMVPBASKET	Two MVP Trophies	$89,457	-	2/16/2021
#1986WAX	1986 Fleer Basketball	$191,200	-	2/16/2021
#ZIONRPABGS9	‘19-‘20 NT RPA BGS 9	$110,076	-	2/16/2021
#TIGERPUTTER	Late 1990’s Tournament Used Putter	$209,513	-	2/17/2021
#BRADYROOKIE	‘00 SP Auth. PSA 10	$58,575	-	2/17/2021
#EMMITTSMITH10KJERSEY	10K Yard Rushing Full Uniform	$59,340	-	2/22/2021
#COBBMINTE98	1910 E98 Card PSA Gem Mint 10	$300,063	-	2/22/2021
#JORDANROOKIEJERSEY	Game Worn & Signed Rookie Jersey	$244,645	-	3/1/2021
#UNITAS1965JERSEY	1965 Game Worn Baltimore Colts Jersey	$165,900	-	3/9/2021
#MANTLE1952TOPPSPSA8	1952 Topps #311 PSA 8	$497,330	-	3/9/2021
#2000PLAYOFFCONTENDERSWAX	Factory Sealed Hobby Box	$23,583	-	3/10/2021
#GIANNISGOLDIMMACULATE	‘13-‘14 Immaculate Gold BGS 9	$50,035	-	3/15/2021
#MOOKIEBETTSGLOVE	‘18 Gold Glove & MVP Season Glove	$62,058	-	3/17/2021
#DONCICBLUEPSA10	‘18-‘19 Prizm Blue Refractor PSA 10	$61,920	-	3/22/2021
#TIGERSIFORKIDS	‘96 SI For Kids PSA 10	$23,785	-	3/22/2021
#GLEYBERTORRESORANGE9.5	‘15 Bowman Chrome Orange Refractor RC BGS 9.5	$20,229	-	3/25/2021
#TATUMFLAWLESS10	‘17 Panini Flawless RPA PSA 10	$46,510	-	3/30/2021
#TEDWILLIAMS1939PLAYBALL	1939 Play Ball RC PSA 8	$32,880	-	3/30/2021
#MAGICBIRDDRJPSA8BASKET	1980 Scoring Leaders Basket - 2x	$27,069	-	4/1/2021
#TRAEYOUNGFLAWLESSBGS9	‘18 Flawless RPA BGS 9	$14,790	-	4/1/2021
#DWADEULTIMATE	‘03 Ultimate Auto RC BGS 10	$43,055	-	4/2/2021
#ACUNAGOLD9.5	‘17 Gold Refractor BGS 9.5	$26,440	-	4/8/2021
#BRADYPLAYOFFCONTENDERSBASKET	2x ‘00 Playoff Contenders BGS 9	$92,269	-	4/8/2021
#GRETZKYOPEECHEE1979	1979 O-Pee-Chee PSA 9	$69,400	-	4/8/2021
#COBBVINTAGET206PHOTO	T206 Original Photo c1910	$53,183	-	4/9/2021
#MAYS1960PSA9	1960 Topps PSA 9	$17,535	-	4/12/2021
#BETTSBLUEREFRACTORBASKET	‘14 Blue Refractor Basket - 2x	$32,735	-	4/15/2021
#SEAGERORANGEREFRACTORBASKET	Orange Refractor RC Basket - 2x	$15,740	-	4/15/2021
#LEBRONMELOWADETRIORC	‘03 Fleer Crystal Trio RC PSA 10	$378,236	-	4/15/2021
#1969TOPPSBASKETBALLSET	Complete Set - 8.995 GPA	$151,455	-	4/16/2021
#FRANKROBINSON1957PSA9BASKET	‘57 Topps Rookie Card Basket - 2x	$77,326	-	4/21/2021
#MONTANARCPSA10	‘81 Topps PSA 10	$67,320	-	4/21/2021
#LEBRONEMBLEMSOFENDORSEMENT	‘04 Exquisite Emblems of Endorsement BGS 9	$218,950	-	4/23/2021
#MANTLE1956PSA8BASKET	2x 1956 Topps PSA NM-MT 8	$28,595	-	4/26/2021

#CROSBYTHECUPBASKET	The Cup RC Basket BGS 9.5 & BGS 9	$211,670	-	4/28/2021
#AARON1954PSA8.5	‘54 Topps RC PSA 8.5	$123,200	-	4/28/2021
#MESSIROOKIEBASKET	Rookie Card Basket	$75,634	-	4/30/2021
#JOSHALLENGOLDBGS9.5	‘18 Gold Refractor BGS 9.5	$30,200	-	5/6/2021
#MAYS1959PSA9BASKET	‘59 Topps Basket PSA 9 - 2x	$24,394	-	5/6/2021
#ANDRETHEGIANT	Game Used Jockstrap	$26,870	-	5/6/2021
#MARINOMANNINGFAVREJERSEYS	Game Used Jersey Basket	$47,620	-	5/7/2021
#TIGERSPAUTHENTICBGS9.5	‘01 SP Authentic BGS 9.5	$35,815	-	5/13/2021
#YASTRZEMSKIRC9BASKET	‘60 Rookie Card Basket - 2x	$40,922	-	5/17/2021
#MANTLE1968PSA9BASKET	1968 Topps PSA 9 Basket - 2X	$36,974	-	5/17/2021
#ELWAY1984ROOKIECARDPSA10BASKET	1984 Topps RC Basket PSA 10 - 2X	$31,250	-	5/17/2021
#JETERFOILRCBASKETBGS9.5	1993 SP FOIL RC Basket BGS 9.5	$72,220	-	5/17/2021
#GARYCARTER1975PSA10BASKET	‘75 Topps & OPC RC Basket - 2X	$39,000	-	5/18/2021
#ANDRE&HULKWRESTLINGBASKET	Wrestle Mania Basket	$126,440	-	5/18/2021
#MLBHALLOFFAMEBASEBALL	11 Original Inductees Signed Ball	$307,360	-	5/18/2021
#JORDANSIGNEDPROFESSIONALBAT	‘94 Game Used & Signed Bat	$41,551	-	5/19/2021
#TATISBOWMANBLACKLABEL	‘16 Bowman Blue Refractor BGS 10	$199,215	-	5/20/2021
#CLEMENTEWHITE&GRAYBASKET	‘56 Topps Basket PSA 9 - 2X	$93,150	-	5/24/2021
#MAYS1951BOWMAN7	1951 Bowman PSA 7	$103,990	-	5/26/2021
#LEBRONULTIMATE	‘03 Ultimate BGS 9.5	$184,835	-	5/26/2021
#BETTSGOLDREFRACTORBASKET	‘14 Gold Refractor Basket BGS 9.5	$62,698	-	5/26/2021
#TYSONRCBGS9BASKET	Supersport RC Basket BGS 9 - 2X	$70,900	-	5/26/2021
#MIKANRCPHOTO	‘48 Bowman RC Original Photo	$56,415	-	5/26/2021
#KOUFAX55PSA9	1955 Topps Rookie Card PSA 9	$496,600	-	5/26/2021
#RUTH33GOUDEYSGC8	1933 Goudey #144 SGC 8	$140,860	-	5/27/2021
#MAYS1956GRAYPSA9	‘56 Topps Gray Back PSA 9	$57,920	-	5/27/2021
#JORDANEXQUISITEBGS8	‘07-‘08 Exquisite Collection BGS 8	$80,135	-	6/1/2021
#MAHOMESIMMACULATE1OF1	‘17 Panini Immaculate 1/1	$225,990	-	6/1/2021
#MANTLE54BOWMANBASKET	1954 Bowman PSA 8 Basket - 3x	$52,170	-	6/3/2021
#MAHOMESNT8.5	‘17-‘18 National Treasures RPA	$132,213	-	6/4/2021
#MAGICBIRDLOGOMAN	‘04-‘05 Dual Logoman BGS 9	$511,680	-	6/4/2021
#1964KOUFAXJERSEY	‘64-65 Game Used Dodgers Jersey	$437,465	-	6/4/2021
#MESSIMEGACRACKS#71PSA9	‘04 Panini Sports Mega Cracks #71 PSA 9	$115,000	-	6/8/2021
#CLEMENTE1955PSA8	1955 Topps PSA 8	$84,000	-	6/8/2021
#OZZIESMITHRCBGS9.5	1979 Topps BVG 9.5 Rookie Card	$74,710	-	6/8/2021
#CHAMBERLAINPHILAJERSEY59-60	‘59-‘60 Rookie Home Full Uniform	$1,334,625	-	6/9/2021
#RICKEYHENDERSONRCPSA10	1980 Topps RC PSA10	$152,200	-	6/10/2021
#JORDANLEBRONSIGNOFTHETIMES	‘05-‘06 Sign of the Times Dual	$169,950	-	6/14/2021
#DIMAGGIO1933BAT	1933 Game Used Bat - Earliest Known PSA Bat	$96,420	-	6/17/2021
#JOKICREFRACTOR1OF1	‘15-‘16 Prizms Power RC BGS 9.5	$22,935	-	6/18/2021
#MANTLE1960PSA9	1960 Topps #350 PSA 9	$41,190	-	6/25/2021
#MAYS1952PSA8	1952 Topps PSA 8	$306,790	-	6/25/2021
#KOBEREEBOKIVERSONRETROS	Game Worn & Signed 1/1 Sneakers	$90,980	-	7/7/2021
#TRAEYOUNGFLAWLESSGREENBGS9	‘18-‘19 Flawless Green BGS 9	$24,840	-	7/8/2021

#LEBRONMELODUALLOGOMAN	‘04-‘05 Dual NBA Logoman BGS 9 - 1 of 1	$1,109,350	-	7/8/2021
#MPJCHAMPIONSHIPTICKET	‘18-‘19 Championship Ticket Auto BGS 9 (#1/1)	$30,415	-	7/9/2021
#LUKAROOKIEJERSEY	Rookie Game Worn Jersey - 9 games	$521,440	-	7/13/2021
#DONOVANMITCHELLNT9.5	‘17-‘18 NT RPA BGS 9.5	$30,183	-	7/20/2021
#LUKAWHITESPARKLE	‘18 White Sparkle PSA 9 - 1/1	$720,345	-	7/23/2021
#JORDANLEBRONMAGICTRIPLESIGS	‘05-‘06 Triple Authentic Signatures BGS 9.5	$85,702	-	8/5/2021
#ACUNABOWMAN10BASKET	‘17 Bowman Basket BGS 10 - 4X	$102,515	-	8/9/2021
#THEROCKBUMBLEBEEPSA10	‘94 Miami/Bumble Bee Perforated PSA 10	$47,150	-	8/10/2021
#ALIROOKIECARDBVG8	‘60 Hemmets Journal Rookie Card BVG 8	$60,700	-	8/10/2021
#JORDANMAGICLEBRONTRIPLEAUTOJERSEY	‘07-‘08 Exquisite Triple Jersey Patch Auto /3 BGS 9	$130,970	-	8/11/2021
#03TOPPSCHROMEWAX	Factory Sealed Unopened Box	$24,350	-	8/12/2021
#SADAHARUOHBAT	Japanese & English Signed Game Used Bat - PSA/DNA 10	$24,813	-	8/12/2021
#BRADYBOWMAN10	2000 Bowman Chrome BGS 10 Pristine	$42,900	-	8/12/2021
#SERENA03NETPROPSA10BASKET	‘03 NetPro Elite 2000 PSA 10 Basket - 2X	$17,783	-	8/12/2021
#CLEMENTE65-68BAT	‘65-‘68 Game Used H&B Bat - PSA/DNA GU 9	$30,715	-	8/13/2021
#ZIONPRIZMSBLUEBGS10	2019 Panini Prizm Blue Refractor BGS 10	$31,560	-	8/17/2021
#03EXQUISITEBOX	Sealed Hobby Box	$83,723	-	8/23/2021
#MANTLE1953TOPPS8	1953 Topps PSA 8	$102,505	-	9/7/2021
#1909E95SGCSET	1909 Philadelphia Caramel E95 Set	$35,998	-	9/7/2021
#SATCHELPAIGE48LEAFSGC30	1948-49 Leaf SGC 30 (PWCC-A)	$35,993	-	9/7/2021
#RUTH1914BALTIMORENEWSSGC3	1914 Baltimore News SGC 3	$64,359	-	9/23/2021
#JACKIEROBINSON53TOPPS8	1953 Topps #1 PSA 8	$57,945	-	9/23/2021
#KEVINDURANTHSJERSEY	‘05-‘06 Montrose Christian High School Jersey - Photomatched	$226,115	-	9/23/2021
#JIMMIEFOXX1938BAT	‘36-‘37 Game Used & Signed Bat - PSA/DNA 9.5	$97,610	-	9/23/2021
#TIMDUNCANPMGGREEN	‘97-‘98 Precious Metal Gems - BGS 8	$226,570	-	9/23/2021
#KOBEFINALSEASONSNEAKERS	Final Season Game Worn Sneakers vs. Spurs	$63,790	-	9/23/2021
#MIKAN48BOWMANPSA7	1948 Bowman #69 PSA 7	$41,549	-	9/23/2021
#UNITASPSA8	1957 Topps #138 PSA 8	$21,200	-	9/23/2021
#ERLINGHAALANDPSA10BASKET	‘19 Topps Chrome Bundesliga PSA 10 Basket - 10x	$14,560	-	9/27/2021
#JUSTINHERBERTHIDDENTREASURERPA	‘20 National Treasures Hidden Treasures RPA /5 BGS 9	$63,835	-	9/27/2021
#TREVORLAWRENCELEAFBASKET	‘21 Leaf Pro Set SGC Gold Basket - 20x	$11,300	-	9/27/2021

#KOBEBRYANTFIRSTWHITE#24JERSEY	Debut White #24 Jersey - Scoring Title Season	$710,150	-	9/30/2021
#48LEAFRUTHSGC8	1948 Leaf Babe Ruth SGC 8 (PWCC-A)	$53,220	-	9/30/2021
#KOBEBRYANTROYALBLUEJORDANSNEAKERS	Game Worn French Blue Jordan 12 Retro Sneakers	$92,016	-	9/30/2021
#MARIS58TOPPSPSA9	1958 Topps RC PSA 9	$28,245	-	9/30/2021
#MANTLE1964TOPPS9	1964 Topps PSA 9	$50,115	-	9/30/2021
#LEBRONBLACKDIAMOND	‘03-04 UD Black Diamond Rainbow /10 BGS 9.5	$78,750	-	9/30/2021
#PEYTONMANNINGMVPHELMET	‘03-‘04 MVP Season Worn Helmet - Photomatched	$189,065	-	10/1/2021
#KOBEBRYANTROOKIESNEAKERS	‘96 Rookie Game Worn & Signed Sneakers	$136,995	-	10/1/2021
#CHRISBOSHGAMEWORNRAPTORSSNEAKERS	‘06-‘07 Air Force 25 Game Worn Sneakers - Signed	$16,938	-	10/19/2021
#PAULPIERCE2010ASGJERSEY	2010 All Star Game Jersey - Photomatched	$30,425	-	10/19/2021
#MAYWEATHERRCPSA10	1997 Brown’s Boxing PSA 10	$25,748	-	10/20/2021
#JACKIELEAF3.5	1948 Leaf #79 PSA 3.5 PWCC-E	$41,280	-	10/25/2021
#TROUTFINESTSUPERFRACTOR	‘11 Finest Superfractor 1/1	$281,400	-	10/25/2021
#MANTLE1957TOPPSPSA8.5	1957 Topps #95 PSA 8.5 NM-MT+	$62,616	-	10/25/2021
#ORANGEDOMINGUEZ	‘20 Bowman Chrome Orange Refractor BGS 9.5	$35,366	-	10/26/2021
#LBJEXQUISITE	‘03 Exquisite RPA /99 BGS 8.5	$1,387,325	-	10/28/2021
#MANTLE1966TOPPSPSA9BASKET	1966 Topps #50 PSA 9 Basket - 2x	$44,620	-	11/1/2021
#GIANNIS48POINTGAMESNEAKERS	‘19 48-point Game Used and Signed Sneakers	$25,150	-	11/1/2021
#NEGROLEAGUELEGENDARYCUTSBASKET	Signed & Rare Negro League Basket	$91,805	-	11/1/2021
#LEBRONMELOBOSH2008TRIPLELOGOMAN	‘08 UD Exquisite Triple Logoman 1/1	$309,750	-	11/1/2021
#CHICAGOBULLSDYNASTYHARDWOOD	‘95-‘98 Bulls Bench Game Used Hardwood Floor	$365,390	-	11/3/2021
#JACKIEROBINSON1952TOPPSPSA8.5	1952 Topps #312 PSA 8.5	$575,225	-	11/3/2021
#CRISTIANORONALDORC1OF1	‘14 Panini Prizm World Cup Signatures BGS 9	$254,375	-	11/8/2021
#MAHOMESNT1OF1	‘17 National Treasures ‘Laundry Tag’ RPA - 1 of 1	$1,662,945	-	11/16/2021
#MANTLE1953BOWMAN8BASKET	1953 Bowman PSA 8 Basket - 2x	$51,984	-	11/18/2021
#BRADYCHAMPIONSHIPTICKET	‘00 Playoff Contenders Championship Ticket / 100 BGS 8.5	$2,312,000	-	11/23/2021
#EDDIEPLANKT206PSA4	1909-1911 T206 Sweet Caporal PSA 4	$317,300	-	11/30/2021
#MAHOMESBRONZEBASKET	‘17 Prizm Bronze Stars /6 Basket BGS 9 (2x)	$114,025	-	11/30/2021
#MICHAELPORTERJRBASKET	‘18 Fast Break Black BGS 9.5 & Pink Pulsar PSA 10	$31,065	-	11/30/2021
TOTAL		$25,389,095	$3,218,146

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including all fees, costs and expenses incurred in connection with the management of the Collectable Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Collectable Assets), security, valuation, custodial, marketing and utilization of the Collectable Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Collectable Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Collectable Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal Affairs, the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Collectable Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Collectable Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or Asset Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by the Underlying Asset related to such Series, and, or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

If the operating expenses exceed the amount of gains generated from an Collectable Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; or (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by such Collectable Asset and/or cause additional Interests to be issued in the such Series in order to cover such additional amounts.

Earnings per membership interest (“EPMI”): Upon completion of an offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, “Earnings per Share.”

For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Collectable Asset in an amount up to 16% of the gross offering proceeds of each offering provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. Brokerage costs are capitalized in the carrying cost of each offering.

Organizational Costs: Organizational costs, including accounting fees, legal fees and costs of incorporation, are capitalized in the carrying cost of each offering. Fee may be waived by the Asset Manager.

Ongoing Expenses: Each Series is responsible for its ongoing carrying expenses as detailed in the Offering Circular. The Manager has not yet sought reimbursement from the Series, but may plan to recover, at least partially, some expenses from the Series through issuance of additional units in 2022. Any activity resulting in the issuance of additional shares would be filed via Edgar for public disclosure.

Asset Management Fee: As consideration for managing each Underlying Asset, the Manager or Asset Manager may be paid an annual Management Fee pursuant to the Asset Management Agreement. On applicable Offerings, the Manager will assess a Management Fee of approximately 1% and not more than 2% of the Carrying Value of the Collectable Asset. To date, no Management Fees have been paid by any Series but the Manager does intend to begin making payments in fiscal year 2022.

FASB ASC 360 provides guidance on financial reporting for long-lived assets “held for sale” in the capitalization of costs.

Impaired Assets: In accordance with U.S. GAAP all Series were assessed for impairment at 12/31/21 and losses recognized and recorded.

The Company annually evaluates these long-lived asset’s for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured using the carrying value compared to the current market value of the asset. Additionally, the Company evaluates any continuing trend in pricing as well as estimated undiscounted future cash flows to determine if an impairment charge is to be recognized in the amount by which the carrying amount of the asset exceeds the market value of the asset.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.

The following table sets forth (10) ten Series which met the criteria for impairment and have recorded an impairment loss totaling $190,891.

Series Name	Impairment of Asset
#KAWHIBASKET	$11,131
#JETERFOILRCBASKETBGS9.5	$29,978
#MESSIROOKIEBASKET	$17,741
#JORDANSIGNEDPROFESSIONALBAT	$10,271
#EMMITTSMITHMVPBASKET	$24,283
#GLEYBERTORRESORANGE9.5	$669
#MAHOMESNT8.5	$32,641
#ZIONRPABGS9	$21,594
#TATISBOWMANBLACKLABEL	$22,135
#CLEMENTEWHITE&GRAYBASKET	$20,448
Total	$190,891

Income Taxes

The Company expects to be treated as a partnership for U.S. federal income tax purposes and for each Series to be treated as either a partnership or as a disregarded entity. None of the Company or any Series will elect to be taxed as a corporation. As a partnership, the Company itself generally will not be subject to U.S. federal income tax. Rather, each Member will be required to report on its own federal income tax return its allocable share (based upon allocation to each series) of the Company’s items of taxable income, gain, loss, deduction and credit for the taxable year of the Company ending with or within the taxable year of such Member, regardless of whether cash or other property is distributed to such Member.

For Series closing escrow after January 1, 2022, the company has elected to treat these Series as corporations rather than partnership for tax purposes.

NOTE 3: RELATED PARTY TRANSACTIONS

Due from / (Due to) Affiliates balances on the financial statements represent intercompany transactions which finance certain operations of the company such as costs capitalized in a Series, consignment payments, proceeds from sales, sales pay-outs, and share purchases.

The net amount of Due from / (Due to) the Manager is $332,611, which represents the net transactions of sales funding, sales payouts and shares purchased.

The net amount of Due from / (Due to) Collectable Technologies, Inc. is $1,718,704, which represents the net transactions of costs capitalized in a Series, sales funding, sales payouts and shares purchased.

Among the items offered to the public through the Collectable platform in 2021, six (6) items came from the collection of Collectable Founder and President, Jason Epstein through a business entity, Zev Partners. Total consignment payments equaled $149,600.

Asset Name	Closing Date	Consignment Paid
#DURANTCHROMEREFRACTORPSA10	1/11/2021	$12,500
#MANTLE1952BOWMANPSA8	1/12/2021	$15,375
#TEDWILLIAMS1939PLAYBALL	3/30/2021	$28,000
#MAGICBIRDDRJPSA8BASKET	4/1/2021	$15,400
#BRADYPLAYOFFCONTENDERSBASKET	4/8/2021	$61,875
#MANTLE1956PSA8BASKET	4/26/2021	$16,450
Total Consignments Paid in 2021		$149,600

Officers may also invest in assets for sale. The following table sets forth information with respect to the number of units or shares of each of our Series beneficially owned by our officers as of December 31, 2021.

Title of Class	Name of beneficial owner	# of units	% (* less than 1%)
#03ExquisiteBox	Ezra Levine	10	*
#03ToppsChromeWax	Ezra Levine	1	*
#18-19BASKETBALLGROWTHBASKET	Ezra Levine	11	*
#18-19BASKETBALLGROWTHBASKET	Jason Epstein	15	*
#1909E95SGCSet	Ezra Levine	60	*
#1909E95SGCSet	Jason Epstein	100	1.4%
#1964KOUFAXJERSEY	Ezra Levine	11	*
#1964KOUFAXJERSEY	Jason Epstein	70	*
#1969TOPPSBASKETBALLSET	Matthew Demchyk	10	*
#1969TOPPSBASKETBALLSET	Ezra Levine	22	*
#1986WAX	Ezra Levine	7	*
#1986WAX	Jason Epstein	15	*
#1986WAX	Matthew Demchyk	426	5.8%
#2000PLAYOFFCONTENDERSWAX	Jason Epstein	9	*
#2000PLAYOFFCONTENDERSWAX	Ezra Levine	17	*
#48LeafRuthSGC8	Ezra Levine	20	*
#AARON1954PSA8.5	Ezra Levine	44	*
#AcunaBowman10Basket	Ezra Levine	20	*
#ACUNAGOLD9.5	Ezra Levine	26	*
#AliRookieCardBVG8	Jason Epstein	10	*
#ALIWBCBELT	Ezra Levine	125	*
#ALIWBCBELT	Jason Epstein	500	1.2%
#ANDRE&HULKWRESTLINGBASKET	Ezra Levine	8	*
#ANDRETHEGIANT	Ezra Levine	17	*
#BANKS1954PSA9	Ezra Levine	154	4.4%
#BANKS1954PSA9	Jason Epstein	261	7.5%
#BettsBlueRefractorBasket	Ezra Levine	1	*
#BETTSGOLDREFRACTORBASKET	Ezra Levine	3	*
#BradyChampionshipTicket	Jason Epstein	100	*
#BradyChampionshipTicket	Ezra Levine	126	*
#BRADYPLAYOFFCONTENDERSBASKET	Ezra Levine	15	*
#BRADYPLAYOFFCONTENDERSBASKET	Sheel Tyle	30	*
#BRADYPLAYOFFCONTENDERSBASKET	Matthew Demchyk	200	1.1%
#BRADYPLAYOFFCONTENDERSBASKET	Jason Epstein	4149	23.1%
#BRADYROOKIE	Ezra Levine	15	*
#BRADYROOKIE	Jason Epstein	20	*
#CHAMBERLAINHSUNIFORM	Ezra Levine	104	*
#CHAMBERLAINHSUNIFORM	Jason Epstein	400	3.2%
#ChamberlainPhilaJersey59-60	Ezra Levine	455	*
#ChamberlainPhilaJersey59-60	Jason Epstein	896	*
#ChamberlainPhilaJersey59-60	Sheel Tyle	4338	3.4%
#ChicagoBullsDynastyHardwood	Ezra Levine	22	*
#Clemente1955PSA8	Ezra Levine	10	*
#Clemente65-68Bat	Ezra Levine	1	*
#CLEMENTEWHITE&GRAYBASKET	Ezra Levine	4	*
#CLEMENTEWHITE&GRAYBASKET	Matthew Demchyk	35	*
#COBBMINTE98	Jason Epstein	280	*
#COBBMINTE98	Ezra Levine	494	1.6%
#COBBVINTAGET206PHOTO	Ezra Levine	11	*

#COBBVINTAGET206PHOTO	Jason Epstein	25	*
#COBBVINTAGET206PHOTO	Matthew Demchyk	25	*
#CristianoRonaldoRC1of1	Ezra Levine	228	*
#CROSBYTHECUPBASKET	Ezra Levine	4369	21.1%
#DIMAGGIO1933BAT	Ezra Levine	160	1.7%
#DonovanMitchellNT9.5	Ezra Levine	126	4.2%
#DURANTCHROMEREFRACTORPSA10	Ezra Levine	18	1.4%
#DURANTCHROMEREFRACTORPSA10	Jason Epstein	23	1.8%
#DWADEULTIMATE	Ezra Levine	3	*
#DWADEULTIMATE	Jason Epstein	50	1.2%
#EddiePlankT206PSA4	Ezra Levine	200	*
#EMMITTSMITH10KJERSEY	Jason Epstein	1	*
#EMMITTSMITH10KJERSEY	Ezra Levine	10	*
#EMMITTSMITH10KJERSEY	Matthew Demchyk	226	3.8%
#EMMITTSMITHMVPBASKET	Ezra Levine	21	*
#EMMITTSMITHMVPBASKET	Jason Epstein	48	*
#EMMITTSMITHMVPBASKET	Matthew Demchyk	430	7.5%
#FRANKROBINSON1957PSA9BASKET	Ezra Levine	48	*
#FRANKROBINSON1957PSA9BASKET	Jason Epstein	890	11.7%
#GaryCarter1975PSA10Basket	Ezra Levine	10	*
#Giannis48PointGameSneakers	Ezra Levine	20	*
#GIANNISGOLDIMMACULATE	Ezra Levine	48	1.0%
#GIANNISRPA	Jason Epstein	45	*
#GIANNISRPA	Ezra Levine	106	*
#GLEYBERTORRESORANGE9.5	Ezra Levine	23	1.1%
#GLEYBERTORRESORANGE9.5	Jason Epstein	30	1.4%
#GRETZKYOPEECHEE1979	Jason Epstein	50	*
#GRETZKYOPEECHEE1979	Ezra Levine	193	2.9%
#JackieLeaf3.5	Jason Epstein	30	*
#JackieRobinson1952ToppsPSA8.5	Matthew Demchyk	100	*
#JackieRobinson1952ToppsPSA8.5	Ezra Levine	200	*
#JackieRobinson1952ToppsPSA8.5	Jason Epstein	250	*
#JackieRobinson53Topps8	Jason Epstein	200	3.1%
#JACKIEROBINSONAUTOBAT	Ezra Levine	3	*
#JACKIEROBINSONAUTOBAT	Jason Epstein	10	*
#JETERFOILRCBASKETBGS9.5	Ezra Levine	11	*
#JETERFOILRCBASKETBGS9.5	Jason Epstein	13	*
#JimmieFoxx1938Bat	Matthew Demchyk	100	1.1%
#JimmieFoxx1938Bat	Ezra Levine	202	2.2%
#JimmieFoxx1938Bat	Jason Epstein	300	3.2%
#JORDANEXQUISITEBGS8	Ezra Levine	53	*
#JORDANEXQUISITEBGS8	Sheel Tyle	150	1.9%
#JordanLeBronMagicTripleSigs	Ezra Levine	1	*
#JordanLeBronSignoftheTimes	Ezra Levine	5	*
#JordanLeBronSignoftheTimes	Jason Epstein	10	*
#JordanLeBronSignoftheTimes	Ezra Levine	21	*
#JORDANPSA10	Matthew Demchyk	225	2.3%
#JORDANPSA10	Ezra Levine	469	4.7%
#JORDANROOKIEJERSEY	Ezra Levine	1	*
#JORDANROOKIEJERSEY	Jason Epstein	30	*
#JORDANSIGNEDPROFESSIONALBAT	Ezra Levine	1	*
#KAWHIBASKET	Ezra Levine	14	*
#KAWHIBASKET	Jason Epstein	1370	58.4%
#KevinDurantHSJersey	Ezra Levine	25	*
#KevinDurantHSJersey	Sheel Tyle	4500	20.5%
#KobeBryantFirstWhite#24Jersey	Jason Epstein	20	*
#KobeBryantFirstWhite#24Jersey	Ezra Levine	74	*
#KobeBryantFirstWhite#24Jersey	Sheel Tyle	25000	18.1%

#KobeBryantRookieSneakers	Jason Epstein	20	*
#KobeBryantRoyalBlueJordanSneakers	Jason Epstein	10	*
#KobeBryantRoyalBlueJordanSneakers	Ezra Levine	16	*
#KobeFinalSeasonSneakers	Ezra Levine	1	*
#KOBEREEBOKIVERSONRETROS	Ezra Levine	1	*
#KOUFAX55PSA9	Ezra Levine	211	*
#LBJEXQUISITE	Ezra Levine	203	*
#LeBronBlackDiamond	Ezra Levine	2	*
#LEBRONBLACKREFRACTOR	Jason Epstein	60	*
#LEBRONBLACKREFRACTOR	Ezra Levine	113	*
#LEBRONEMBLEMSOFENDORSEMENT	Ezra Levine	1	*
#LeBronMeloBosh2008TripleLogoMan	Ezra Levine	22	*
#LeBronMeloDualLogoman	Jason Epstein	10	*
#LeBronMeloDualLogoman	Ezra Levine	31	*
#LEBRONMELOWADETRIORC	Ezra Levine	185	*
#LEBRONROOKIE	Ezra Levine	100	5.0%
#LEBRONROOKIE	Jason Epstein	136	6.8%
#LEBRONULTIMATE	Ezra Levine	6	*
#LukaRookieJersey	Ezra Levine	69	*
#LukaRookieJersey	Jason Epstein	200	*
#LukaRookieJersey	Sheel Tyle	5000	10.0%
#LukaWhiteSparkle	Ezra Levine	48	*
#LukaWhiteSparkle	Jason Epstein	200	*
#MAGICBIRDDRJPSA8BASKET	Jason Epstein	668	24.3%
#MAGICBIRDLOGOMAN	Jason Epstein	40	*
#MAGICBIRDLOGOMAN	Ezra Levine	131	*
#MAHOMESEMERALDRPABGS9	Ezra Levine	4	*
#MAHOMESEMERALDRPABGS9	Jason Epstein	50	1.3%
#MahomesImmaculate1of1	Ezra Levine	19	*
#MahomesImmaculate1of1	Jason Epstein	35	*
#MahomesImmaculate1of1	Sheel Tyle	1000	4.6%
#MahomesNT1of1	Jason Epstein	200	*
#MahomesNT1of1	Ezra Levine	557	*
#MahomesNT8.5	Ezra Levine	58	*
#MANTLE1952BOWMANPSA8	Ezra Levine	11	1.1%
#MANTLE1952TOPPSPSA8	Sheel Tyle	241	*
#MANTLE1952TOPPSPSA8	Jason Epstein	253	*
#MANTLE1952TOPPSPSA8	Ezra Levine	513	1.1%
#MANTLE1952TOPPSPSA8	Matthew Demchyk	1774	3.7%
#Mantle1953Topps8	Jason Epstein	100	1.0%
#Mantle1953Topps8	Ezra Levine	105	1.1%
#MANTLE1956PSA8BASKET	Ezra Levine	13	*
#MANTLE1956PSA8BASKET	Jason Epstein	1410	24.7%
#MANTLE1960PSA9	Jason Epstein	30	*
#Mantle1968PSA9Basket	Ezra Levine	1	*
#Mantle54BowmanBasket	Jason Epstein	1401	27.7%
#Maris58ToppsPSA9	Jason Epstein	100	1.9%
#MAYS1951BOWMAN7	Jason Epstein	13	*
#MAYS1951BOWMAN7	Sheel Tyle	700	7.1%
#MAYS1952PSA8	Jason Epstein	10	*
#MAYS1952PSA8	Ezra Levine	63	*
#Mays1956GrayPSA9	Ezra Levine	1	*
#MAYS1959PSA9BASKET	Jason Epstein	620	12.9%
#MayweatherRCPSA10	Ezra Levine	20	*
#MessiMegacracks#71PSA9	Ezra Levine	1	*
#MESSIROOKIEBASKET	Ezra Levine	41	*

#MESSIROOKIEBASKET	Matthew Demchyk	379	4.1%
#Mikan48BowmanPSA7	Ezra Levine	25	*
#Mikan48BowmanPSA7	Jason Epstein	160	2.0%
#Mikan48BowmanPSA7	Matthew Demchyk	200	2.5%
#MIKANRCPHOTO	Ezra Levine	151	2.8%
#MLBHALLOFFAMEBASEBALL	Ezra Levine	1	*
#MONTANARCPSA10	Ezra Levine	1	*
#MONTANARCPSA10	Jason Epstein	5	*
#MONTANARCPSA10	Matthew Demchyk	94	1.4%
#MOOKIEBETTSGLOVE	Ezra Levine	30	*
#MPJChampionshipTicket	Ezra Levine	38	1.3%
#OrangeDominguez	Ezra Levine	1	*
#OZZIESMITHRCBGS9.5	Ezra Levine	1	*
#PeytonManningMVPHelmet	Ezra Levine	701	1.9%
#PeytonManningMVPHelmet	Sheel Tyle	2000	5.6%
#RICKEYHENDERSONRCPSA10	Ezra Levine	2	*
#Ruth1914BaltimoreNewsSGC3	Ezra Levine	34	*
#Ruth33GoudeySGC8	Jason Epstein	50	*
#Ruth33GoudeySGC8	Ezra Levine	120	*
#Ruth33GoudeySGC8	Sheel Tyle	250	1.8%
#RUTHGEHRIGBALL	Ezra Levine	34	1.7%
#RUTHGEHRIGBALL	Matthew Demchyk	104	5.2%
#RUTHGEHRIGBALL	Jason Epstein	293	14.7%
#SadaharuOhBat	Ezra Levine	2	*
#SatchelPaige48LeafSGC30	Ezra Levine	70	1.0%
#Serena03NetProPSA10Basket	Ezra Levine	21	*
#TATISBOWMANBLACKLABEL	Ezra Levine	1	*
#TATUMFLAWLESS10	Jason Epstein	50	1.1%
#TEDWILLIAMS1939PLAYBALL	Ezra Levine	10	*
#TheRockBumbleBeePSA10	Matthew Demchyk	3	*
#TheRockBumbleBeePSA10	Ezra Levine	30	*
#TheRockBumbleBeePSA10	Jason Epstein	500	5.6%
#TIGERPUTTER	Jason Epstein	60	*
#TIGERPUTTER	Ezra Levine	246	1.2%
#TIGERSIFORKIDS	Ezra Levine	3	*
#TIGERSPAUTHENTICBGS9.5	Jason Epstein	13	*
#TIGERSPAUTHENTICBGS9.5	Ezra Levine	44	1.2%
#TimDuncanPMGGreen	Ezra Levine	20	*
#TROUTFINESTSUPERFRACTOR	Ezra Levine	10	*
#TROUTFINESTSUPERFRACTOR	Jason Epstein	10	*
#TysonRCBGS9Basket	Ezra Levine	49	*
#UNITAS1965JERSEY	Ezra Levine	12	*
#YASTRZEMSKIRC9BASKET	Jason Epstein	15	*
#ZionPrizmsBlueBGS10	Jason Epstein	20	*
#ZIONRPABGS9	Jason Epstein	10	*
#ZIONRPABGS9	Ezra Levine	62	1.0%

Common Management: The CEO of the Company, Collectable Sports Assets, LLC is also the CEO of the Manager, CS Asset Manager, LLC. Due to the Company having common management, there cannot be any arms length transactions between the Company, Collectable Sports Assets, LLC the Manager, CS Asset Manager, LLC.

NOTE 4: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Collectable Asset held in that series after deduction of expense allocations and direct expenses attributable to the Collectable Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Collectable Assets will be liquidated, and proceeds distributed as follows:

(i)	first, to any third-party creditors;

(ii)	second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses).

(iii)	third, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Compensation of the Manager

The Manager or Asset Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other offerings (e.g., Offering Expenses and Acquisition Expenses), additionally, the Manager or Asset Manager may receive Sourcing Fees in connection with the sale of an underlying Asset of the Platform.

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During 2021, the Manager received $696,926 in Sourcing Fees for (159) one hundred fifty-nine Series that were closed. During 2021, the manager also received 142,713 shares in non-cash compensation with a value of $1,187,183.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements would have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or its Manager.

COVID-19

The extent of the impact and effects of the global outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

NOTE 7: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 2, 2022. For Series closing escrow after January 1, 2022, the company has elected to treat these Series as corporations rather than partnership for tax purposes.

Subsequent Offerings

The table below shows all Offerings, which have closed after the date of the financial statements through the date of this filing:

Series	Description	Offering Price	Closing Date
#ALKALINE1954TOPPSPSA9	1954 Topps #201 PSA Mint 9	$39,750	1/4/2022
#HARMONKILLEBREW1955TOPPSPSA9	1955 Topps #124 PSA Mint 9	$39,950	1/4/2022
#1959TOPPSBASEBALLSET	1959 Topps Baseball Set - PSA 8’s with 9 variations	$79,750	1/6/2022
#Gretzky1979Topps9	1979 Topps PSA 9	$49,900	1/6/2022

#AlexRodriguez09WSUniform	‘09 World Series Full Uniform - Signed & Inscribed	$136,500	1/6/2022
#JORDAN86FLEERBGS9.5BASKET	1986 Fleer BGS 9.5 Basket - 2x	$129,950	1/6/2022
#ShoelessJoeJackson1915PSA8	1915 M101-5 Sporting News NM-MT 8 (OC)	$89,750	1/6/2022
#KobeBryant2001WarmUpJacket	1st Ring Ceremony & NBA Finals Game Worn Jacket	$200,000	1/28/2022
#KareemPointsRecordBall	NBA Record 38387 Point Ball - Signed & Inscribed	$375,000	2/3/2022
#LOUGEHRIGRCPHOTO	1925 Exhibit Image - Type III Photo	$51,500	2/7/2022
#SandyKoufax1956ToppsGrayBackPSA9	1956 Topps Gray Back PSA 9	$33,750	2/14/2022
#LBJKobeToppsBasket	Topps Rookie Card Basket - BGS Pristine	$15,000	2/14/2022
#RONALDO2003PANINIMEGACRAQUESPSA10	‘03 Panini Mega Craques RC #137 PSA 10	$305,500	2/16/2022
#OttoGraham1950BowmanPSA9	1950 Bowman PSA 9	$42,850	2/18/2022
#KobeLeBronJordanMagicQuadAuto	2007 Upper Deck Black Quad Auto /10 BGS 7	$121,500	2/28/2022
#BobbyOrrBruinsJersey	‘70-‘71 Boston Bruins Photomatched Jersey	$399,000	2/28/2022
#MARINO1984ROOKIECARDBGS10BASKET	1984 Topps RC Basket BGS 10 Pristine - 2X	$16,500	3/3/2022
#NTBBallWaxBundle	Basketball Sealed Case Collection - 3X	$135,000	3/5/2022
#BabeRuthBowsOutPhoto	Babe Bows Out” Pulitzer Prize Winning Type 1 Photo”	$49,500	3/7/2022
#OscarRobertsonCincinnatiRoyalsJersey	‘60-‘62 Rookie Cincinnati Royals Jersey - Mears A10	$268,500	3/8/2022
#BRADY2000SPXSPECTRUMBGS9.5	2000 SPx Spectrum RC BGS 9.5	$538,500	3/9/2022
#BRADYDEBUTTICKET	2000 NFL Debut Full Ticket - PSA NM 7	$107,750	3/9/2022
#LUKADONCICGUROOKIESNEAKERS	‘19 Game Worn Signed Sneakers - Photomatched to 5 Games	$82,000	3/22/2022
#WarrenSpahn1948LeafPSA9	1948 Leaf #32 PSA 9	$86,000	3/22/2022
#MLBALLSTARGAMETICKETRUNCOLLECTION	1933-2019 MLB ASG Ticket Basket - PSA Graded	$47,500	3/30/2022
#RoyCampanella1949BowmanPSA9	1949 Bowman #84 PSA 9	$55,000	3/31/2022
#WILTCHAMBERLAIN1961FLEERRCPSA9	1961 Fleer Rookie Card PSA 9	$320,000	4/1/2022
#MANTLE52TOPPSPSA7	1952 Topps #311 PSA 7	$299,000	4/2/2022
#DaveBingSigned50GreatestNBAPlayersLithograph	1/1 Exclusive Player Edition - Dave Bing	$100,000	4/4/2022
#KOUFAXPSA8	1955 Topps #123 PSA 8	$42,500	4/6/2022
#JORDANFLEER86SGC10	1986 Fleer #57 SGC 10	$189,500	4/6/2022
#OVECHKINSPAUTHBASKET9.5	‘05-‘06 SP Authentic #190 BGS 9.5 Basket - 2X	$29,990	4/6/2022
#JordanExquisite8.5Flashback	‘09 Exquisite Rookie Flashback Patch Auto /23 #78A BGS 8.5	$165,000	4/6/2022
#LEBRONCREDENTIALS	2003 Fleer E-X Essential Credentials Now RC /102 MBA BGS 9.5	$175,000	4/6/2022
#MANTLE1967TOPPS9	1967 Topps #150 PSA 9 - PWCC A	$19,950	4/6/2022
#HonusWagner1910PSA5	1910 Tip Top Bread PSA 5	$89,900	4/7/2022
#LeBronRookieShoes	AZG Rookie Game Worn Sneakers - Photomatched to 3 Games	$450,000	4/7/2022
#MAGICBIRDDRJ1980PSA9	1980 Scoring Leaders PSA 9	$29,950	4/7/2022
#AARONDECADEBASKET	‘61 to ’71 Topps Basket - 9’s and 8.5’s	$79,000	4/7/2022

#GRIFFEY89UPPERDECKSGCGOLD	1989 Upper Deck #1 Rookie Card SGC 10 Pristine Gold Label	$15,500	4/7/2022
#PaulMolitor1978ToppsPSA10	1978 Topps Rookie Shortstops PSA 10	$49,750	4/11/2022
#NolanRyan1968MiltonBradleyPSA9	68 Milton Bradley PSA 9 Rookie	$154,500	4/11/2022
#Mantle1965Topps9	1965 Topps #350 PSA 9	$35,250	4/11/2022
#CrosbyWinterClassicSkates	10-11 Game Worn & Signed Winter Classic Skates - Photomatched	$18,500	4/15/2022
#RONALDO2002PANINIFUTEBOLSTICKERSPSA10	‘02 Panini Portugal Stickers RC #306 PSA10	$109,500	4/18/2022
#CassiusClayListonUPIType1	65 Original Type I Photo	$23,950	4/21/2022
#KobeBlackHistoryMonthFinalSeasonShoes	16 Game Worn Black History Month Sneakers - Photomatched	$72,000	4/25/2022
#NadalNetProGlossy	03 NetPro Elite Glossy PSA 10	$28,650	4/25/2022
#MantleDebutStub	MLB Debut Ticket Stub | 1951 Opening Day	$111,250	4/26/2022
#YAODUNCANDIRKTRIPLELOGOMAN	‘06-‘07 Exquisite Triple Logoman 1/1	$163,500	4/26/2022
#EmbiidFirst50PointGameJersey	21 50-Point Game Worn Jersey - Photomatched	$37,500	4/27/2022
#MANTLE1969TOPPS9	1969 Topps #500 PSA 9	$32,500	4/27/2022

Sales of underlying assets

There have been 11 sales of underlying assets off the platform so far in 2022.

Series	Description	Per Share at IPO	Net Per Share at Sale	Sale Date
#LEBRONROOKIE	‘03 SP Authentic BGS 9.5	$25.00	$36.58	1/31/2022
#MAHOMESEMERALDRPABGS9	‘17 Flawless RPA BGS 9	$20.00	$27.85	2/4/2022
#JordanMagicLeBronTripleAutoJersey	‘07-‘08 Exquisite Triple Jersey Patch Auto /3 BGS 9	$5.00	$5.04	2/5/2022
#FRANKROBINSON1957PSA9BASKET	‘57 Topps Rookie Card Basket - 2x	$10.00	$12.15	2/11/2022
#BANKS1954PSA9	1954 Topps PSA 9	$25.00	$42.04	2/17/2022
#MIKANRCPHOTO	‘48 Bowman RC Original Photo	$10.00	$14.30	2/23/2022
#GIANNISRPA	2013 NT RPA PSA 9	$10.00	$16.67	2/17/2022
#OscarRobertsonCincinnatiRoyalsJersey	‘60-‘62 Rookie Cincinnati Royals Jersey - Mears A10	$5.00	$5.57	2/23/2022
#TATUMFLAWLESS10	‘17 Panini Flawless RPA PSA 10	$10.00	$20.95	3/14/2022
#LUKADONCICGUROOKIESNEAKERS	‘19 Game Worn Signed Sneakers - Photomatched to 5 Games	$10.00	$13.14	4/1/2022
#OttoGraham1950BowmanPSA9	1950 Bowman PSA 9	$10.00	$15.21	4/5/2022

ITEM 9. EXHIBITS

EXHIBIT INDEX

Exhibit 1.1 – Broker-Dealer Agreement dated August 6, 2020 between Collectable Sports Assets, LLC and Dalmore Group, LLC (4)

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement (3)

Exhibit 2.3 – Series Designation #RUTHGEHRIGBALL (Included in Exhibit 2.2) (3)

Exhibit 2.4 – [INTENTIONALLY OMITTED]

Exhibit 2.5 – Series Designation #LEBRONROOKIE (Included in Exhibit 2.2) (3)

Exhibit 2.6 – Series Designation #KAWHIBASKET (Included in Exhibit 2.2) (3)

Exhibit 2.7 – [INTENTIONALLY OMITTED]

Exhibit 2.8 – Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC. (4)

Exhibit 2.9 – Amendment No. 2 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (6)

Exhibit 2.10 – Series Designation #JORDANPSA10 (Included in Exhibit 2.9) (6)

Exhibit 2.11 – Series Designation #COBBMINTE98 (Included in Exhibit 2.9, as amended by Exhibit 2.39) (6, 11)

Exhibit 2.12 – Amendment No. 3 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (7)

Exhibit 2.13 – [INTENTIONALLY OMITTED]

Exhibit 2.14 – Series Designation #MAHOMESROOKIE (Included in Exhibit 2.12) (7)

Exhibit 2.15 – Series Designation #MAGICBIRDDRJ (Included in Exhibit 2.12) (7)

Exhibit 2.16 – Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (8)

Exhibit 2.17 – Series Designation #JACKIEROBINSONAUTOBAT (Included in Exhibit 2.16 (8)

Exhibit 2.18 – Series Designation #UNITAS1965JERSEY (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8, 11)

Exhibit 2.19 – Series Designation #ALIWBCBELT (Included in Exhibit 2.16 (8)

Exhibit 2.20 – Series Designation #CHAMBERLAINHSUNIFORM (Included in Exhibit 2.16 (8)

Exhibit 2.21 – [INTENTIONALLY OMITTED]

Exhibit 2.22 – Series Designation #TROUTGLOVE (Included in Exhibit 2.16, as amended by Exhibit 2.39, as further amended by Exhibit 2.155 (8, 11, 14)

Exhibit 2.23 – [INTENTIONALLY OMITTED]

Exhibit 2.24 – Series Designation #MOOKIEBETTSGLOVE (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8, 11)

Exhibit 2.25 – Series Designation #LEBRONBLACKREFRACTOR (Included in Exhibit 2.16, as amended by Exhibit 2.39 (8,11)

Exhibit 2.26 – [INTENTIONALLY OMITTED]

Exhibit 2.27 – Series Designation #GIANNISRPA (Included in Exhibit 2.16 (8)

Exhibit 2.28 – Series Designation #BRADYROOKIE (Included in Exhibit 2.16 (8)

Exhibit 2.29 – Series Designation #1986WAX (Included in Exhibit 2.16 (8)

Exhibit 2.30 – [INTENTIONALLY OMITTED]

Exhibit 2.31 – Series Designation #GRETZKYOPEECHEE1979 (Included in Exhibit 2.16 (8)

Exhibit 2.32 – Series Designation #ZIONRPABGS9 (Included in Exhibit 2.16 (8)

Exhibit 2.33 – Amendment No. 5 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (10)

Exhibit 2.34 – Series Designation #BANKS1954PSA9 (Included in Exhibit 2.33) (10)

Exhibit 2.35 – Series Designation #MANTLE1952BOWMANPSA8 (Included in Exhibit 2.33) (10)

Exhibit 2.36 – Series Designation #KOUFAX1955PSA8.5 (Included in Exhibit 2.33) (10)

Exhibit 2.37 – Series Designation #DURANTCHROMEREFRACTORPSA10 (Included in Exhibit 2.33) (10)

Exhibit 2.38 – [INTENTIONALLY OMITTED]

Exhibit 2.39 –Amendment No. 6 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (11)

Exhibit 2.40 – Series Designation #Mantle1952ToppsPSA8 (included in Exhibit 2.39) (11)

Exhibit 2.41 – [INTENTIONALLY OMITTED]

Exhibit 2.42 – Series Designation #JORDANROOKIEJERSEY (included in Exhibit 2.39) (11)

Exhibit 2.43 – Series Designation #TIGERPUTTER (included in Exhibit 2.39) (11)

Exhibit 2.44 – [INTENTIONALLY OMITTED]

Exhibit 2.45 – Series Designation #MAHOMESEMERALDRPABGS9 (included in Exhibit 2.39) (11)

Exhibit 2.46 – Series Designation #18-19BASKETBALLGROWTHBASKET (included in Exhibit 2.39) (11)

Exhibit 2.47 – Series Designation #EMMITTSMITHMVPBASKET (included in Exhibit 2.39) (11)

Exhibit 2.48 – Series Designation #EMMITTSMITH10KJERSEY (included in Exhibit 2.39) (11)

Exhibit 2.49 – Amendment No. 7 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (12)

Exhibit 2.50 – Series Designation #LEBRONULTIMATE (included in Exhibit 2.95) (14)

Exhibit 2.51 – Series Designation #TATISBOWMANBLACKLABEL (included in Exhibit 2.95) (14)

Exhibit 2.52 – Series Designation #GIANNISGOLDIMMACULATE (included in Exhibit 2.49) (12)

Exhibit 2.53 – Series Designation #TIGERSIFORKIDS (included in Exhibit 2.49) (12)

Exhibit 2.54 – Series Designation #ANDRETHEGIANT (included in Exhibit 2.49) (12)

Exhibit 2.55 – Series Designation #MARINOMANNINGFAVREJERSEYS (included in Exhibit 2.49) (12)

Exhibit 2.56 – [INTENTIONALLY OMITTED]

Exhibit 2.57 – [INTENTIONALLY OMITTED]

Exhibit 2.58 – Series Designation #2000PLAYOFFCONTENDERSWAX (included in Exhibit 2.49) (12)

Exhibit 2.597 – Series Designation #TEDWILLIAMS1939PLAYBALL (included in Exhibit 2.49 (12)

Exhibit 2.60 – Series Designation #TATUMFLAWLESS10 (included in Exhibit 2.49) (12)

Exhibit 2.61 – Series Designation # LEBRONEMBLEMSOFENDORSEMENT (included in Exhibit 2.49) (12)

Exhibit 2.62 – Amendment No. 8 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (13)

Exhibit 2.63 – [INTENTIONALLY OMITTED]

Exhibit 2.64 – [INTENTIONALLY OMITTED]

Exhibit 2.65 – Series Designation #DoncicBluePSA10 (included in Exhibit 2.62) (13)

Exhibit 2.66 – Series Designation #Mays1960PSA9 (included in Exhibit 2.62) (13)

Exhibit 2.67 – Series Designation #Clemente1955PSA8 (included in Exhibit 2.95) (14)

Exhibit 2.68 – [INTENTIONALLY OMITTED]

Exhibit 2.69 – Series Designation #BradyPlayoffContendersBasket (included in Exhibit 2.62) (13)

Exhibit 2.70 – Series Designation #ClementeWhite&GrayBasket (included in Exhibit 2.95) (14)

Exhibit 2.71 – Series Designation #FrankRobinson1957PSA9Basket (included in Exhibit 2.62) (13)

Exhibit 2.72 – Series Designation #DWadeUltimate (included in Exhibit 2.62) (13)

Exhibit 2.73 – Series Designation #JeterFoilRCBasketBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.74 – Series Designation #1964KoufaxJersey (included in Exhibit 2.62) (13)

Exhibit 2.75 – [INTENTIONALLY OMITTED]

Exhibit 2.76 – Series Designation #HallOfFameBaseball (included in Exhibit 2.62) (13)

Exhibit 2.77 – Series Designation #Aaron1954PSA8.5 (included in Exhibit 2.62) (13)

Exhibit 2.78 – Series Designation #BettsGoldRefractorBASKET (included in Exhibit 2.95) (14)

Exhibit 2.79 – Series Designation #AcunaGold9.5 (included in Exhibit 2.62) (13)

Exhibit 2.80 – [INTENTIONALLY OMITTED]

Exhibit 2.81 – Series Designation #1969ToppsBasketballSet (included in Exhibit 2.62) (13)

Exhibit 2.82 – Series Designation #GleyberTorresOrange9.5 (included in Exhibit 2.62) (13)

Exhibit 2.83 – Series Designation #CobbVintageT206Photo (included in Exhibit 2.62) (13)

Exhibit 2.84 – Series Designation #Mays1951Photo (included in Exhibit 2.62) (13)

Exhibit 2.85 – [INTENTIONALLY OMITTED]

Exhibit 2.86 – Series Designation #TraeYoungFlawlessBGS9 (included in Exhibit 2.62) (13)

Exhibit 2.87 – Series Designation #Mays1959PSA9Basket (included in Exhibit 2.62) (13)

Exhibit 2.88 – Series Designation #YastrzemskiRC9Basket (included in Exhibit 2.62) (13)

Exhibit 2.89 – Series Designation #Koufax55PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.90 – Series Designation #MAYS1952PSA8 (included in Exhibit 2.95) (14)

Exhibit 2.91 – Series Designation #MANTLE1960PSA9 (included in Exhibit 2.62) (13)

Exhibit 2.92 – Series Designation #MONTANARCPSA10 (included in Exhibit 2.62) (13)

Exhibit 2.93 – Series Designation #TigerSPAuthenticBGS9.5 (included in Exhibit 2.62) (13)

Exhibit 2.94 – Series Designation #Mantle1956PSA8Basket (included in Exhibit 2.62) (13)

Exhibit 2.94 – Series Designation #MagicBirdDrJPSA8Basket (included in Exhibit 2.62) (13)

Exhibit 2.95 – Amendment No. 9 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (14)

Exhibit 2.96 - Series Designation #RickeyHendersonRCPSA10 (included in Exhibit 2.95) (14)

Exhibit 2.97 - Series Designation #MikanRCPhoto (included in Exhibit 2.95) (14)

Exhibit 2.98 - [INTENTIONALLY OMITTED]

Exhibit 2.99 - Series Designation #NamathRCPhoto (included in Exhibit 2.95) (14)

Exhibit 2.100 - [INTENTIONALLY OMITTED]

Exhibit 2.101 - Series Designation #Mantle52ToppsPSA7 (included in Exhibit 2.95) (14)

Exhibit 2.102 - Series Designation #CrosbyTheCupBasket (included in Exhibit 2.95) (14)

Exhibit 2.103 - Series Designation #OvechkinTheCupBGS8.5 (included in Exhibit 2.95) (14)

Exhibit 2.104 - Series Designation #JordanExquisiteBGS8 (included in Exhibit 2.95) (14)

Exhibit 2.105 - Series Designation #CurryRPABGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.106 - Series Designation #JordanSignedProfessionalBat (included in Exhibit 2.95) (14)

Exhibit 2.107 - Series Designation #DiMaggio1933Bat (included in Exhibit 2.95) (14)

Exhibit 2.108 - [INTENTIONALLY OMITTED]

Exhibit 2.109 - Series Designation #Andre&HulkWrestlingBasket (included in Exhibit 2.95) (14)

Exhibit 2.110 - [INTENTIONALLY OMITTED]

Exhibit 2.111 - Series Designation #MagicBirdLogoMan (included in Exhibit 2.95) (14)

Exhibit 2.112 - Series Designation #MessiRookieBasket (included in Exhibit 2.95) (14)

Exhibit 2.113 - Series Designation #ChamberlainPhilaJersey59-60 (included in Exhibit 2.95) (14)

Exhibit 2.114 - Series Designation #LeBronMeloWadeTrioRC (included in Exhibit 2.95) (14)

Exhibit 2.115 - Series Designation #Mantle54BowmanBasket (included in Exhibit 2.95) (14)

Exhibit 2.116 - Series Designation #BettsBlueRefractorBasket (included in Exhibit 2.95) (14)

Exhibit 2.117 - [INTENTIONALLY OMITTED]

Exhibit 2.118 - [INTENTIONALLY OMITTED]

Exhibit 2.119 - [INTENTIONALLY OMITTED]

Exhibit 2.120 - Series Designation #Ruth33GoudeySGC8 (included in Exhibit 2.95) (14)

Exhibit 2.121 - Series Designation #MayweatherRCPSA10 (included in Exhibit 2.95, as amended by Exhibit 2.155 and 2.329 (14, 15, 19).

Exhibit 2.122 - Series Designation #TysonRCBGS9Basket (included in Exhibit 2.95) (14)

Exhibit 2.123 - Series Designation #Elway1984RookieCardPSA10Basket (included in Exhibit 2.95) (14)

Exhibit 2.124 - Series Designation #Marino1984RookieCardBGS10Basket (included in Exhibit 2.95) (14)

Exhibit 2.125 - Series Designation #KobeReebokIversonRetros (included in Exhibit 2.95) (14)

Exhibit 2.126 - Series Designation #Mays1951Bowman7 (included in Exhibit 2.95) (14)

Exhibit 2.127 - Series Designation #OzzieSmithRCBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.128 - Series Designation #PaulMolitor1978ToppsPSA10 (included in Exhibit 2.95) (14)

Exhibit 2.129 - Series Designation #Mantle1968PSA9Basket (included in Exhibit 2.95) (14)

Exhibit 2.130 - Series Designation #GaryCarter1975PSA10Basket (included in Exhibit 2.95) (14)

Exhibit 2.131 - Series Designation #Mantle1966ToppsPSA9Basket (included in Exhibit 2.95) (14)

Exhibit 2.132 - Series Designation #Mantle1957ToppsPSA8.5 (included in Exhibit 2.95) (14)

Exhibit 2.133 - [INTENTIONALLY OMITTED]

Exhibit 2.134 - Series Designation #DeversSuperfractor (included in Exhibit 2.95) (14)

Exhibit 2.135 - Series Designation #JoshAllenGoldBGS9.5 (included in Exhibit 2.95) (14)

Exhibit 2.136 - Series Designation #Maris58ToppsPSA9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.137 - [INTENTIONALLY OMITTED]

Exhibit 2.138 - Series Designation #MessiMegacracks#71PSA9 (included in Exhibit 2.95) (14)

Exhibit 2.139 - Series Designation #JackieRobinson53Topps8 (included in Exhibit 2.95) (14)

Exhibit 2.140 - Series Designation #Mays1956GrayPSA9 (included in Exhibit 2.95) (14)

Exhibit 2.141 - Series Designation #Mantle1965Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155 and Exhibit 2.396) (14, 15, 21)

Exhibit 2.142 - Series Designation #Mantle1967Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.396) (14, 21)

Exhibit 2.143 - Series Designation #Mantle1964Topps9 (included in Exhibit 2.95) (14)

Exhibit 2.144 - [INTENTIONALLY OMITTED]

Exhibit 2.145 - Series Designation #Mantle1960Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) (14, 15)

Exhibit 2.146 - Series Designation #Mantle1969Topps9 (included in Exhibit 2.95, as amended by Exhibit 2.155) and Exhibit 2.396 (14, 15, 21)

Exhibit 2.147 - Series Designation #SeagerOrangeRefractorBasket (included in Exhibit 2.95) (14)

Exhibit 2.148 - Series Designation #MahomesNT8.5 (included in Exhibit 2.95) (14)

Exhibit 2.149- [INTENTIONALLY OMITTED]

Exhibit 2.150 - Series Designation #LukaRookieJersey (included in Exhibit 2.95) (14)

Exhibit 2.151 - [INTENTIONALLY OMITTED]

Exhibit 2.152 - Series Designation #MahomesImmaculate1of1 (included in Exhibit 2.95) (14)

Exhibit 2.153 - Series Designation #JordanLeBronSignoftheTimes (included in Exhibit 2.95) (14)

Exhibit 2.154 - Series Designation #LeBronMeloDualLogoman (included in Exhibit 2.95) (14)

Exhibit 2.155 – Amendment No. 10 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (15)

Exhibit 2.156 - Series Designation #JokicRefractor1of1 (included in Exhibit 2.155) (15)

Exhibit 2.157 - [INTENTIONALLY OMITTED]

Exhibit 2.158 - [INTENTIONALLY OMITTED]

Exhibit 2.159 – [INTENTIONALLY OMITTED]

Exhibit 2.160 - Series Designation #LukaWhiteSparkle (included in Exhibit 2.155) (15)

Exhibit 2.161 - [INTENTIONALLY OMITTED]

Exhibit 2.162 - Series Designation #JordanLeBronMagicTripleSigs (included in Exhibit 2.155) (15)

Exhibit 2.163 - [INTENTIONALLY OMITTED]

Exhibit 2.164 - [INTENTIONALLY OMITTED]

Exhibit 2.165 - [INTENTIONALLY OMITTED]

Exhibit 2.166 - [INTENTIONALLY OMITTED]

Exhibit 2.167 - Series Designation #LouGehrigRCPhoto (included in Exhibit 2.155) (15)

Exhibit 2.168 - Series Designation #DonovanMitchellNT9.5 (included in Exhibit 2.155) (15)

Exhibit 2.169 - [INTENTIONALLY OMITTED]

Exhibit 2.170 - Series Designation #AliRookieCardBVG8 (included in Exhibit 2.155) (15)

Exhibit 2.171 - Series Designation #KoufaxPSA8 (included in Exhibit 2.155) (15)

Exhibit 2.172 - [INTENTIONALLY OMITTED]

Exhibit 2.173 - [INTENTIONALLY OMITTED]

Exhibit 2.174 - Series Designation #ShaqRCPSA10Basket (included in Exhibit 2.155, as amended by Exhibit 2.381 (15, 19).

Exhibit 2.175 - Series Designation #TroutBowmanBasket (included in Exhibit 2.155) (15)

Exhibit 2.176 - Series Designation #SatchelPaige48LeafSGC30 (included in Exhibit 2.155) (15)

Exhibit 2.177 - Series Designation #ShoelessJoeJackson1915PSA8 (included in Exhibit 2.155, as amended by Exhibit 2.384) (15, 20)

Exhibit 2.178 - [INTENTIONALLY OMITTED]

Exhibit 2.179 - Series Designation #1909E95SGCSet (included in Exhibit 2.155) (15)

Exhibit 2.180 - Series Designation #NegroLeagueLegendaryCutsBasket (included in Exhibit 2.155) (15)

Exhibit 2.181 - Series Designation #AcunaBowman10Basket (included in Exhibit 2.155) (15)

Exhibit 2.182 - [INTENTIONALLY OMITTED]

Exhibit 2.183 - Series Designation #03ExquisiteBox (included in Exhibit 2.155) (15)

Exhibit 2.184 - [INTENTIONALLY OMITTED]

Exhibit 2.185 - Series Designation #NTBBallWaxBundle (included in Exhibit 2.155) (15)

Exhibit 2.186 - Series Designation #BradyChampionshipTicket (included in Exhibit 2.155) (15)

Exhibit 2.187 - [INTENTIONALLY OMITTED]

Exhibit 2.188 - Series Designation #LBJExquisite (included in Exhibit 2.155) (15)

Exhibit 2.189 - [INTENTIONALLY OMITTED]

Exhibit 2.190 - Series Designation #03ToppsChromeWax (included in Exhibit 2.155) (15)

Exhibit 2.191 - Series Designation #BradyBowman10 (included in Exhibit 2.155) (15)

Exhibit 2.192 - [INTENTIONALLY OMITTED]

Exhibit 2.193 - Series Designation #LBJKobeToppsBasket (included in Exhibit 2.155, as amended by Exhibit 2.384 and Exhibit 2.396) (15, 20, 21)

Exhibit 2.194 - [INTENTIONALLY OMITTED]

Exhibit 2.195 - Series Designation #TroutFinestSuperfractor (included in Exhibit 2.155) (15)

Exhibit 2.196 - [INTENTIONALLY OMITTED]

Exhibit 2.197 - Series Designation #Jordan86FleerBGS9.5Basket (included in Exhibit 2.155) (15)

Exhibit 2.198 - Series Designation #OvechkinSPAuthBasket9.5 (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, 21)

Exhibit 2.199 - Series Designation #Mantle1963PSA9 (included in Exhibit 2.155) (15)

Exhibit 2.200 - Series Designation #Gretzky1979Topps9 (included in Exhibit 2.155, as amended by Exhibit 2.329 (15, 19).

Exhibit 2.201 - Series Designation #MessiMegacracksBGS9.5Basket (included in Exhibit 2.155) (15)

Exhibit 2.202 - Series Designation #HonusWagner1910PSA5 (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, 21)

Exhibit 2.203 - Series Designation #Mantle1953Bowman8Basket (included in Exhibit 2.155) (15)

Exhibit 2.204 - Series Designation #Mantle1953Topps8 (included in Exhibit 2.155) (15)

Exhibit 2.205 - Series Designation #Mays1957LadderBasket (included in Exhibit 2.155) (15)

Exhibit 2.206 - Series Designation #AaronDecadeBasket (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, 21)

Exhibit 2.207 - Series Designation #BillRussellExquisiteBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.208 - [INTENTIONALLY OMITTED]

Exhibit 2.209 - Series Designation #TraeYoungFlawlessGreenBGS9 (included in Exhibit 2.155) (15)

Exhibit 2.210 - Series Designation #MagicBirdDrJ1980PSA9 (included in Exhibit 2.155, as amended by Exhibit 2.396) (15, 21)

Exhibit 2.211 - Series Designation #Brady2000SPXSpectrumBGS9.5 (included in Exhibit 2.155) (15)

Exhibit 2.212 - Series Designation #MPJChampionshipTicket (included in Exhibit 2.155) (15)

Exhibit 2.213 - Series Designation #ErlingHaalandPSA10Basket (included in Exhibit 2.155, as amended by Exhibit 2.381 (15, 19).

Exhibit 2.214 - Amendment No. 11 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (17)

Exhibit 2.215 - Series Designation #JordanFleer86SGC10 (included in Exhibit 2.214) (17)

Exhibit 2.216 - [INTENTIONALLY OMITTED]

Exhibit 2.217 - Series Designation #DuncanParkerGinobiliTripleLogoman (included in Exhibit 2.214) (17)

Exhibit 2.218 - Series Designation #YaoDuncanDirkTripleLogoman (included in Exhibit 2.214, as amended by Exhibit 2.396) (17, 21)

Exhibit 2.219 - [INTENTIONALLY OMITTED]

Exhibit 2.220 - Series Designation #JordanLeBronSPXDualForces (included in Exhibit 2.214) (17)

Exhibit 2.221 - [INTENTIONALLY OMITTED]

Exhibit 2.222 - Series Designation #LeBronMcGradyLogoman (included in Exhibit 2.214) (17)

Exhibit 2.223 - Series Designation #KobeLeBronJordanMagicQuadAuto (included in Exhibit 2.214) (17)

Exhibit 2.224 - Series Designation #CristianoRonaldoRC1of1 (included in Exhibit 2.214) (17)

Exhibit 2.225 - Series Designation #Serena03NetProPSA10Basket (included in Exhibit 2.214) (17)

Exhibit 2.226 - Series Designation #JustinHerbertHiddenTreasureRPA (included in Exhibit 2.214) (17)

Exhibit 2.227 - Series Designation #AmareGarnettMcGradyTripleLogoman (included in Exhibit 2.214) (17)

Exhibit 2.228 - Series Designation #LeBronCredentials (included in Exhibit 2.214, as amended by Exhibit 2.396) (17, 21)

Exhibit 2.229 - Series Designation #LeBronBlackDiamond (included in Exhibit 2.214) (17)

Exhibit 2.230 - Series Designation #MahomesBronzeBasket (included in Exhibit 2.214) (17)

Exhibit 2.231 - Series Designation #CurryChromeRefractorPSA10 (included in Exhibit 2.214) (17)

Exhibit 2.232 - [INTENTIONALLY OMITTED]

Exhibit 2.233 - [INTENTIONALLY OMITTED]

Exhibit 2.234 - [INTENTIONALLY OMITTED]

Exhibit 2.235 - [INTENTIONALLY OMITTED]

Exhibit 2.236 - [INTENTIONALLY OMITTED]

Exhibit 2.237 - Series Designation #Mikan48BowmanPSA7 (included in Exhibit 2.214) (17)

Exhibit 2.238 - Series Designation #ZionPrizmsBlueBGS10 (included in Exhibit 2.214) (17)

Exhibit 2.239 - Series Designation #MichaelPorterJrBasket (included in Exhibit 2.214) (17)

Exhibit 2.240 - Series Designation #KawhiFlawlessRainbow (included in Exhibit 2.214) (17)

Exhibit 2.241 - Series Designation #TheRockBumbleBeePSA10 (included in Exhibit 2.214) (17)

Exhibit 2.242 - Series Designation #JimmieFoxx1938Bat (included in Exhibit 2.214) (17)

Exhibit 2.243 - [INTENTIONALLY OMITTED]

Exhibit 2.244 - Series Designation #Clemente65-68Bat (included in Exhibit 2.214) (17)

Exhibit 2.245 - Series Designation #SadaharuOhBat (included in Exhibit 2.214) (17)

Exhibit 2.246 - [INTENTIONALLY OMITTED]

Exhibit 2.247 - Series Designation #BabeRuthBowsOutPhoto (included in Exhibit 2.214) (17)

Exhibit 2.248 - [INTENTIONALLY OMITTED]

Exhibit 2.249 - Series Designation #GiannisGoldPrizmPSA9 (included in Exhibit 2.214) (17)

Exhibit 2.250 - Series Designation #JordanMagicLeBronTripleAutoJersey (included in Exhibit 2.214) (17)

Exhibit 2.251 - Series Designation #UnitasPSA8 (included in Exhibit 2.214, as amended by Exhibit 2.381 (15, 19).

Exhibit 2.252 - Series Designation #MahomesNT1of1 (included in Exhibit 2.214) (17)

Exhibit 2.253 – Amendment No. 12 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (18)

Exhibit 2.254 - [INTENTIONALLY OMITTED]

Exhibit 2.255 - Series Designation #LeBronEXEssentialCredentialsBGS9.5 (included in Exhibit 2.253) (18)

Exhibit 2.256 - Series Designation #TrevorLawrenceLeafBasket (included in Exhibit 2.253, as amended by Exhibit 2.381 (18, 19)

Exhibit 2.257 - Series Designation #GarnettStoudemireDualLogoman (included in Exhibit 2.253) (18)

Exhibit 2.258 - Series Designation #JordanMagicDualJerseyAutosBGS9 (included in Exhibit 2.253) (18)

Exhibit 2.259 - Series Designation #Ruth1914BaltimoreNewsSGC3 (included in Exhibit 2.253) (18)

Exhibit 2.260 - [INTENTIONALLY OMITTED]

Exhibit 2.261 - [INTENTIONALLY OMITTED]

Exhibit 2.262 - [INTENTIONALLY OMITTED]

Exhibit 2.263 - [INTENTIONALLY OMITTED]

Exhibit 2.264 - Series Designation #48LeafRuthSGC8 (included in Exhibit 2.253) (18)

Exhibit 2.265 - [INTENTIONALLY OMITTED]

Exhibit 2.266 - [INTENTIONALLY OMITTED]

Exhibit 2.267 - [INTENTIONALLY OMITTED]

Exhibit 2.268 - Series Designation #OrangeDominguez (included in Exhibit 2.253) (18)

Exhibit 2.269 - [INTENTIONALLY OMITTED]

Exhibit 2.270 - [INTENTIONALLY OMITTED]

Exhibit 2.271 - Series Designation #JordanExquisite8.5Flashback (included in Exhibit 2.253, as amended by Exhibit 2.396) (18, 21)

Exhibit 2.272 - [INTENTIONALLY OMITTED]

Exhibit 2.273 - [INTENTIONALLY OMITTED]

Exhibit 2.274 - Series Designation #LeBronExquisiteBasket (included in Exhibit 2.253) (18)

Exhibit 2.275 - Series Designation #KareemPointsRecordBall (included in Exhibit 2.253) (18)

Exhibit 2.276 - Series Designation #JackieRobinson1952ToppsPSA8.5 (included in Exhibit 2.253) (18)

Exhibit 2.277 - [INTENTIONALLY OMITTED]

Exhibit 2.278 - [INTENTIONALLY OMITTED]

Exhibit 2.279 - [INTENTIONALLY OMITTED]

Exhibit 2.280 - [INTENTIONALLY OMITTED]

Exhibit 2.281 - Series Designation #JordanLastDanceSneakers (included in Exhibit 2.253) (18)

Exhibit 2.282 - Series Designation #ScottiePippenLastDanceSneakers (included in Exhibit 2.253) (18)

Exhibit 2.283 - Series Designation #PeytonManningMVPHelmet (included in Exhibit 2.253) (18)

Exhibit 2.284 - Series Designation #ChicagoBullsDynastyHardwood (included in Exhibit 2.253) (18)

Exhibit 2.285 - Series Designation #PaulPierce05ASGSneakers (included in Exhibit 2.253) (18)

Exhibit 2.286 - Series Designation #PaulPierce09ASGJersey (included in Exhibit 2.253) (18)

Exhibit 2.287 - Series Designation #LinsanityKnicksJersey (included in Exhibit 2.253) (18)

Exhibit 2.288 - Series Designation #YaoMingFinalGameSneakers (included in Exhibit 2.253) (18)

Exhibit 2.289 - Series Designation #HakeemOlajuwon96-97RoadJersey (included in Exhibit 2.253) (18)

Exhibit 2.290 - Series Designation #CharlesBarkleySunsJersey (included in Exhibit 2.253) (18)

Exhibit 2.291 - Series Designation #TraeYoungFirstCareerStartJersey (included in Exhibit 2.253) (18)

Exhibit 2.292 - Series Designation #AlexRodriguez09WSUniform (included in Exhibit 2.253, as amended by Exhibit 2.384) (18, 20)

Exhibit 2.293 - Series Designation #MichaelJordanFinalGameShorts (included in Exhibit 2.253) (18)

Exhibit 2.294 - Series Designation #JordanFinalGameWarmUpShirt (included in Exhibit 2.253) (18)

Exhibit 2.295 - Series Designation #KevinDurantHSJersey (included in Exhibit 2.253) (18)

Exhibit 2.296 - Series Designation #ImKevinDurantWarriorsJersey (included in Exhibit 2.253) (18)

Exhibit 2.297 - Series Designation #LonzoBallUCLAJersey (included in Exhibit 2.253) (18)

Exhibit 2.298 - Series Designation #EmbiidFirst50PointGameJersey (included in Exhibit 2.253) (18)

Exhibit 2.299 - Series Designation #PaulPierce2010ASGJersey (included in Exhibit 2.253) (18)

Exhibit 2.300 - Series Designation #PaulPierce2012ASGJersey (included in Exhibit 2.253) (18)

Exhibit 2.301 - Series Designation #TimDuncanPMGGreen (included in Exhibit 2.253) (18)

Exhibit 2.303 - Series Designation #ChrisBoshGameWornRaptorsSneakers (included in Exhibit 2.253) (18)

Exhibit 2.304 - Series Designation #TimDuncanSpursJersey (included in Exhibit 2.253) (18)

Exhibit 2.305 - [INTENTIONALLY OMITTED]

Exhibit 2.306 - Series Designation #LeBronJames2010WarmUpShirt (included in Exhibit 2.253) (18)

Exhibit 2.307 - Series Designation #DirkNowitzkiJersey (included in Exhibit 2.253) (18)

Exhibit 2.309 - Series Designation #GarnettStPatricksDayCelticsJersey (included in Exhibit 2.253) (18)

Exhibit 2.310 - Series Designation #DaveBingSigned50GreatestNBAPlayersLithograph (included in Exhibit 2.253) (18)

Exhibit 2.311 - Series Designation #KobeFinalSeasonSneakers (included in Exhibit 2.253) (18)

Exhibit 2.312 - Series Designation #KyrieIrvingNetsDebutSneakers (included in Exhibit 2.253) (18)

Exhibit 2.313 - Series Designation #KobeBryantFinalASGBall (included in Exhibit 2.253) (18)

Exhibit 2.314 - Series Designation #KobeBryant2001WarmUpJacket (included in Exhibit 2.253) (18)

Exhibit 2.315 - Series Designation #KobeBryantRookieSneakers (included in Exhibit 2.253) (18)

Exhibit 2.316 - Series Designation #KobeBryantRoyalBlueJordanSneakers (included in Exhibit 2.253) (18)

Exhibit 2.317 - Series Designation #KarlMalone1992JazzJersey (included in Exhibit 2.253) (18)

Exhibit 2.318 - Series Designation #MbappeOrangeChrome9.5 (included in Exhibit 2.253, as amended by Exhibit 2.396) (18, 21)

Exhibit 2.319 - [INTENTIONALLY OMITTED]

Exhibit 2.320 - Series Designation #LeBronMeloBosh2008TripleLogoMan (included in Exhibit 2.253) (18)

Exhibit 2.321 - Series Designation #LaMeloBallYoungestTripleDoubleNBAHistoryJersey (included in Exhibit 2.253) (18)

Exhibit 2.322 - Series Designation #LeBron07-08CavsJersey (included in Exhibit 2.253) (18)

Exhibit 2.323 - Series Designation #IversonMVPJersey (included in Exhibit 2.253) (18)

Exhibit 2.324 - Series Designation #LeBron2019LakersChampionshipYearSneakers (included in Exhibit 2.253) (18)

Exhibit 2.325 - Series Designation #KobeBryantFirstWhite#24Jersey (included in Exhibit 2.253) (18)

Exhibit 2.326 - Series Designation #EddiePlankT206PSA4 (included in Exhibit 2.253) (18)

Exhibit 2.327 - Series Designation #Giannis48PointGameSneakers (included in Exhibit 2.253) (18)

Exhibit 2.328 - Series Designation #JackieLeaf3.5 (included in Exhibit 2.253, as amended by Exhibit 2.381 (18, 19)

Exhibit 2.329 - Amendment No. 13 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (19)

Exhibit 2.330 - Series Designation #OscarRobertsonCincinnatiRoyalsJersey (included in Exhibit 2.329) (19)

Exhibit 2.331 - Series Designation #MikeTrout2017Jersey (included in Exhibit 2.329) (19)

Exhibit 2.332 - Series Designation #ShaqRookieWarmUpJacket (included in Exhibit 2.329) (19)

Exhibit 2.333 - Series Designation #LeBronLakersCavsEmployeeGame (included in Exhibit 2.329) (19)

Exhibit 2.334 - Series Designation #ReggieMiller1stASGJersey (included in Exhibit 2.329) (19)

Exhibit 2.335 - Series Designation #KevinGarnettFinalCareerJersey (included in Exhibit 2.329) (19)

Exhibit 2.336 - Series Designation #GiannisMVPSeasonPlayoffJersey (included in Exhibit 2.329) (19)

Exhibit 2.337 - Series Designation #KobeBryantFinalMSGGame (included in Exhibit 2.329) (19)

Exhibit 2.338 - Series Designation #LarryBird3PointContestShirt (included in Exhibit 2.329) (19)

Exhibit 2.339 - Series Designation #YaoMingJersey (included in Exhibit 2.329) (19)

Exhibit 2.340 - Series Designation #KobeBryant81PointGameShirt (included in Exhibit 2.329) (19)

Exhibit 2.341 - Series Designation #LeBronRookieShoes (included in Exhibit 2.329, as amended by Exhibit 2.396) (19, 21)

Exhibit 2.342 - Series Designation #KobeBryant50PointStreak (included in Exhibit 2.329) (19)

Exhibit 2.343 - Series Designation #JeterYankeePinstripesJersey2006 (included in Exhibit 2.329) (19)

Exhibit 2.344 - Series Designation #1952MaysBerkRossPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.345 - Series Designation #1952MantleBerkRossPSA8 (included in Exhibit 2.329) (19)

Exhibit 2.346 - Series Designation #1954BowmanMaysPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.347 - Series Designation #Mays1969ToppsPSA10 (included in Exhibit 2.329) (19)

Exhibit 2.348 - Series Designation #Banks68&69ToppsPSA10Basket (included in Exhibit 2.329) (19)

Exhibit 2.349 - Series Designation #NolanRyan1968MiltonBradleyPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.350 - [INTENTIONALLY OMITTED]

Exhibit 2.351 - Series Designation #LeBron2017ECFCavsJersey (included in Exhibit 2.329) (19)

Exhibit 2.352 - Series Designation #TraeYoungSneakers43ptGame (included in Exhibit 2.329) (19)

Exhibit 2.353 - Series Designation #KobeFinalGameVsTorontoSneakers (included in Exhibit 2.329) (19)

Exhibit 2.354 - Series Designation #KobeFinalSeasonSneakersVsDenver (included in Exhibit 2.329) (19)

Exhibit 2.355 - Series Designation #KobeBlackHistoryMonthFinalSeasonShoes (included in Exhibit 2.329) (19)

Exhibit 2.356 - Series Designation #LeBronMiamiECF2013Jersey (included in Exhibit 2.329) (19)

Exhibit 2.357 - Series Designation #JamesHardenNipseyHustleSneakers (included in Exhibit 2.329) (19)

Exhibit 2.358 - Series Designation #AnthonyDavisLakersKobeBryantPatchJersey (included in Exhibit 2.329) (19)

Exhibit 2.359 - Series Designation #DonovanMitchellSneakers16Games2018-19 (included in Exhibit 2.329) (19)

Exhibit 2.360 - Series Designation #GiannisFirstMVPSeasonShoes (included in Exhibit 2.329) (19)

Exhibit 2.361 - Series Designation #TraeYoungSummerLeagueJersey (included in Exhibit 2.329) (19)

Exhibit 2.362 - Series Designation #Jordan98PlayoffBullsSignedJersey (included in Exhibit 2.329) (19)

Exhibit 2.363 - Series Designation #DevinBookerBeLegendarySneakers (included in Exhibit 2.329) (19)

Exhibit 2.364 - Series Designation #LukaDoncic2021PlayoffsSneakers (included in Exhibit 2.329) (19)

Exhibit 2.365 - Series Designation #1959ToppsBaseballSet (included in Exhibit 2.329) (19)

Exhibit 2.366 - Series Designation #WarrenSpahn1948LeafPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.367 - Series Designation #RoyCampanella1949BowmanPSA9 (included in Exhibit 2.329, as amended by Exhibit 2.396) (19, 21)

Exhibit 2.368 - Series Designation #OttoGraham1950BowmanPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.369 - Series Designation #AlKaline1954ToppsPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.370 - Series Designation #HarmonKillebrew1955ToppsPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.371 - Series Designation #SandyKoufax1956ToppsGrayBackPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.372 - Series Designation #Trout09BowmanRedRefractorBGS9.5 (included in Exhibit 2.329) (19)

Exhibit 2.373 - Series Designation #VladJr16BowmanRedRefractorBGS9.5 (included in Exhibit 2.329) (19)

Exhibit 2.374 - Series Designation #AaronJudgeSuperfractorBGS9.5 (included in Exhibit 2.329) (19)

Exhibit 2.375 - Series Designation #CyYoung1910E98RedPSA10 (included in Exhibit 2.329) (19)

Exhibit 2.376 - Series Designation #JackieRobinson1950BowmanPSA9 (included in Exhibit 2.329) (19)

Exhibit 2.377 - Series Designation #BabeRuth1917CollinsMcCarthySGC2 (included in Exhibit 2.329) (19)

Exhibit 2.378 - Series Designation #SatchelPaige1949BowmanSGC8 (included in Exhibit 2.329) (19)

Exhibit 2.379 - Series Designation #LamarJacksonNTMidnightRPAPSA10 (included in Exhibit 2.329) (19)

Exhibit 2.380 – Series Designation #LeBronJamesBlockSeries1TopShot (included in Exhibit 2.329, as amended by Exhibit 2.396) (19, 21)

Exhibit 2.381 – Amendment No. 14 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (19)

Exhibit 2.382 - [INTENTIONALLY OMITTED]

Exhibit 2.383 – Series Designation #BobbyOrrBruinsJersey (included in Exhibit 2.381) (19)

Exhibit 2.384 – Amendment No. 15 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (20)

Exhibit 2.385 - Series Designation #ReggieJackson1969A’sJersey (included in Exhibit 2.384) (20)

Exhibit 2.386 - Series Designation #CarltonFiskWavesItFairBall (included in Exhibit 2.384) (20)

Exhibit 2.387 - Series Designation #Kraken6Collection (included in Exhibit 2.384) (20)

Exhibit 2.388 - Series Designation #Kobe1997AirBallGameUsedShoes (included in Exhibit 2.384) (20)

Exhibit 2.389 - Series Designation #WiltChamberlain1961FleerRCPSA9 (included in Exhibit 2.384) (20)

Exhibit 2.390 - Series Designation #Griffey89UpperDeckSGCGold (included in Exhibit 2.384) (20)

Exhibit 2.391 - Series Designation #LukaDoncicGURookieSneakers (included in Exhibit 2.384) (20)

Exhibit 2.392 - Series Designation #Ronaldo2002PaniniFutebolStickersPSA10 (included in Exhibit 2.384) (20)

Exhibit 2.393 - Series Designation #Ronaldo2003PaniniMegaCraquesPSA10 (included in Exhibit 2.384) (20)

Exhibit 2.394 - Series Designation #BradyDebutTicket (included in Exhibit 2.384) (20)

Exhibit 2.395 - Series Designation #MLBAllStarGameTicketRunCollection (included in Exhibit 2.384) (20)

Exhibit 2.396 – Amendment No. 16 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC (21)

Exhibit 2.397 - Series Designation #NadalNetProGlossy (included in Exhibit 2.396) (21)

Exhibit 2.398 - Series Designation #TroutGoldSterling9.5 (included in Exhibit 2.396) (21)

Exhibit 2.399 - Series Designation #MahomesTieDyeAuto (included in Exhibit 2.396) (21)

Exhibit 2.400 - Series Designation #MantleDebutStub (included in Exhibit 2.396) (21)

Exhibit 2.401 - Series Designation #HamiltonChromeOrangeSapphire (included in Exhibit 2.396) (21)

Exhibit 2.402 - Series Designation #TigerWoodsDebutTicket (included in Exhibit 2.396) (21)

Exhibit 2.403 - Series Designation #Tiger1stEventStub (included in Exhibit 2.396) (21)

Exhibit 2.404 - Series Designation #CrosbyWinterClassicSkates (included in Exhibit 2.396) (21)

Exhibit 2.405 - Series Designation #RipkenRookieJersey&CardBasket (included in Exhibit 2.396) (21)

Exhibit 2.406 - Series Designation #SotoOrangeBGS9.5 (included in Exhibit 2.396) (21)

Exhibit 2.407 - Series Designation #TatisGoldBGS9.5 (included in Exhibit 2.396) (21)

Exhibit 2.408 - Series Designation #BellingerOrangeBGS9.5 (included in Exhibit 2.396) (21)

Exhibit 2.409 - Series Designation #PhilMickelsonSPAuthPSA10Basket (included in Exhibit 2.396) (21)

Exhibit 2.410 - Series Designation #Ovechkin2006CapitalsJersey (included in Exhibit 2.396) (21)

Exhibit 2.411 - Series Designation #Brady01TicketBooklet (included in Exhibit 2.396) (21)

Exhibit 2.412 - Series Designation #JordanRookieHomeJersey (included in Exhibit 2.396) (21)

Exhibit 2.413 - Series Designation #1933GoudeyGehrigSGC8 (included in Exhibit 2.396) (21)

Exhibit 2.414 - Series Designation #1954AaronSGC8.5 (included in Exhibit 2.396) (21)

Exhibit 2.415 - Series Designation #OPCLemiuex9.5 (included in Exhibit 2.396) (21)

Exhibit 2.416 - Series Designation #49BowmanJackieAuto (included in Exhibit 2.396) (21)

Exhibit 2.417 - Series Designation #OvechkinTheCupBGSGemMint9.5 (included in Exhibit 2.396) (21)

Exhibit 2.418 - Series Designation #MichaelJordanPortfolio (included in Exhibit 2.396) (21)

Exhibit 2.419 - Series Designation #StephenCurryPortfolio (included in Exhibit 2.396) (21)

Exhibit 2.420 - Series Designation #GeorgeVezina1911C55PSA7 (included in Exhibit 2.396) (21)

Exhibit 2.421 - Series Designation #MarvelPMGBlueSet (included in Exhibit 2.396) (21)

Exhibit 2.422 - Series Designation #MarvelPMGRedSet (included in Exhibit 2.396) (21)

Exhibit 2.423 - Series Designation #MarvelPMGBronzeSet (included in Exhibit 2.396) (21)

Exhibit 2.424 - Series Designation #MarvelPMGGreenSet (included in Exhibit 2.396) (21)

Exhibit 2.425 - Series Designation #LukaGoldSelect (included in Exhibit 2.396) (21)

Exhibit 2.426 - Series Designation #CurryGoldToppsPSA10 (included in Exhibit 2.396) (21)

Exhibit 2.427 - Series Designation #1986FleerBasketballCompletePSA10 (included in Exhibit 2.396) (21)

Exhibit 2.428 - Series Designation #LeBronJamesCavs2016Jersey (included in Exhibit 2.396) (21)

Exhibit 2.429 - Series Designation #CassiusClaySonyListonUPIType1 (included in Exhibit 2.396) (21)

Exhibit 2.430 - Series Designation #MahomesFlawlessShield1of1 (included in Exhibit 2.396) (21)

Exhibit 2.431 - Series Designation #BoJackson1986RoyalsJersey (included in Exhibit 2.396) (21)

Exhibit 2.432 - Series Designation #ZedRunLookingAlive (included in Exhibit 2.396) (21)

Exhibit 2.433 - Series Designation #93FinalsPennant (included in Exhibit 2.396) (21)

Exhibit 2.434 - Series Designation #BeckenbauerCleats (included in Exhibit 2.396) (21)

Exhibit 2.435 - Series Designation #BeckhamMilanWorn (included in Exhibit 2.396) (21)

Exhibit 2.436 - Series Designation #Buffon06WC (included in Exhibit 2.396) (21)

Exhibit 2.437 - Series Designation #CruffCleats (included in Exhibit 2.396) (21)

Exhibit 2.438 - Series Designation #Iniesta10WC (included in Exhibit 2.396) (21)

Exhibit 2.439 - Series Designation #06WorldCupBall (included in Exhibit 2.396) (21)

Exhibit 2.440 - Series Designation #MbappeMessiNeymarBasket (included in Exhibit 2.396) (21)

Exhibit 2.441 - Series Designation #Ronaldo08UEFA (included in Exhibit 2.396) (21)

Exhibit 2.442 - Series Designation #LuizRonaldo02WC (included in Exhibit 2.396) (21)

Exhibit 2.443 - Series Designation #PeleFriendlyWorn (included in Exhibit 2.396) (21)

Exhibit 2.444 - Series Designation #MaradonaSuspensionJersey (included in Exhibit 2.396) (21)

Exhibit 2.445 - Series Designation #Pele1958AmericanaPSA3 (included in Exhibit 2.396) (21)

Exhibit 2.446 - Series Designation #93SPBaseballWax (included in Exhibit 2.396) (21)

Exhibit 2.447 - Series Designation #07ChromeBasketballWax (included in Exhibit 2.396) (21)

Exhibit 2.448 - Series Designation #1980ToppsBasketballWax (included in Exhibit 2.396) (21)

Exhibit 2.449 - Series Designation #96SkyboxE-X2000Wax (included in Exhibit 2.396) (21)

Exhibit 2.450 - Series Designation #LeBronWadeMeloCrystalBGS9.5 (included in Exhibit 2.396) (21)

Exhibit 2.451 - Series Designation #Eruzione1980MiracleOnIceGoldJersey (included in Exhibit 2.396) (21)

Exhibit 2.452 - Series Designation #GretzkySGC9 (included in Exhibit 2.396) (21)

Exhibit 2.453 - Series Designation #Mantle51BowmanSGC7 (included in Exhibit 2.396) (21)

Exhibit 3 – Instruments defining the rights of securities holder (see Exhibits 2.1, 2.2, 2.8, 2.9, 2.12, 2.16, 2.13, 2.39, 2.49, 2.62, 2.95, 2.155, 2.214, 2.253, 2.329, 2.381, 2.384 and 2.396)

Exhibit 4 – Form of Subscription Agreement (5)

Exhibit 6.1 – Consignment Agreement for Series Assets (3)

Exhibit 6.2 – Asset Management Agreement #RUTHGEHRIGBALL(2)

Exhibit 6.3 – [INTENTIONALLY OMITTED]

Exhibit 6.4 – Asset Management Agreement #LEBRONROOKIE (2)

Exhibit 6.5 – Asset Management Agreement #KAWHIBASKET (2)

Exhibit 6.6 – [INTENTIONALLY OMITTED]

Exhibit 6.7 – [INTENTIONALLY OMITTED]

Exhibit 6.8 – Consignment Agreement #JORDANPSA10 (6)

Exhibit 6.9 – Asset Management Agreement #JORDANPSA10 (6)

Exhibit 6.10 – Consignment Agreement #COBBMINTE98 (11) †

Exhibit 6.11 – Asset Management Agreement #COBBMINTE98 (6)

Exhibit 6.12 – Amendment to Consignment Agreement for Series Assets (7)

Exhibit 6.13 – Consignment Agreement for Series #KAWHIBASKET (7)

Exhibit 6.14 – Consignment Agreement #MAHOMESROOKIE (7)

Exhibit 6.15 – [INTENTIONALLY OMITTED]

Exhibit 6.16 – Asset Management Agreement #MAHOMESROOKIE (7)

Exhibit 6.17 – Consignment Agreement #MAGICBIRDDRJ (7) †

Exhibit 6.18 – Asset Management Agreement #MAGICBIRDDRJ (7)

Exhibit 6.19 – Consignment Agreement for #JackieRobinsonAutoBat and #AliWBCBelt, #ChamberlainHSUNIFORM (10)

Exhibit 6.20 – Consignment Agreement for #JORDANROOKIEJERSEY AND #UNITAS1965JERSEY (11)

Exhibit 6.21 – Asset Management Agreement for #JackieRobinsonAutoBat (9)

Exhibit 6.22 – Asset Management Agreement for #Unitas1965Jersey (9)

Exhibit 6.23 – Asset Management Agreement for #AliWBCBelt (9)

Exhibit 6.24 – Asset Management Agreement for #ChamberlainHSUNIFORM (9)

Exhibit 6.25 – [INTENTIONALLY OMITTED]

Exhibit 6.26 – Consignment Agreement for #MOOKIEBETTSGLOVE (11)†

Exhibit 6.27 – Consignment Agreement for #LEBRONBLACKREFRACTOR (11) †

Exhibit 6.28 – Asset Management Agreement for #TroutGlove (9)

Exhibit 6.29 – Asset Management Agreement for #MookieBettsGlove (9)

Exhibit 6.30 – Asset Management Agreement for #LeBronBlackRefractor (9)

Exhibit 6.31 – [INTENTIONALLY OMITTED]

Exhibit 6.32 – [INTENTIONALLY OMITTED]

Exhibit 6.33 – Consignment Agreement for #BRADYROOKIE (8)

Exhibit 6.34 – [INTENTIONALLY OMITTED]

Exhibit 6.35 – Asset Management Agreement for #BradyRookie (9)

Exhibit 6.36 – Consignment Agreement for #GiannisRPA (10)

Exhibit 6.37 – Asset Management Agreement for #GiannisRPA (9)

Exhibit 6.38 – Consignment Agreement for #1986WAX (8) †

Exhibit 6.39 –Asset Management Agreement for #1986WAX (9)

Exhibit 6.40 – [INTENTIONALLY OMITTED]

Exhibit 6.41 – [INTENTIONALLY OMITTED]

Exhibit 6.42 – Consignment Agreement for #GRETZKYOPEECHEE1979 (10)

Exhibit 6.43 – Asset Management Agreement for #GretzkyOpeechee1979 (9)

Exhibit 6.44 – Consignment Agreement for #ZIONRPABGS9 (8)

Exhibit 6.45 – Asset Management Agreement for #ZionRPABGS9 (9)

Exhibit 6.46 – Consignment Agreement for #GretzkyOpeechee1979, #banks1954psa9, #mantle1952bowmanpsa8, #koufax1955psa8.5 and #Durantchromerefractorpsa10 (10)

Exhibit 6.47 – Asset Management Agreement for #banks1954psa9 (9)

Exhibit 6.48 – Asset Management Agreement for #mantle1952bowmanpsa8 (9)

Exhibit 6.49 – Asset Management Agreement for #koufax1955psa8.5 (9)

Exhibit 6.50 – Asset Management Agreement for #durantchromerefractorpsa10 (9)

Exhibit 6.51 – [INTENTIONALLY OMITTED]

Exhibit 6.52 – [INTENTIONALLY OMITTED]

Exhibit 6.53 – Amendment No. 1 to Consignment Agreement for #BRADYROOKIE (10)

Exhibit 6.54 – Consignment Agreement for #MANTLE1952TOPPSPSA8 (11) †

Exhibit 6.55 – Asset Management Agreement for #Mantle1952ToppsPSA8 (9)

Exhibit 6.56 – [INTENTIONALLY OMITTED]

Exhibit 6.57 – [INTENTIONALLY OMITTED]

Exhibit 6.58 – Asset Management Agreement for #JordanRookieJersey (9)

Exhibit 6.59 – Consignment Agreement for #TigerPutter (11) †

Exhibit 6.60 – Asset Management Agreement for #TigerPutter (9)

Exhibit 6.61 – [INTENTIONALLY OMITTED]

Exhibit 6.62 – [INTENTIONALLY OMITTED]

Exhibit 6.63 – Consignment Agreement for #MAHOMESEMERALDRPABGS9 and #18-19BASKETBALLGROWTHBASKET (11)

Exhibit 6.64 – Asset Management Agreement for #MahomesEmeraldRPABGS9 (9)

Exhibit 6.65 – Asset Management Agreement for #18-19BasketballGrowthBasket (9)

Exhibit 6.66 – Consignment Agreement for #EMMITTSMITHMVPBASKET and #EMMITTSMITH10KJERSEY (11) †

Exhibit 6.67 – Asset Management Agreement for #EmmittSmithMVPBasket (9)

Exhibit 6.68 – Asset Management Agreement for #EmmittSmith10kJersey (9)

Exhibit 6.69 – Consignment Agreement for #LeBronUltimate (14) ††

Exhibit 6.70 – Asset Management Agreement for #LeBronUltimate (9)

Exhibit 6.71 – Consignment Agreement for #TatisBowmanBlackLabel (14) ††

Exhibit 6.72 – Asset Management Agreement for #TatisBowmanBlackLabel (9)

Exhibit 6.73 – Consignment Agreement for #GIANNISGOLDIMMACULATE (12)†

Exhibit 6.74 – Asset Management Agreement for #GiannisGoldImmaculate (9)

Exhibit 6.75 – Consignment Agreement for #TigerSIForKids (12) †

Exhibit 6.76 – Asset Management Agreement for #TigerSIForKids (9)

Exhibit 6.77 – Consignment Agreement for #ANDRETHEGIANT, #MARINOMANNINGFAVREJERSEYS, (12)

Exhibit 6.78 – Asset Management Agreement for #ANDRETHEGIANT (9)

Exhibit 6.79 – Asset Management Agreement for #MarinoManningFavreJerseys (9)

Exhibit 6.80 – [INTENTIONALLY OMITTED]

Exhibit 6.81 – [INTENTIONALLY OMITTED]

Exhibit 6.82 – Consignment Agreement for #2000PlayoffContendersWax (12) †

Exhibit 6.83 – Asset Management Agreement for #2000PlayoffContendersWax (9)

Exhibit 6.84 – Consignment Agreement for #TEDWILLIAMS1939PLAYBALL (12)

Exhibit 6.85 – Asset Management Agreement for #TEDWILLIAMS1939PLAYBALL (9)

Exhibit 6.86 – Consignment Agreement for #TATUMFLAWLESS10 (12) †

Exhibit 6.87 – Asset Management Agreement for #TATUMFLAWLESS10 (9)

Exhibit 6.88 – Consignment Agreement for #LEBRONEMBLEMSOFENDORSEMENT (12) †

Exhibit 6.89 – Asset Management Agreement for # LEBRONEMBLEMSOFENDORSEMENT (9)

Exhibit 6.90 – [INTENTIONALLY OMITTED]

Exhibit 6.91 – [INTENTIONALLY OMITTED]

Exhibit 6.92 – [INTENTIONALLY OMITTED]

Exhibit 6.93 – [INTENTIONALLY OMITTED]

Exhibit 6.94 – Consignment Agreement for #DoncicBluePSA10 (13) †

Exhibit 6.95 – Asset Management Agreement for #DoncicBluePSA10 (9)

Exhibit 6.96 – Consignment Agreement for #Mays1960PSA9; #FrankRobinson1957PSA9Basket; #Aaron1954PSA8.5; #Mays1959PSA9Basket; #YastrzemskiRC9Basket; #MANTLE1960PSA9 and #MONTANARCPSA10 (13) †

Exhibit 6.97 – Asset Management Agreement for #Mays1960PSA9 (9)

Exhibit 6.98 – Asset Management Agreement for #Clemente1955PSA8 (9)

Exhibit 6.99 – [INTENTIONALLY OMITTED]

Exhibit 6.100 – Asset Management Agreement for #ClementeWhite&GrayBasket (9)

Exhibit 6.101 – Second Consignment Agreement for #FrankRobinson1957PSA9Basket and #Mays1959PSA9Basket (13)

Exhibit 6.102 – Asset Management Agreement for #FrankRobinson1957PSA9Basket (9)

Exhibit 6.103 – Asset Management Agreement for #JeterFoilRCBasketBGS9.5 (9)

Exhibit 6.104 – Asset Management Agreement for #Aaron1954PSA8.5 (9)

Exhibit 6.105 – Asset Management Agreement for #Mays1959PSA9Basket (9)

Exhibit 6.106 – Asset Management Agreement for #YastrzemskiRC9Basket (9)

Exhibit 6.107 – Asset Management Agreement for #Koufax55PSA9 (9)

Exhibit 6.108 – Asset Management Agreement for #MAYS1952PSA8 (9)

Exhibit 6.109 – Asset Management Agreement for #MANTLE1960PSA9 (9)

Exhibit 6.110 – Consignment Agreement for #BradyPlayoffContendersBasket (13)

Exhibit 6.111 – Asset Management Agreement for #BradyPlayoffContendersBasket (9)

Exhibit 6.112 – Consignment Agreement for #DWadeUltimate (13) †

Exhibit 6.113 – Asset Management Agreement for #DWadeUltimate (9)

Exhibit 6.114 – Consignment Agreement for #1964KoufaxJersey, and #HallOfFameBaseball (13)

Exhibit 6.115 – Asset Management Agreement for #1964KoufaxJersey (9)

Exhibit 6.116 – [INTENTIONALLY OMITTED]

Exhibit 6.117 – Asset Management Agreement for #HallOfFameBaseball (9)

Exhibit 6.118 – Consignment Agreement for #GleyberTorresOrange9.5 (13) †

Exhibit 6.119 – Asset Management Agreement for #BettsGoldRefractorBAsket (9)

Exhibit 6.120 – Asset Management Agreement for #GleyberTorresOrange9.5 (9)

Exhibit 6.121 – Consignment Agreement for #AcunaGold9.5 (13)

Exhibit 6.122 – Asset Management Agreement for #AcunaGold9.5 (9)

Exhibit 6.123 – [INTENTIONALLY OMITTED]

Exhibit 6.124 – [INTENTIONALLY OMITTED]

Exhibit 6.125 – Consignment Agreement for #1969ToppsBasketballSet (13) †

Exhibit 6.126 – Asset Management Agreement for #1969ToppsBasketballSet (9)

Exhibit 6.127 – Consignment Agreement for #CobbVintageT206Photo and #Mays1951Photo (13) †

Exhibit 6.128 – Asset Management Agreement for #CobbVintageT206Photo (9)

Exhibit 6.129 – Asset Management Agreement for #Mays1951Photo (9)

Exhibit 6.130 – Consignment Agreement for #TraeYoungFlawlessBGS9 (13) †

Exhibit 6.131 – [INTENTIONALLY OMITTED]

Exhibit 6.132 – Asset Management Agreement for #TraeYoungFlawlessBGS9 (9)

Exhibit 6.133 – Asset Management Agreement for #MONTANARCPSA10 (9)

Exhibit 6.134 – Consignment Agreement for #TigerSPAuthenticBGS9.5 (13) †

Exhibit 6.135 – Asset Management Agreement for #TigerSPAuthenticBGS9.5 (9)

Exhibit 6.136 – Consignment Agreement for #Mantle1956PSA8Basket (13)

Exhibit 6.137 – Asset Management Agreement for #Mantle1956PSA8Basket (9)

Exhibit 6.138 – Consignment Agreement for # MagicBirdDrJPSA8Basket (13)

Exhibit 6.139 – Asset Management Agreement for # MagicBirdDrJPSA8Basket (9)

Exhibit 6.140 – Consignment Agreement for #Clemente1955PSA8; #ClementeWhite&GrayBasket; #JeterFOILBasket9.5; #KOUFAX1955PSA9; #Mays1952ToppsPSA8; #RickeyHendersonRCPSA10; #Mantle52ToppsPSA7; #TysonRCBGS9Basket; Elway1984RookieCardPSA10Basket; #Mays1951Bowman7; #OzzieSmithRCBGS9.5; #Mantle1968PSA9Basket; #GaryCarter1975PSA10Basket; #Mantle1957ToppsPSA8.5; #MessiMegacracks#71PSA9; #Mays1956GrayPSA9; and #Mantle1964Topps9. (14) ††

Exhibit 6.141 – Asset Management Agreement for #RickeyHendersonRCPSA10 (9)

Exhibit 6.142 – Consignment Agreement for #MikanRCPhoto, and #NamathRCPhoto (14)††

Exhibit 6.143 – Asset Management Agreement for #MikanRCPhoto (9)

Exhibit 6.144 – [INTENTIONALLY OMITTED]

Exhibit 6.145 – Asset Management Agreement for #NamathRCPhoto (9)

Exhibit 6.146 – [INTENTIONALLY OMITTED]

Exhibit 6.147 – [INTENTIONALLY OMITTED]

Exhibit 6.148 – Consignment Agreement for #CrosbyTheCupBasket, #OvechckinTheCupBGS8.5 and #Jordan07ExquisiteBGS8 (14) ††

Exhibit 6.149 – Asset Management Agreement for #CrosbyTheCupBasket (9)

Exhibit 6.150 – Asset Management Agreement for #OvechckinTheCupBGS8.5 (9)

Exhibit 6.151 – Asset Management Agreement for #Jordan07ExquisiteBGS8 (9)

Exhibit 6.152 – Consignment Agreement for # CurryRPABGS9.5 (14) ††

Exhibit 6.153 – Asset Management Agreement for #CurryRPABGS9.5 (9)

Exhibit 6.154 – Consignment Agreement for # JordanSignedProfessionalBat (14) ††

Exhibit 6.155 – Asset Management Agreement for #JordanSignedProfessionalBat (9)

Exhibit 6.156 – Consignment Agreement for # DiMaggio1933Bat (14) ††

Exhibit 6.157 – Asset Management Agreement for #DiMaggio1933Bat (9)

Exhibit 6.158 – [INTENTIONALLY OMITTED]

Exhibit 6.159 – [INTENTIONALLY OMITTED]

Exhibit 6.160 – Consignment Agreement for # Andre&HulkWrestlingBasket (14) ††

Exhibit 6.161 – Asset Management Agreement for #Andre&HulkWrestlingBasket (9)

Exhibit 6.162 – [INTENTIONALLY OMITTED]

Exhibit 6.163 – [INTENTIONALLY OMITTED]

Exhibit 6.164 – Consignment Agreement for # MagicBirdLogoMan (14) ††

Exhibit 6.165 – Asset Management Agreement for # MagicBirdLogoMan (9)

Exhibit 6.166 – Consignment Agreement for # MessiRookieBasket (14) ††

Exhibit 6.167 – Asset Management Agreement for # MessiRookieBasket (9)

Exhibit 6.168 – Consignment Agreement for # ChamberlainPhilaJersey59-60 (14) ††

Exhibit 6.169 – Asset Management Agreement for # ChamberlainPhilaJersey59-60 (9)

Exhibit 6.170 – Consignment Agreement for # LeBronMeloWadeTrioRC (14) ††

Exhibit 6.171 – Asset Management Agreement for # LeBronMeloWadeTrioRC (9)

Exhibit 6.172 – Consignment Agreement for # Mantle54BowmanBasket (14)

Exhibit 6.173 – Asset Management Agreement for # Mantle54BowmanBasket (9)

Exhibit 6.174 – Consignment Agreement for # BettsBlueRefractorBasket and #bettsblue refractor (14) ††

Exhibit 6.175 – Asset Management Agreement for # BettsBlueRefractorBasket (9)

Exhibit 6.176 – Consignment Agreement for Ruth33GoudeySGC8 and (14) ††

Exhibit 6.177 – [INTENTIONALLY OMITTED]

Exhibit 6.178 – Asset Management Agreement for # Ruth33GoudeySGC8 (9)

Exhibit 6.179 – [INTENTIONALLY OMITTED]

Exhibit 6.180 – [INTENTIONALLY OMITTED]

Exhibit 6.181 – [INTENTIONALLY OMITTED]

Exhibit 6.182 – [INTENTIONALLY OMITTED]

Exhibit 6.183 – Consignment Agreement for # KobeReebokIversonRetros (14) ††

Exhibit 6.184 – Asset Management Agreement for # KobeReebokIversonRetros (9)

Exhibit 6.185 – Consignment Agreement for # WadeChromeRefractorBGS10, DeversSuperfractor and JoshAllenGoldBGS9.5 (14) ††

Exhibit 6.186 – Asset Management Agreement for # WadeChromeRefractorBGS10 (9)

Exhibit 6.187 – Asset Management Agreement for # DeversSuperfractor (9)

Exhibit 6.188 – Asset Management Agreement for # JoshAllenGoldBGS9.5 (9)

Exhibit 6.189 - Asset Management Agreement for #Mantle52ToppsPSA7 (9)

Exhibit 6.190 - Asset Management Agreement for #MayweatherRCPSA10 (9)

Exhibit 6.191 - Asset Management Agreement for #LeBronMeloDualLogoman (9)

Exhibit 6.192 - Asset Management Agreement for #TysonRCBGS9Basket (9)

Exhibit 6.193 - Asset Management Agreement for #Elway1984RookieCardPSA10Basket (9)

Exhibit 6.194 - Asset Management Agreement for #Marino1984RookieCardBGS10Basket (9)

Exhibit 6.195 - Asset Management Agreement for #Mays1951Bowman7 (9)

Exhibit 6.196 - Asset Management Agreement for #OzzieSmithRCBGS9.5 (9)

Exhibit 6.197 - Asset Management Agreement for #PaulMolitor1978ToppsPSA10 (9)

Exhibit 6.198 - Asset Management Agreement for #Mantle1968PSA9Basket (9)

Exhibit 6.199 - Asset Management Agreement for #GaryCarter1975PSA10Basket (9)

Exhibit 6.200 - Asset Management Agreement for #Mantle1966ToppsPSA9Basket (9)

Exhibit 6.201 - Asset Management Agreement for #Mantle1957ToppsPSA8.5 (9)

Exhibit 6.202 - Asset Management Agreement for #Maris58ToppsPSA9 (9)

Exhibit 6.203 - [INTENTIONALLY OMITTED]

Exhibit 6.204 - Asset Management Agreement for #MessiMegacracks#71PSA9 (9)

Exhibit 6.205 - Asset Management Agreement for #JackieRobinson53Topps8 (9)

Exhibit 6.206 - Asset Management Agreement for #Mays1956GrayPSA9 (9)

Exhibit 6.207 - Asset Management Agreement for #Mantle1965Topps9 (9)

Exhibit 6.208 - Asset Management Agreement for #Mantle1967Topps9 (9)

Exhibit 6.209 - Asset Management Agreement for #Mantle1964Topps9 (9)

Exhibit 6.210 - Asset Management Agreement for #Mantle1960Topps9 (9)

Exhibit 6.211 - Asset Management Agreement for #Mantle1969Topps9 (9)

Exhibit 6.212 – Consignment Agreement for #JackieRobinson48Leaf7 (14) ††

Exhibit 6.213 – Consignment Agreement for #SeagerOrangeRefractorBasket (14) ††

Exhibit 6.214 – Asset Management Agreement for #SeagerOrangeRefractorBasket (9)

Exhibit 6.215 – Consignment Agreement for #MahomesNT8.5 (14) ††

Exhibit 6.216 – Asset Management Agreement for #MahomesNT8.5 (9)

Exhibit 6.217 – [INTENTIONALLY OMITTED]

Exhibit 6.218 – [INTENTIONALLY OMITTED]

Exhibit 6.219 – Consignment Agreement for #LukaRookieJersey (14) ††

Exhibit 6.220 - Asset Management Agreement for #LukaRookieJersey (9)

Exhibit 6.221 – [INTENTIONALLY OMITTED]

Exhibit 6.222 - [INTENTIONALLY OMITTED]

Exhibit 6.223 – Consignment Agreement for #MahomesImmaculate1of1 (14) ††

Exhibit 6.224 - Asset Management Agreement for #MahomesImmaculate1of1 (9)

Exhibit 6.225 – Consignment Agreement for #JordanLeBronSignoftheTimes (14) ††

Exhibit 6.226 - Asset Management Agreement for #JordanLeBronSignoftheTimes (9)

Exhibit 6.227 – Consignment Agreement for #LeBronMeloDualLogoman (14) ††

Exhibit 6.228 – Consignment Agreement for #BETTSGOLDREFRACTORBASKET (14) ††

Exhibit 6.229 - Consignment Agreement for #TroutGlove (15)

Exhibit 6.230 - Consignment Agreement for # #Mantle1963PSA9, #MessiMegacracksBGS9.5Basket, #Mantle1953Bowman8Basket, #Mantle1953Topps8, #Mantle1960Topps9 (15)

Exhibit 6.231 - Consignment Agreement for #JokicRefractor1of1 (15)

Exhibit 6.232 - Consignment Agreement for #KillebrewJersey (15)

Exhibit 6.233 - Consignment Agreement for #Gretzky1979Topps9 (19) ††

Exhibit 6.234 - [INTENTIONALLY OMITTED]

Exhibit 6.235 - Consignment Agreement for #LukaWhiteSparkle (15)

Exhibit 6.236 - Consignment Agreement for #JordanLeBronMagicTripleSigs, (15)

Exhibit 6.237 - Consignment Agreement for #LouGehrigRCPhoto (15)

Exhibit 6.238 - Consignment Agreement for #DonovanMitchellNT9.5 (15)

Exhibit 6.239 - Consignment Agreement for #ShoelessJoeJackson1915PSA8,. (20) ††

Exhibit 6.240 - Consignment Agreement for #AliRookieCardBVG8 (15)

Exhibit 6.241 - [INTENTIONALLY OMITTED]

Exhibit 6.242 - Consignment Agreement for #KoufaxPSA8 (Incorporated by reference to the Company’s Current Report on Form U-1 dated and filed with the Commission on January 31, 2022)

Exhibit 6.243 - [INTENTIONALLY OMITTED]

Exhibit 6.244 - Consignment Agreement for #ShaqRCPSA10Basket (19)

Exhibit 6.245 - Consignment Agreement for #TroutBowmanBasket (15)

Exhibit 6.246 - Consignment Agreement for #SatchelPaige48LeafSGC30, #1909E95SGCSet, #NegroLeagueLegendaryCutsBasket (15)

Exhibit 6.247 - Consignment Agreement for #AcunaBowman10Basket (15)

Exhibit 6.248 - [INTENTIONALLY OMITTED]

Exhibit 6.249 - Consignment Agreement for #03ExquisiteBox (15)

Exhibit 6.250 - [INTENTIONALLY OMITTED]

Exhibit 6.251 - Consignment Agreement for #NTBBallWaxBundle (15)

Exhibit 6.252 - Consignment Agreement for #BradyChampionshipTicket, , #LBJExquisite, #03ToppsChromeWax, #BradyBowman10, (15)

Exhibit 6.253 - [INTENTIONALLY OMITTED]

Exhibit 6.254 - Consignment Agreement for #TroutFinestSuperfractor (15)

Exhibit 6.255 - Consignment Agreement for #BillRussellExquisiteBGS9 (15)

Exhibit 6.256 - Consignment Agreement for #LBJKobeToppsBasket (21) ††

Exhibit 6.257 - Consignment Agreement for #TraeYoungFlawlessGreenBGS9 (15)

Exhibit 6.258 - Consignment Agreement for #Brady2000SPXSpectrumBGS9.5 (15)

Exhibit 6.259 - Consignment Agreement for #MPJChampionshipTicket (15)

Exhibit 6.260 - Consignment Agreement for #ErlingHaalandPSA10Basket and #TrevorLawrenceLeafBasket (19) ††

Exhibit 6.261 – Asset Management Agreement for Series 2.156 through 2.213 added by Amendment No. 10 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.155 (15)

Exhibit 6.262 - Consignment Agreement for #JordanFleer86SGC10 (17) ††

Exhibit 6.263 - [INTENTIONALLY OMITTED]

Exhibit 6.264 - Consignment Agreement for #DuncanParkerGinobiliTripleLogoman, #YaoDuncanDirkTripleLogoman(21) ††

Exhibit 6.265 - [INTENTIONALLY OMITTED]

Exhibit 6.266 - Consignment Agreement for #JordanLeBronSPXDualForces, , #LeBronMcGradyLogoman, #KobeLeBronJordanMagicQuadAuto, #CristianoRonaldoRC1of1 (17) ††

Exhibit 6.267 - Consignment Agreement for #Serena03NetProPSA10Basket (17)

Exhibit 6.268 - Consignment Agreement for #JustinHerbertHiddenTreasureRPA (17) ††

Exhibit 6.269 - Consignment Agreement for #AmareGarnettMcGradyTripleLogoman (17) ††

Exhibit 6.270 - Consignment Agreement for #LeBronBlackDiamond (17) ††

Exhibit 6.271 - Consignment Agreement for #MahomesBronzeBasket (17) ††

Exhibit 6.272 - Consignment Agreement for #CurryChromeRefractorPSA10 (17) ††

Exhibit 6.273 - [INTENTIONALLY OMITTED]

Exhibit 6.274 - [INTENTIONALLY OMITTED]

Exhibit 6.275 - [INTENTIONALLY OMITTED]

Exhibit 6.276 - Consignment Agreement for #Mikan48BowmanPSA7 (17) ††

Exhibit 6.277 - Consignment Agreement for #ZionPrizmsBlueBGS10, #MichaelPorterJrBasket (17) ††

Exhibit 6.278 - Consignment Agreement for #KawhiFlawlessRainbow (17) ††

Exhibit 6.279 - Consignment Agreement for #TheRockBumbleBeePSA10 (17) ††

Exhibit 6.280 - Consignment Agreement for #JimmieFoxx1938Bat, , #Clemente65-68Bat, #SadaharuOhBat (17) ††

Exhibit 6.281 - Consignment Agreement for #BabeRuthBowsOutPhoto (17) ††

Exhibit 6.282 - [INTENTIONALLY OMITTED]

Exhibit 6.283 - Consignment Agreement for #GiannisGoldPrizmPSA9 (17) ††

Exhibit 6.284 - Consignment Agreement for #JordanMagicLeBronTripleAutoJersey (17) ††

Exhibit 6.285 - Consignment Agreement for #UnitasPSA8 (19) ††

Exhibit 6.286 - Consignment Agreement for #MahomesNT1of1 (17) ††

Exhibit 6.287 - Asset Management Agreement for Series 2.215 through 2.252 added by Amendment No. 11 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.214 (16)

Exhibit 6.288 - [INTENTIONALLY OMITTED]

Exhibit 6.289 - Consignment Agreement for #LeBronEXEssentialCredentialsBGS9.5 (18) ††

Exhibit 6.290 – [INTENTIONALLY OMITTED]

Exhibit 6.291 - Consignment Agreement for #GarnettStoudemireDualLogoman (18) ††

Exhibit 6.292 - Consignment Agreement for #JordanMagicDualJerseyAutosBGS9 (18) ††

Exhibit 6.293 - Participation Interest Purchase Agreement for #Ruth1914BaltimoreNewsSGC3 (18) ††

Exhibit 6.294 - Consignment Agreement for #48LeafRuthSGC8, , #OrangeDominguez, (18) ††

Exhibit 6.295 - Consignment Agreement for #JordanExquisite8.5Flashback (21) ††

Exhibit 6.296 - [INTENTIONALLY OMITTED]

Exhibit 6.297 - [INTENTIONALLY OMITTED]

Exhibit 6.298 - Consignment Agreement for #LeBronExquisiteBasket (18) ††

Exhibit 6.299 - Consignment Agreement for #KareemPointsRecordBall (18) ††

Exhibit 6.300 - Consignment Agreement for #JackieRobinson1952ToppsPSA8.5 (18) ††

Exhibit 6.301 - [INTENTIONALLY OMITTED]

Exhibit 6.302 - [INTENTIONALLY OMITTED]

Exhibit 6.303 - Consignment Agreement for #AlexRodriguez09WSUniform (20)††

Exhibit 6.304 - [INTENTIONALLY OMITTED]

Exhibit 6.305 - Consignment Agreement for #JordanLastDanceSneakers, #ScottiePippenLastDanceSneakers, #PeytonManningMVPHelmet, #ChicagoBullsDynastyHardwood, #PaulPierce05ASGSneakers, #PaulPierce09ASGJersey, #LinsanityKnicksJersey, #YaoMingFinalGameSneakers, #HakeemOlajuwon96-97RoadJersey, #CharlesBarkleySunsJersey, #TraeYoungFirstCareerStartJersey, #MichaelJordanFinalGameShorts, #JordanFinalGameWarmUpShirt, #KevinDurantHSJersey, #ImKevinDurantWarriorsJersey, #LonzoBallUCLAJersey, #EmbiidFirst50PointGameJersey, #PaulPierce2010ASGJersey, #PaulPierce2012ASGJersey, #ChrisBoshGameWornRaptorsSneakers, #TimDuncanSpursJersey, #LeBronJames2010WarmUpShirt, #DirkNowitzkiJersey, #GarnettStPatricksDayCelticsJersey, #DaveBingSigned50GreatestNBAPlayersLithograph, #KobeFinalSeasonSneakers, #KyrieIrvingNetsDebutSneakers, #KobeBryantFinalASGBall, #KobeBryant2001WarmUpJacket, #KobeBryantRookieSneakers, #KobeBryantRoyalBlueJordanSneakers, #KarlMalone1992JazzJersey, #LaMeloBallYoungestTripleDoubleNBAHistoryJersey, #LeBron07-08CavsJersey, #IversonMVPJersey, #LeBron2019LakersChampionshipYearSneakers, #KobeBryantFirstWhite#24Jersey, #Giannis48PointGameSneakers (18) ††

Exhibit 6.306 - Consignment Agreement for #TimDuncanPMGGreen (18) ††

Exhibit 6.307 - Consignment Agreement for #MbappeOrangeChrome9.5 (21) ††

Exhibit 6.308 - [INTENTIONALLY OMITTED]

Exhibit 6.309 - Consignment Agreement for #LeBronMeloBosh2008TripleLogoMan (18) ††

Exhibit 6.310 - Consignment Agreement for #EddiePlankT206PSA4 (18) ††

Exhibit 6.311 - Consignment Agreement for #JackieLeaf3.5 (19) ††

Exhibit 6.312 - Consignment Agreement for #JackieRobinson53Topps8, #Maris58ToppsPSA9, #Marino1984RookieCardBGS10Basket, #Mantle1966ToppsPSA9Basket, #PaulMolitor1978ToppsPSA10, #Jordan86FleerBGS9.5Basket, #Mays1957LadderBasket (18) ††

Exhibit 6.313 - Asset Management Agreement for Series 2.254 through 2.328 added by Amendment No. 12 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.253 (16, 18)

Exhibit 6.314 - Consignment Agreement for #OscarRobertsonCincinnatiRoyalsJersey (19)

Exhibit 6.315 - Consignment Agreement for #GiannisMVPSeasonPlayoffJersey, #KevinGarnettFinalCareerJersey, #KobeBryant50PointStreak, #KobeBryant81PointGameShirt, #KobeBryantFinalMSGGame, #LarryBird3PointContestShirt, #LeBronLakersCavsEmployeeGame, #MikeTrout2017Jersey, #ReggieMiller1stASGJersey, #ShaqRookieWarmUpJacket, #YaoMingJersey (19) ††

Exhibit 6.316 - Consignment Agreement for #JeterYankeePinstripesJersey2006 (19) ††

Exhibit 6.317 - Consignment Agreement for #1952MantleBerkRossPSA8, #1952MaysBerkRossPSA9, #1954BowmanMaysPSA9, #Banks68&69ToppsPSA10Basket, #Mays1969ToppsPSA10, #NolanRyan1968MiltonBradleyPSA9 (19) ††

Exhibit 6.318 - Consignment Agreement for #MayweatherRCPSA10 (19) ††

Exhibit 6.319 - Consignment Agreement for #AnthonyDavisLakersKobeBryantPatchJersey, #DevinBookerBeLegendarySneakers, #DonovanMitchellSneakers16Games2018-19, #GiannisFirstMVPSeasonShoes, #JamesHardenNipseyHustleSneakers, #Jordan98PlayoffBullsSignedJersey, #KobeBlackHistoryMonthFinalSeasonShoes, #KobeFinalGameVsTorontoSneakers, #KobeFinalSeasonSneakersVsDenver, #LeBron2017ECFCavsJersey, #LeBronMiamiECF2013Jersey, #LukaDoncic2021PlayoffsSneakers, #TraeYoungSneakers43ptGame, #TraeYoungSummerLeagueJersey (19) ††

Exhibit 6.320 - Consignment Agreement for #1959ToppsBaseballSet (19) ††

Exhibit 6.321 - Consignment Agreement for #AlKaline1954ToppsPSA9, #HarmonKillebrew1955ToppsPSA9, #OttoGraham1950BowmanPSA9, #SandyKoufax1956ToppsGrayBackPSA9, #WarrenSpahn1948LeafPSA9 (19) ††

Exhibit 6.322 - Consignment Agreement for #AaronJudgeSuperfractorBGS9.5, #BabeRuth1917CollinsMcCarthySGC2, #CyYoung1910E98RedPSA10, #JackieRobinson1950BowmanPSA9, #LamarJacksonNTMidnightRPAPSA10, #SatchelPaige1949BowmanSGC8, #Trout09BowmanRedRefractorBGS9.5, #VladJr16BowmanRedRefractorBGS9.5 (19) ††

Exhibit 6.323 - Consignment Agreement for #LeBronJamesBlockSeries1TopShot (21) ††

Exhibit 6.324 - Asset Management Agreement for Series 2.330 through 2.380 and Series 2.382 and 2.383 added by Amendment No. 13 and 14 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibits 2.329 and 2.381 (16, 19)

Exhibit 6.325 – [INTENTIONALLY OMITTED]

Exhibit 6.326 – Consignment Agreement for #BobbyOrrBruinsJersey (19) ††

Exhibit 6.327 - Consignment Agreement for #ReggieJackson1969A’sJersey (20) ††

Exhibit 6.328 - Consignment Agreement for #CarltonFiskWavesItFairBall (20) ††

Exhibit 6.329 - Consignment Agreement for #Kraken6Collection (20) ††

Exhibit 6.330 - Consignment Agreement for #Kobe1997AirBallGameUsedShoes (20) ††

Exhibit 6.331 - Consignment Agreement for #WiltChamberlain1961FleerRCPSA9 (20) ††

Exhibit 6.332 - Consignment Agreement for #Griffey89UpperDeckSGCGold (20) ††

Exhibit 6.333 - Consignment Agreement for #LukaDoncicGURookieSneakers (20) ††

Exhibit 6.334 - Consignment Agreement for #Ronaldo2002PaniniFutebolStickersPSA10, #Ronaldo2003PaniniMegaCraquesPSA10 (20) ††

Exhibit 6.335 - Consignment Agreement for #BradyDebutTicket (20) ††

Exhibit 6.336 - Consignment Agreement for #MLBAllStarGameTicketRunCollection (20) ††

Exhibit 6.337 - Asset Management Agreement for Series 2.385 through 2.395 added by Amendment No. 15 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.384 (16)

Exhibit 6.338 - Consignment Agreement for #NadalNetProGlossy (21) ††

Exhibit 6.339 - Consignment Agreement for #TroutGoldSterling9.5, #MahomesTieDyeAuto (21) ††

Exhibit 6.340 - Consignment Agreement for #MantleDebutStub (21) ††

Exhibit 6.341 - Consignment Agreement for #HamiltonChromeOrangeSapphire (21) ††

Exhibit 6.342 - Consignment Agreement for #TigerWoodsDebutTicket (21) ††

Exhibit 6.343 - Consignment Agreement for #Tiger1stEventStub (21) ††

Exhibit 6.344 - Consignment Agreement for #CrosbyWinterClassicSkates (21) ††

Exhibit 6.345 - Consignment Agreement for #RipkenRookieJersey&CardBasket (21) ††

Exhibit 6.346 - Consignment Agreement for #SotoOrangeBGS9.5, #TatisGoldBGS9.5, #BellingerOrangeBGS9.5, #PhilMickelsonSPAuthPSA10Basket (21) ††

Exhibit 6.347 - Consignment Agreement for #Ovechkin2006CapitalsJersey (21) ††

Exhibit 6.348 - Consignment Agreement for #Brady01TicketBooklet (21) ††

Exhibit 6.349 - Consignment Agreement for #JordanRookieHomeJersey (21) ††

Exhibit 6.350 - Consignment Agreement for #1933GoudeyGehrigSGC8, #1954AaronSGC8.5, #OPCLemiuex9.5, #49BowmanJackieAuto (21) ††

Exhibit 6.351 - Consignment Agreement for #OvechkinTheCupBGSGemMint9.5 (21) ††

Exhibit 6.352 - Consignment Agreement for #MichaelJordanPortfolio, #StephenCurryPortfolio (21) ††

Exhibit 6.353 - Consignment Agreement for #GeorgeVezina1911C55PSA7 (21) ††

Exhibit 6.354 - Consignment Agreement for #MarvelPMGBlueSet, #MarvelPMGRedSet, #MarvelPMGBronzeSet, #MarvelPMGGreenSet (21) ††

Exhibit 6.355 - Consignment Agreement for #LukaGoldSelect (21) ††

Exhibit 6.356 - Consignment Agreement for #CurryGoldToppsPSA10 (21) ††

Exhibit 6.357 - Consignment Agreement for #1986FleerBasketballCompletePSA10 (21) ††

Exhibit 6.358 - Consignment Agreement for #1986FleerBasketballCompletePSA10 (21) ††

Exhibit 6.359 - Consignment Agreement for #LeBronJamesCavs2016Jersey (21) ††

Exhibit 6.360 - Consignment Agreement for #CassiusClaySonyListonUPIType1(21) ††

Exhibit 6.361 - Consignment Agreement for #MahomesFlawlessShield1of1 (21) ††

Exhibit 6.362 - Consignment Agreement for #BoJackson1986RoyalsJersey (21) ††

Exhibit 6.363 - Consignment Agreement for #ZedRunLookingAlive (21) ††

Exhibit 6.364 - Participation Interest Purchase Agreement for #93FinalsPennant, #BeckenbauerCleats, #BeckhamMilanWorn, #Buffon06WC, #CruffCleats, #Iniesta10WC, #06WorldCupBall, #MbappeMessiNeymarBasket, #Ronaldo08UEFA, #LuizRonaldo02WC, #PeleFriendlyWorn, #MaradonaSuspensionJersey (21) ††

Exhibit 6.365 - Consignment Agreement for #Pele1958AmericanaPSA3 (21) ††

Exhibit 6.366 - Consignment Agreement for #93SPBaseballWax, #07ChromeBasketballWax, #1980ToppsBasketballWax, #96SkyboxE-X2000Wax, #LeBronWadeMeloCrystalBGS9.5 (21) ††

Exhibit 6.367 - Consignment Agreement for #Eruzione1980MiracleOnIceGoldJersey (21) ††

Exhibit 6.368 - Consignment Agreement for #GretzkySGC9 (21) ††

Exhibit 6.369 - Consignment Agreement for #MANTLE1969TOPPS9, #MANTLE1967TOPPS9, #OVECHKINSPAUTHBASKET9.5, #AARONDECADEBASKET, #MANTLE1965TOPPS9, #MAGICBIRDDRJ1980PSA9, #HONUSWAGNER1910PSA5 (21) ††

Exhibit 6.370 - Consignment Agreement for #LeBronCredentials (21) ††

Exhibit 6.371 - Consignment Agreement for #RoyCampanella1949BowmanPSA9 (21) ††

Exhibit 6.372 - Consignment Agreement for #LeBronRookieShoes (21) ††

Exhibit 6.373 - Consignment Agreement for #Mantle51BowmanSGC7 (21) ††

Exhibit 6.374 - Asset Management Agreement for Series 2.397 through 2.453 added by Amendment No. 16 to the Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC filed as Exhibit 2.396 (16)

Exhibit 8 – Form of Escrow Agreement (5)

†	Confidential treatment has been requested for a portion of this Exhibit pursuant to Rule 406.
††	Certain confidential information contained in this Exhibit has been redacted pursuant to the Instruction to Item 17 of Form 1-A.
(1)	Incorporated by reference from the Issuer’s Offering Statement on Form 1-A filed with the Commission on March 13, 2020.
(2)	Incorporated by reference from the Issuer’s Amended Offering Statement on Form 1-A/A filed with the Commission on May 8, 2020.
(3)	Incorporated by reference from the Issuer’s Amended Offering Statement on Form 1-A/A filed with the Commission on July 13, 2020.
(4)	Incorporated by reference from the Issuer’s Current Report on Form 1-U filed with the Commission on September 1, 2020.
(5)	Incorporated by reference from the Issuer’s Offering Circular filed with the Commission pursuant to Rule 253(g)(2) on October 26, 2020.
(6)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A POS filed with the Commission on September 16, 2020.
(7)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on September 30, 2020.
(8)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on October 16, 2020.
(9)	Document not filed because substantially identical to Exhibit No. 6.18
(10)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on November 6, 2020.
(11)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on December 11, 2020.
(12)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on December 30, 2020.
(13)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on February 1, 2021.
(14)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on March 15, 2021.
(15)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on April 21, 2021.
(16)	Document not filed because substantially identical to Exhibit No. 6.261.
(17)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on May 12, 2021.
(18)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on July 2, 2021.
(19)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on September 20, 2021.
(20)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on October 26, 2021.

(21)	Incorporated by reference from the Issuer’s Post-effective Amended Offering Statement on Form 1-A filed with the Commission on February 11, 2022.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLLECTABLE SPORTS ASSETS, LLC

By:	CS Asset Manager, LLC, its managing member

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Epstein	Director and President of CS Asset Manager, LLC	May 3, 2022
Name: Jason Epstein	(Principal Executive Officer)

/s/ Ezra Levine	Director and Chief Executive Officer of CS Asset Manager, LLC	May 3, 2022
Name: Ezra Levine	(Principal Executive Officer)

/s/ Jarod Winters	Chief Financial Officer of CS Asset Manager, LLC	May 3, 2022
Name: Jarod Winters	(Principal Financial Officer)

CS ASSET MANAGER, LLC		Managing Member	May 3, 2022

By:	/s/ Ezra Levine
Name:	Ezra Levine
Title:	CEO